Execution Copy AGREEMENT AND PLAN OF MERGER BY AND AMONG EDGE AUTONOMY ULTIMATE HOLDINGS, LP (A DELAWARE LIMITED PARTNERSHIP), EDGE AUTONOMY INTERMEDIATE HOLDINGS, LLC (A DELAWARE LIMITED LIABILITY COMPANY), ECHELON MERGER SUB, INC. (A DELAWARE CORPORATION), ECHELON PURCHASER, LLC (A DELAWARE LIMITED LIABILITY COMPANY) AND REDWIRE CORPORATION (A DELAWARE CORPORATION), JANUARY 20, 2025 TABLE OF CONTENTS Page - i - ARTICLE I DEFINITIONS ......................................................................................................................... 2 1.01 Definitions ............................................................................................................. 2 1.02 Other Definitional Provisions .............................................................................. 24 ARTICLE II THE MERGERS ................................................................................................................... 25 2.01 Mergers ................................................................................................................ 25 2.02 Closing ................................................................................................................. 27 2.03 Closing Transactions............................................................................................ 27 2.04 Closing Purchase Price Adjustment ..................................................................... 28 2.05 Certain Payments ................................................................................................. 32 2.06 Withholding ......................................................................................................... 32 ARTICLE III CONDITIONS TO CLOSING ............................................................................................. 32 3.01 Conditions to Parent’s, Purchaser’s and Merger Sub’s Obligation ..................... 32 3.02 Conditions to the Company’s and Seller’s Obligations ....................................... 34 3.03 Conditions to All Parties’ Obligations ................................................................. 35 3.04 Frustration of Closing Conditions ........................................................................ 35 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER .............................................. 35 4.01 Organization and Power ....................................................................................... 35 4.02 Authorization ....................................................................................................... 35 4.03 Title to Company Units ........................................................................................ 36 4.04 No Violation ........................................................................................................ 36 4.05 Governmental Bodies; Consents .......................................................................... 36 4.06 Actions ................................................................................................................. 36 4.07 Brokerage ............................................................................................................. 36 4.08 Investment Representations ................................................................................. 36 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................. 38 5.01 Organization and Power ....................................................................................... 38 5.02 Subsidiaries .......................................................................................................... 38 5.03 Authorization; No Breach .................................................................................... 39 5.04 Governmental Consents ....................................................................................... 39 5.05 Units ..................................................................................................................... 39 5.06 Financial Statements ............................................................................................ 40 5.07 Accounts Receivable ............................................................................................ 41 5.08 Absence of Undisclosed Liabilities ..................................................................... 41 5.09 No Material Adverse Change; Absence of Certain Developments ...................... 42 5.10 Title to Properties................................................................................................. 42 5.11 Tax Matters .......................................................................................................... 43 5.12 Material Contracts................................................................................................ 46 5.13 Intellectual Property ............................................................................................. 49 5.14 Actions ................................................................................................................. 51 5.15 Employee Benefit Plans ....................................................................................... 51 5.16 Employees ............................................................................................................ 53 5.17 Insurance .............................................................................................................. 55 5.18 Environmental Matters ........................................................................................ 56 5.19 Affiliated Transactions ........................................................................................ 56 TABLE OF CONTENTS Page - ii - 5.20 Brokerage ............................................................................................................. 57 5.21 Permits; Compliance with Laws .......................................................................... 57 5.22 International Trade Compliance .......................................................................... 57 5.23 Customers and Suppliers. .................................................................................... 58 5.24 Government Contracts ......................................................................................... 59 5.25 Surety Bonds. ....................................................................................................... 62 5.26 Banking Facilities ................................................................................................ 62 5.27 Warranties ............................................................................................................ 63 5.28 Inventory .............................................................................................................. 63 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB .............................................................................................................................. 64 6.01 Organization and Power ....................................................................................... 64 6.02 Authorization ....................................................................................................... 64 6.03 Parent Shares ....................................................................................................... 64 6.04 No Violation ........................................................................................................ 65 6.05 Governmental Bodies; Consents .......................................................................... 65 6.06 Litigation .............................................................................................................. 65 6.07 Brokerage ............................................................................................................. 65 6.08 Investment Representation ................................................................................... 65 6.09 Solvency .............................................................................................................. 65 6.10 Interest in Competitors ......................................................................................... 66 6.11 Foreign Person ..................................................................................................... 66 6.12 Absence of Undisclosed Liabilities ..................................................................... 66 6.13 Tax Matters .......................................................................................................... 66 6.14 Proxy Statement ................................................................................................... 69 6.15 Issuance of Securities ........................................................................................... 69 6.16 SEC Documents ................................................................................................... 69 ARTICLE VII COVENANTS OF SELLER AND THE COMPANY ....................................................... 70 7.01 Conduct of the Business ...................................................................................... 70 7.02 Access to Properties, Books and Records ............................................................ 74 7.03 Efforts; Regulatory Filings .................................................................................. 75 7.04 Section 280G ....................................................................................................... 75 7.05 Exclusive Dealing ................................................................................................ 76 7.06 Payoff Letters ....................................................................................................... 77 7.07 Company’s Financing Covenants. ....................................................................... 77 7.08 Lock-Up ............................................................................................................... 78 7.09 Financial Statements ............................................................................................ 78 7.10 Access and Investigation; Non-Reliance ............................................................. 79 7.11 Confidentiality ..................................................................................................... 79 7.12 Third Party Consents ........................................................................................... 80 7.13 Employment Agreements .................................................................................... 80 7.14 Company Pre-Closing Payments ......................................................................... 80 ARTICLE VIII COVENANTS OF PARENT ............................................................................................ 81 8.01 Conduct of Parent’s Business .............................................................................. 81 8.02 Access to Books and Records .............................................................................. 81 TABLE OF CONTENTS Page - iii - 8.03 Director, Manager and Officer Liability and Indemnification ............................. 81 8.04 Efforts .................................................................................................................. 82 8.05 Edge Autonomy Riga Insurance Proceeds ........................................................... 82 8.06 Contact with Business Relations .......................................................................... 83 8.07 Continuing Confidentiality .................................................................................. 83 8.08 Access and Investigation; Non-Reliance ............................................................. 83 8.09 R&W Insurance Policies ...................................................................................... 84 8.10 Parent’s Financing Covenants. ............................................................................ 84 8.11 Preparation of Proxy Statement ........................................................................... 85 8.12 Stockholder Meeting; Fiduciary Exception to Recommendation. ....................... 86 8.13 368(a) Reorganization .......................................................................................... 87 8.14 Tenant Improvement Project Reimbursements .................................................... 88 ARTICLE IX TERMINATION .................................................................................................................. 88 9.01 Termination .......................................................................................................... 88 9.02 Effect of Termination ........................................................................................... 90 ARTICLE X ADDITIONAL AGREEMENTS AND COVENANTS ....................................................... 91 10.01 No Other Representations or Warranties ............................................................. 91 10.02 Further Assurances .............................................................................................. 92 10.03 Employees and Employee Benefits ..................................................................... 92 10.04 Antitrust and Governmental Notifications ........................................................... 94 10.05 Back Leverage Cooperation ................................................................................. 96 ARTICLE XI NO SURVIVAL OR CLAIMS FOR REPRESENTATIONS, WARRANTIES, OR PRE-CLOSING COVENANTS .................................................................................................... 96 11.01 Survival ................................................................................................................ 96 11.02 Exclusive Remedy ............................................................................................... 96 11.03 Indemnification By Seller. ................................................................................... 98 ARTICLE XII TAX MATTERS .............................................................................................................. 102 12.01 Allocation of Certain Taxes ............................................................................... 102 12.02 Pre-Closing Tax Returns .................................................................................... 102 12.03 Cooperation on Tax Matters .............................................................................. 102 12.04 Amended Tax Returns; Tax Elections ............................................................... 103 12.05 Transfer Taxes ................................................................................................... 103 12.06 Section 336(e) and Section 338 of the Code ...................................................... 103 12.07 Consolidated Group Matters .............................................................................. 103 12.08 Tax Refunds ....................................................................................................... 104 12.09 Tax Treatment of Merger ................................................................................... 104 12.10 Tax Sharing Agreements ................................................................................... 104 ARTICLE XIII MISCELLANEOUS........................................................................................................ 105 13.01 Press Releases and Communications ................................................................. 105 13.02 Expenses ............................................................................................................ 105 13.03 Notices ............................................................................................................... 106 13.04 Assignment ........................................................................................................ 107 13.05 Severability ........................................................................................................ 107 13.06 Construction ....................................................................................................... 107

TABLE OF CONTENTS

Page

13.07	Amendment and Waiver	108
13.08	Complete Agreement	108
13.09	Third Party Beneficiaries	108
13.10	Counterparts	108
13.11	GOVERNING LAW; CHOICE OF LAW	109
13.12	Arbitration	110
13.13	Prevailing Party	111
13.14	Legal Representation	112
13.15	Non-Recourse Parties	112
13.16	Disclosures to Parent	113
13.17	Conflict Between Transaction Documents	113
13.18	Specific Performance	113
13.19	Relationship of the Parties	114
13.20	Debt Financing Sources	114

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SCHEDULES

Schedule 1.01(a)	Accounting Principles
Schedule 1.01(b)	Permitted Liens
Schedule 2.03(d)	Repaid Indebtedness
Schedule 2.03(f)	Transaction Expenses
Schedule 2.03(g)	Bonus Payments
Schedule 5.01(b)(i)	Trading or Doing Business Names
Schedule 5.01(b)(ii)	Predecessors
Schedule 5.02	Subsidiaries
Schedule 5.03(b)	Authorization; No Breach
Schedule 5.04	Governmental Consents
Schedule 5.06	Financial Statements
Schedule 5.06(c)	Exceptions Regarding Books and Records
Schedule 5.07	Accounts Receivable
Schedule 5.08	Absence of Undisclosed Liabilities

Schedule 5.09(b)	Absence of Certain Developments
Schedule 5.10(a)	Title to Properties
Schedule 5.10(c)	Leased Real Property
Schedule 5.11	Tax Matters
Schedule 5.11(j)	Tax Classifications of Subsidiaries
Schedule 5.12(a)	Material Contracts
Schedule 5.12(b)	Defaults Under Material Contracts
Schedule 5.12(c)	Work-In-Process
Schedule 5.13(a)	Company Intellectual Property
Schedule 5.13(g)	Security Incidents

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Schedule 5.13(k)	Company Intellectual Property Funded by Governmental Bodies, *Etc*.
Schedule 5.14	Actions
Schedule 5.15(a)	Employee Benefit Plans
Schedule 5.15(l)	Severance, Vesting, Excess Parachute Payments, *Etc.*
Schedule 5.16(a)	Employee Census
Schedule 5.16(b)	Notices Received from Employees Intending to Terminate Employment
Schedule 5.16(i)	Collective Bargaining Agreements; Organized Labor
Schedule 5.17	Insurance
Schedule 5.18	Environmental Matters
Schedule 5.19	Affiliated Transactions
Schedule 5.20	Brokerage
Schedule 5.21(a)	Permits
Schedule 5.21(b)	Compliance with Laws
Schedule 5.21(c)	Aircraft and Pilot Licenses

Schedule 5.22(c)	International Trade Compliance
Schedule 5.22(e)	Trade Compliance Voluntary Disclosures
Schedule 5.23(a)	Material Customers and Material Suppliers
Schedule 5.23(b)	Changes in Relationships with Material Customers and Material Suppliers
Schedule 5.24(m)	Governmental Contracting Preferential Status
Schedule 5.24(r)	Governmental Contracting Intellectual Property
Schedule 5.24(s)	Security Clearances
Schedule 5.25	Surety Bonds
Schedule 5.26	Banking Facilities
Schedule 5.27(a)	Warranties; Indemnities
Schedule 5.27(c)	Product Liability Claims

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Schedule 6.12	Absence of Undisclosed Liabilities
Schedule 6.13	Tax Matters
Schedule 7.01(b)	Conduct of the Business
Schedule 7.06	Payoff Letters
Schedule 7.12	Third Party Consents
Schedule 7.13	Employment Agreements
Schedule 8.13	368(a) Reorganization
Schedule 11.03	Disclosed Liabilities
Schedule 12.08	Tax Refunds

EXHIBITS

Exhibit A	-	Form of Escrow Agreement
Exhibit B	-	R&W Insurance Policies
Exhibit C	-	Form of Consulting Termination Agreement
Exhibit D	-	Rules of Engagement for Firm
Exhibit E	-	Form of Company Closing Certificate
Exhibit F	-	Form of Seller Closing Certificate
Exhibit G	-	Form of Parent Closing Certificate
Exhibit H	-	Reference Balance Sheet
Exhibit I	-	Form of Amended and Restated Investor Rights Agreement
Exhibit J	-	Form of Restrictive Covenant Agreement

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- 1 - AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 20, 2025, is made by and among (i) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) (“Seller”), (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (the “Company”), (iii) Redwire Corporation, a Delaware corporation (“Parent”), (iv) Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”) and (v) Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Purchaser”, together with Seller, the Company, Parent and Merger Sub, the “Parties”, and each, a “Party”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I. WHEREAS, Seller owns all of the issued and outstanding units of the Company (the “Company Units”) and is the sole member of the Company; WHEREAS, Parent, Merger Sub and the Company desire to effect a merger of Merger Sub with and into the Company in accordance with the terms and conditions of this Agreement, the DLLCA and the DGCL (the “First Merger”), whereupon Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent (the “Initial Surviving Company”); WHEREAS, immediately following the First Merger and the Indebtedness Repayment, Parent, Purchaser and the Initial Surviving Company desire to effect a merger of the Initial Surviving Company with and into Purchaser in accordance with the terms and conditions of this Agreement and the DLLCA (the “Second Merger”), whereupon the Initial Surviving Company will cease to exist and Purchaser will continue as a wholly-owned subsidiary of Parent; WHEREAS, a special transaction committee (the “Special Committee”) of the board of directors of Parent (the “Board of Directors”) has approved this Agreement and the transactions contemplated hereby, and recommended that the Board of Directors approve this Agreement and the transactions contemplated hereby; WHEREAS, the respective boards of directors and managers, as applicable, of Parent, Purchaser, Merger Sub and the Company have, on the terms and subject to the conditions set forth in this Agreement, each (i) determined, as applicable, that each of the First Merger and the Second Merger are advisable, and in the best interests of, their respective companies and their stockholders or members, as applicable, and (ii) adopted and approved this Agreement, the First Merger, the Second Merger and the consummation of the other transactions contemplated hereby and recommended the approval and ratification thereof to their respective stockholders and members, as applicable; WHEREAS, Seller, by its execution hereof, is authorizing, approving, consenting to and ratifying the First Merger for all purposes under the DGCL, the DLLCA and the Governing Documents of the Company and adopting, authorizing, approving, consenting to and ratifying this Agreement; and WHEREAS, for U.S. federal income tax purposes, (a) it is intended that the First Merger and the Second Merger, taken together, constitute an integrated plan and will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (b) this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). - 2 - NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS 1.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below: “A&R Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement by and among (i) Parent; (ii) AE Red Holdings, LLC, a Delaware limited liability company (f/k/a Redwire, LLC), (iii) Genesis Park Holdings, a Cayman Islands limited liability company, (iv) Seller, (v) Jefferies, LLC, a Delaware limited liability company, and (vi) each other Person who executes a joinder as an “Other Holder” thereunder, to be effective as of the Closing (substantially in the form attached hereto as Exhibit I). “Accounting Principles” means the methods, policies, practices, procedures and classifications set forth on Schedule 1.01(a). “Accounts Receivable” means the aggregate amount of accounts, commissions and debts payable to the Company determined in accordance with GAAP. “Action” means any claim, action, cause of action or suit (whether in contract, tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Body. “Adjusted Closing Per Share Price” means, if an Equity Financing is consummated prior to the First Effective Time, an amount equal to the Equity Financing Per Share Proceeds. “AE Consultant” means, collectively, AE Industrial Operating Partners, LLC, a Delaware limited liability company, and AE Industrial Partners, LP, a Delaware limited partnership. “AE Consulting Agreement” means that certain Consulting Agreement, dated as of January 27, 2021, by and between AE Consultant and Edge Autonomy Bend, as may be amended from time to time. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contractual Obligation or otherwise. “Agreement” is defined in the Preamble. “Aircraft” means an airframe and its associated elements (including communications links and the components that control the Aircraft) that are required for the safe operation of the Aircraft. “Alternative Transaction” means any transaction relating to any direct or indirect acquisition of a material portion of the equity interests in Seller or the Company or all or substantially all of the assets of Seller or the Company, whether by merger, consolidation, asset sale, stock or unit purchase, - 3 - joint venture, tender offer or other business combination (other than, in each case, the transactions contemplated by this Agreement). “Ancillary Agreement” means the Escrow Agreement, Consulting Termination Agreement, Amended and Restated Investor Rights Agreement, Restrictive Covenant Agreement and the certificates delivered pursuant to Section 3.01(d), Section 3.01(e), and Section 3.02(e). “Ann Arbor Landlord” is defined in Section 8.14. “Anti-Corruption Laws” is defined in Section 5.22(a). “Assets” is defined in Section 5.10(a). “Assumption Conditions” is defined in Section 11.03(e)(ii). “Audited Financial Statements” is defined in Section 5.06(a). “Auditor” is defined in Section 7.09. “Authorized Representative” is defined in Section 7.02. “Aviation Authority” means the Federal Aviation Administration or any Governmental Body which under the Laws of the State of Registration from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in the State of Registration. “Back Leverage” means the (i) incurrence of indebtedness (including by way of margin loan) by Seller (or an Affiliate thereof) to (a) finance a return of capital with respect to its investment in the Parent Shares, or (b) refinance or replace indebtedness described in this clause (i), and (ii) granting of Liens by Seller to secure payment of such indebtedness, including on the Parent Shares held by Seller. “Board of Directors” is defined in the Recitals. “Bonus Payments” means the aggregate amount of all “success fee”, severance, termination benefits, transaction, change in control, retention or similar bonuses or compensation payable to employees, officers, directors, independent contractors or consultants of the Company or any of its Subsidiaries triggered or otherwise due and payable prior to the Closing or arising solely from or otherwise triggered by the Closing (including any Incremental Employer Payroll Taxes arising as a result of such payments, but excluding any consideration payable to any employee due to actions or decisions made by Parent, Purchaser or Merger Sub at or after the Closing). “Business” means the business conducted by the Company Group. “Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York, New York are authorized or obligated by Law or executive order to close. “Cash” means, as of a given time, without duplication, an amount equal to the aggregate amount of all cash and cash equivalents of the Company or any of its Subsidiaries, net of all drafts, wires, payments or checks written or issued by the Company or any of Subsidiaries, but not cleared, but only to the extent such amounts are not also included as liabilities in Working Capital, in each case calculated in accordance with the Accounting Principles, and increased for the amount of all Parent Fees and Expenses - 4 - to the extent paid by the Company or any of its Subsidiaries prior to the Measurement Time; provided that Cash, including the components thereof, may be a negative number, and shall (a) exclude (i) credit card receivables, (ii) Restricted Cash and (iii) the Latvian Repatriation Amount, and (b) include all deposits in transit, demand deposits, money market accounts and short-term investments, but only to the extent such deposits, accounts and investments are not also included as assets in Working Capital. “Change in Recommendation” is defined in Section 8.12(b). “Clearance Date” is defined in Section 8.11. “Closing” is defined in Section 2.02. “Closing Balance Sheet” is defined in Section 2.04(b). “Closing Date” is defined in Section 2.02. “Closing Date Cash Payment Amount” means the aggregate amount of cash required to be paid or delivered by or on behalf of Parent pursuant to Section 2.03(d), Section 2.03(e), Section 2.03(f) and Section 2.03(g). “Closing Date Cash Proceeds” means the sum of: (i) (x) the first one hundred fifty million dollars ($150,000,000) of Equity Financing Net Proceeds, less (y) the Closing Date Cash Shortfall Amount; plus (ii) zero dollars ($0) of the next twenty five million dollars ($25,000,000) of Equity Financing Net Proceeds, if any; plus (iii) fifty percent (50%) of any additional Equity Financing Net Proceeds; provided, that the Closing Date Cash Proceeds may not be an amount that is less than the difference between (A) one hundred fifty million dollars ($150,000,000), less (B) the Closing Date Cash Shortfall Amount. “Closing Date Cash Shortfall Amount” means the difference between (A) the Closing Date Cash Payment Amount, less (B) the Cash of the Company Group (excluding for this purpose any Parent Fees and Expenses included in the definition of Cash); provided that if such difference is a negative number, then the Closing Date Cash Shortfall Amount shall be zero (0). “Closing Equity Amount” means an amount equal to: (a) the Closing Purchase Price, minus (b) the amount of the Closing Date Cash Proceeds, minus (c) the aggregate amount of all cash deposited into the Purchase Price Adjustment Escrow Account in connection with the Closing. “Closing Equity Consideration” means a number of Parent Shares equal to (a) the Closing Equity Amount divided by (b) the Closing Per Share Price. The Closing Equity Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares), reorganization, recapitalization or other like change with respect to Parent Shares occurring (or for which a record date is established) after the date hereof and prior to the Second Effective Time. “Closing Per Share Price” means the volume weighted average per share price for Parent Shares on the New York Stock Exchange during the thirty (30) trading days ending on the trading day immediately preceding the date of this Agreement; provided, however, that if the Equity Financing is

- 5 - consummated prior to the First Effective Time, then Closing Per Share Price shall mean the Adjusted Closing Per Share Price. “Closing Purchase Price” means the Enterprise Value, minus, after giving effect to the Company Pre-Closing Payments (in each case, as applicable): (a) the amount of Indebtedness outstanding as of immediately prior to the Closing, plus (b) the amount of Cash as of the Measurement Time, minus (c) the absolute value of the amount (if any) by which Closing Working Capital is less than Target Working Capital, plus (d) the absolute value of the amount (if any) by which Closing Working Capital is greater than Target Working Capital, minus (e) all Transaction Expenses. For the avoidance of doubt, no items included in the definitions of Cash, Indebtedness, Transaction Expenses or Working Capital shall be double counted for purposes of calculating the Closing Purchase Price hereunder. “Closing Statement” is defined in Section 2.04(b). “Closing Working Capital” means Working Capital as of the Measurement Time. “Code” means the Internal Revenue Code of 1986, as amended. “Common Stock” is defined in Section 6.03(a). “Company” is defined in the Preamble. “Company Counsel” is defined in Section 13.14. “Company Documents” is defined in Section 5.03(a). “Company Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Organization and Power), Section 4.02 (Authorization), Section 4.03 (Title to Company Units), Section 4.07 (Brokerage), the first, third and fourth sentences of Section 5.01(a) (Organization and Power; Predecessors), the first two, fourth, and fifth sentences of Section 5.02 (Subsidiaries), Section 5.03(a) (Authorization; No Breach), Section 5.04 (Governmental Consents), Section 5.05 (Units) and Section 5.20 (Brokerage). “Company Group” means the Company and its Subsidiaries. “Company Intellectual Property” is defined in Section 5.13(a). “Company Pre-Closing Payments” is defined in Section 7.14. “Company Units” is defined in the Recitals. “Competitive Transaction” is defined in Section 6.05. “Confidential Information” means any information with respect to the Company Group regarding their clients, customers, suppliers, vendors, distributors, resellers, licensees, licensors, methods of operation, products, prices, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel or other specialized information or proprietary matters. “Confidential Information” does not include information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public after the date hereof other than as a result of a disclosure that is prohibited hereunder or under the Confidentiality Agreement or (iii) was or is - 6 - independently developed by Seller or its Affiliates after the date hereof without reference to or use of the Confidential Information. “Confidentiality Agreement” means that certain letter agreement, dated as of September 30, 2024, by and between Parent and the Company. “Consulting Termination Agreement” means the Consulting Termination Agreement in the form of Exhibit C. “Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement, performance bond, warranty obligation or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Indebtedness), to which or by which such Person is a party or otherwise subject or bound, or to which or by which any property, business, operation or right of such Person is subject or bound. “Controlled Group” means any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company Group (b) that together with the Company Group is treated as a single employer under Section 414(t) of the Code. “COVID-19” means SARS-CoV-2 or any disease or infections resulting therefrom, including COVID-19 and any mutations, evolutions, or variants thereof or related or associated epidemics, pandemics or disease outbreaks. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Laws, directives, guidelines or recommendations by any Governmental Body in connection with or in response to COVID- 19, including (a) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) enacted March 27, 2020, as amended, supplemented or otherwise modified and including any successor or similar legislation, regulation, rule, interim final rule, FAQ or other guidance related thereto, including any programs or facilities established by the Board of Governors of the Federal Reserve System to which the U.S. Treasury Department has provided financing as contemplated by Title IV of such Coronavirus Aid, Relief and Economic Security Act, (b) the Families First Coronavirus Response Act (Pub. L. 116-127) and any administrative or other guidance published with respect thereto by any Governmental Body and (c) the American Rescue Plan Act of 2021. “D&O Tail Policies” is defined in Section 8.03(a). “Data Protection Laws” means applicable Laws governing the collection, processing, use, storage, security, transfer or disclosure (whether electronically or in any other form or medium) of any Personal Data. “Data Protection Obligations” means, in each case to the extent relating to privacy, security, or Processing of Personal Data, all applicable: (1) Data Protection Laws; (2) Contractual Obligations (including for the avoidance of doubt DFARs or other government contracting cybersecurity requirements) to which the Company or any of its Subsidiaries is bound; (3) consents and authorizations granted to the Company or any of its Subsidiaries; (4) the Company’s and its Subsidiaries’ published privacy policies; and (5) self-regulatory standards to which the Company or any of its Subsidiaries is bound, including but not limited to the Payment Card Industry Data Security Standards. “Data Room” is defined in Section 8.08(a). - 7 - “Debt Financing” means any arrangement pursuant to which financial institutions have committed to provide or extend debt financing to Parent or any of its Subsidiaries. “Debt Financing Sources” means, to the extent that the Parent or any of its Subsidiaries enters into a commitment for Debt Financing or has been extended Debt Financing, the entities that have committed to provide such debt financing (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto) and their respective Affiliates and such entities’ (and their respective Affiliates’), officers, directors, employees, attorneys, advisors, agents and representatives involved in such debt financing and their successors and permitted assigns. “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time. “Disclosed Liabilities” means any Liabilities relating to or arising from those items set forth on Schedule 11.03. “Disclosure Schedules” and each, a “Schedule”, means the schedules accompanying Article IV, Article V, Article VI, Article VII, Article VIII and Article XI. “DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended from time to time. “DPA” is defined in Section 6.11. “Edge Autonomy Bend” means Edge Autonomy Bend, LLC (f/k/a UAV Factory USA, LLC), a New York limited liability company. “Edge Autonomy Riga” means Edge Autonomy Riga SIA (f/k/a SIA “UAVFactory”), a Latvian limited liability company. “Electronic Delivery” is defined in Section 13.10. “Enterprise Value” means $925,000,000.00. “Environmental Claim” means any Action, Lien, Governmental Order, or directive by any Governmental Body, or any other Person, involving Liability or alleged Liability arising out of (i) actual or alleged non-compliance or violations of Environmental Laws, or (ii) the presence or Release of any Hazardous Substances. “Environmental Laws” means all Laws as enacted and in effect concerning pollution or protection of the environment, including Laws related to exposure to, or Releases of, Hazardous Substances. “Environmental Liabilities” means any Liabilities arising from or under any Environmental Law or Environmental Claim. “Equity Financing” means, after the date hereof and prior to the First Effective Time, an offering of Parent Shares registered, or exempt from registration, under the Securities Act. “Equity Financing Expenses” means the aggregate amount of all fees, costs and expenses incurred in connection with the Equity Financing, including underwriting, initial purchaser or placement agent discounts, commissions and fees, and other out-of-pocket offering expenses (including, legal, - 8 - accounting, marketing, financial printer and advisory fees) of Parent, Seller and the Company Group related to the Offering. “Equity Financing Gross Proceeds” means the amount equal to the gross proceeds paid by investors in the Equity Financing before any reduction for Equity Financing Expenses. “Equity Financing Net Proceeds” means the amount equal to (A) the Equity Financing Gross Proceeds, less (B) the Equity Financing Expenses. “Equity Financing Per Share Proceeds” means the amount equal to (i) the Equity Financing Gross Proceeds divided by (ii) the number of Parent Shares sold in the Equity Financing. “Equity Financing Sources” means Persons which may commit, or otherwise enter into Contractual Obligations, to subscribe for or acquire Parent Shares in exchange for cash in connection with an Equity Financing, including, without limitation, underwriters and placement agents, and their respective Affiliates, and such Person’s (and their respective Affiliates’) officers, directors, employees, attorneys, advisors, agents and representatives involved in the Equity Financing, and, in each case, their respective successors and assigns. “Equity Offering Document” means any Registration Statement, prospectus, offering memorandum and each amendment or supplement thereto, and all related definitive Contractual Obligations (including any underwriting agreement, placement agent agreement or purchase agreement), in any case related to an Equity Financing. “Equity Security” of any Person means any (a) shares, capital stock, membership or partnership interest, unit, or other ownership interest of or in such Person, (b) securities directly or indirectly convertible into or exchangeable for any of the foregoing, (c) options, warrants, unit appreciation rights, or other rights directly or indirectly to purchase or subscribe for any of the foregoing or securities convertible into or exchangeable for any of the foregoing or (d) Contractual Obligations, calls or claims of any character whatsoever relating to purchase rights, subscription rights, the issuance of any of the foregoing in clauses (a), (b), or (c) or giving any Person the right to participate in or receive any payment based on the profits or performance of such Person, including phantom equity. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Agent” means Citibank, N.A., or its successor, in its capacity as such pursuant to the Escrow Agreement. “Escrow Agreement” means an escrow agreement in the form of Exhibit A. “Estimated Closing Purchase Price” is defined in Section 2.04(a). “Event” means any event, inaccuracy, change, circumstance, result, condition, occurrence, state of facts, development or effect (in each case, whether foreseeable or not and whether covered by insurance or not). “Exchange Act” means the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder). “Financial Statements” is defined in Section 5.06.

- 9 - “Financing Cooperation Expenses” is defined in Section 8.10(b). “Firm” is defined in Section 2.04(e). “First Merger” is defined in the Recitals. “Fraud” means, with respect to a party hereto, the knowing and intentional fraud of such Person in such Person’s making of a representation or warranty contained in this Agreement (as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement) or contained in any certificate delivered by such Person at the Closing pursuant to this Agreement, with the actual (and not constructive) knowledge of such Person that such representation or warranty was false when made (as opposed to the making of a representation or warranty (affirmatively or by omissions) negligently, recklessly or without actual knowledge of its truthfulness) and which was made with the actual intent of such Person of deceiving and inducing the party hereto to whom such representation and warranty was made herein or in such certificate to enter into or consummate the transactions contemplated by this Agreement and upon which such party hereto reasonably and justifiably relied (subject, for the avoidance of doubt, to Section 8.08 and Section 10.01) to its material detriment; provided that, “Fraud” does and shall not include equitable fraud, constructive fraud, unfair dealings fraud, unjust enrichment, or any torts (including fraud) or other claim based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation) or any other equitable claim. “GAAP” means U.S. generally accepted accounting principles, as in effect from time to time. “Governing Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation, formation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of any such Person and (b) all bylaws, voting agreements, stockholder agreements, investor rights agreements and similar documents, instruments or agreements relating, in each case, to the organization or governance of such Person, or the transfer of securities of such Person, in each case, as amended, restated, supplemented or otherwise modified. “Government Bid” means any quotation, bid, offer or proposal made by the Company prior to the Closing Date that, if accepted or awarded, would result in a Government Contract. “Government Contract” means any Contractual Obligation obligating the Company or any of its Subsidiaries to furnish supplies or services, including all types of commitments that obligate any Government Body to an expenditure of appropriated funds; grants; cooperative agreements; assistance agreements; or cooperative research and development agreements; or other transaction agreements made under the authority of 10 U.S.C. 4021 and 4022; in performance or that has not been closed that is between the Company or any of its Subsidiaries and a Governmental Body or entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contractual Obligation between another Person and a Governmental Body. In addition to bilateral instruments, Government Contracts include job orders or task letters issued under basic ordering agreements letter contracts; orders, such as purchase orders, under which the Contractual Obligation becomes effective by written acceptance or performance. Unless otherwise indicated, no task, purchase or delivery order issued under a Government Contract or any modification to such Government Contract will constitute a separate Government Contract, for purposes of this definition, but will be a part of the Government Contract under which it was issued. “Governmental Body” means any (a) nation, tribe, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision - 10 - thereof, (b) United States federal, state, provincial, local, municipal, non-U.S., or other government or political subdivision thereof, or (c) governmental or quasi-governmental authority of any nature (including any division, bureau, multinational organization, department, agency, commission, instrumentality, official, organization, regulatory body, or other entity entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power and any court, arbitrator, arbitration panel, arbitral body, or other similar tribunal). “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, directive, determination or award entered by or with any Governmental Body in a judicial or administrative proceeding. “Hazardous Substances” means any material, substance or waste regulated or designated as hazardous, toxic, radioactive, dangerous, a pollutant or a contaminant or words of similar meaning or effect, or for which Liability or standards of conduct are imposed, under any Environmental Law, in each case due to its hazardous, toxic, or dangerous properties or characteristics, or petroleum or any fraction or product thereof, coal tar, and other hydrocarbons and any derivatives or by-products thereof, coal, coal combustion residuals, bottom ash, flue gas desulfurization material, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, chlorofluorocarbons, toxic mold, urea formaldehyde insulation, and PFAS. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Income Tax Amount” means, without duplication, an amount equal to the unpaid Income Taxes of the Company Group for all Pre-Closing Tax Periods beginning on or after January 1, 2024 or other Income Taxes of the Company Group for all Pre-Closing Tax Periods as finally determined within the meaning of Section 1313 of the Code by any Governmental Body but not yet paid as of the Closing Date (in each case regardless of when such Income Taxes are due) calculated on a jurisdiction-by-jurisdiction basis and taxpayer by taxpayer basis (which shall not be less than zero dollars ($0) for a jurisdiction or any taxpayer) and taking into account any items of deduction or loss attributable to such Pre-Closing Tax Period. The Income Tax Amount shall be determined (i) based on the Company’s and its Subsidiaries’ historical practices and procedures (including any elections, methods of accounting, and other filing positions) and only in jurisdictions where the Company or any of its Subsidiaries, as the case may be, has historically filed Income Tax Returns or in which the Company or any of its Subsidiaries has commenced or materially increased operations since January 1, 2024, (ii) without regard to any Tax elections taken after the Closing that have the effect of accelerating income or Income Taxes or deferring deductions with respect to a taxable period (or portion thereof) ending on or before the Closing Date, (iii) by taking into account all Transaction Tax Deductions to the extent deductible in the applicable Pre-Closing Tax Period at a “more likely than not” (or greater level of comfort) under applicable Law, (iv) by excluding any reserves for contingent or uncertain Income Tax positions, (v) by taking into account all estimated Income Tax payments or overpayments made by the Company or any of its Subsidiaries prior to the Closing in a particular jurisdiction for the taxable period ending on the Closing Date or the immediately preceding taxable period to the extent such an estimated Income Tax payment is available to the Company or any of its Subsidiaries in such jurisdiction in such applicable Pre-Closing Tax Period to reduce (but not below zero) amounts that would otherwise be included in the Income Tax Amount with respect to such jurisdiction, (vi) by excluding any Income Taxes attributable to transactions outside the Ordinary Course of Business executed at the direction of Parent, Purchaser or Merger Sub on the Closing Date after the Closing or with respect to Parent, Purchaser or Merger Sub financing (vii) by including any Taxes that the Company, any of its Subsidiaries, Parent, the Purchaser or any of their Affiliates will be required to pay after the Closing Date with respect to any adjustments made pursuant to Section 481 of the Code (or any corresponding provision of state or local Law) that were not previously included in the taxable income by the Company or any of its - 11 - Subsidiaries, (viii) by including any Taxes that the Company, any of its Subsidiaries, Parent, the Purchaser or any of their Affiliates will be required to pay with respect to any amounts it will be required to include in income after the Closing Date as a result of the transactions contemplated by this Agreement triggering any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1.1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax Law), (ix) by including any Taxes imposed on the Company, any of its Subsidiaries, Parent, the Purchaser or any of their Affiliates after the Closing under Sections 951 or 951A of the Code in respect of any income in respect of a Pre-Closing Tax Period of any member of the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) prior to the Closing Date, for the avoidance of doubt, taking into account in such determination any foreign tax credits to the extent, if the Company or its applicable Subsidiary’s taxable year and the taxable year of the applicable member of the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) actually ended on the Closing Date, such foreign tax credits would be available to reduce such income at a “more likely than not” (or greater level of comfort) standard under applicable Law and applying the principles of Section 12.01 to calculate the relevant income based on an interim closing of the books of the controlled foreign corporations at the close of business on the Closing Date, and (x) by applying the principles of Section 12.01 in the case of any Straddle Period and the principles of Section 12.06. “Income Tax Return” means any Tax Return with respect to any Income Tax. “Income Taxes” means the U.S. federal income Taxes and any U.S. state or local or non- U.S. net income Taxes. “Incremental Employer Payroll Taxes” means, with respect to any particular compensatory payment, an amount equal to the sum of (a) the employer portion of any Medicare or other similar Taxes required to be paid with respect to such payment, plus (b) the employer portion of any social security or other similar Taxes required to be paid with respect to such payment to the extent that the employer’s share of social security or other similar Taxes required to be paid with respect to the recipient of such payment in the year that includes the Closing Date exceeds the aggregate amount of social security or other similar Taxes that would otherwise have been due with respect to such recipient had the relevant payment not been made. For the avoidance of doubt, the amount described in clause (b) shall be zero with respect to any Person whose total compensation that would be payable to them by the Company and its Subsidiaries during the year in which the Closing occurs (assuming such recipient remained employed by the Company or applicable Subsidiary for the entire year) is anticipated to be in excess of the social security wage base for the year in which the Closing occurs. “Indebtedness” means with respect to the Company Group, without duplication, the outstanding principal amount of, accrued interest, and all other payment Liabilities (including prepayment premiums, penalties, breakage costs, credit fees, letter of credit fees, commitment fees and all other fees and expenses related thereto in each case currently owed or otherwise payable in connection with the Closing), in each case, if and as applicable, with respect to: (a) indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money; (b) indebtedness evidenced by bonds, debentures or notes (other than, for the avoidance of doubt, any customs bonds, any licensing or bid bonds, any surety or performance bonds or similar instruments); (c) indebtedness or other amounts owed that is secured by a mortgage, pledge, or similar security interest existing on personal property or any asset owned or acquired and subject thereto; (d) banker’s acceptances or letters of credit to the extent drawn or called; (e) the unpaid balance of the purchase price for any property, business, asset or service (including the maximum amount payable for any earnout, purchase price adjustment, escrow, holdback, or similar payment regardless of whether such obligations have been earned, are due and payable or otherwise constitute a liability under GAAP), other than trade payables incurred in the Ordinary Course of Business, - 12 - but only to the extent such trade payables are included in Closing Working Capital; (f) derivative financial instruments or arrangements, including hedges, interest rate and currency swap arrangements, caps, collars and other similar instruments or arrangements (whether interest rate or otherwise), foreign currency exchange agreements or other interest or similar arrangements, including all fees and expenses, in each case, in the amounts that would be owed if such arrangements were terminated at, or in connection with, the Closing, with the aggregate amount pursuant to this clause (f) determined after offsetting any positions which are balance sheet assets against any positions which are balance sheet liabilities, provided that this clause (f) cannot result in a negative number; (g) synthetic leases, leases required to be capitalized under GAAP and any other finance lease obligations; (h) unpaid management fees, unreimbursed expenses or any other Liabilities under the AE Consulting Agreement; (i) Liabilities to Seller or any direct or indirect holder of Equity Securities of Seller; (j) the Income Tax Amount; (k) an amount equal to all Accounts Receivable which have been factored, sold or otherwise transferred by any member of the Company Group that would otherwise be outstanding and owed to the Company Group based upon the customer payment terms but for such factoring, sale or transfer; (l) Liabilities arising from any transactions related to the assignment or securitization of receivables for financing, working capital or other purposes to any Person, including all Liabilities under factoring agreements and similar Contractual Obligations executed for the purpose of obtaining financing or otherwise; (m)(i) bonuses in respect of services performed in 2024 or other incentive compensation, commissions, employer 401(k) contributions, unfunded or underfunded deferred compensation obligations, unfunded or underfunded pension or retirement plan obligations, (ii) outstanding severance owed and payable to any employee or former employee of the Company or any Subsidiary and (iii) vacation, sick leave, personal holiday and other paid time off that each Retained Employee is entitled to use but has not used as of the Closing Date (in all cases with respect to this clause (m), including Incremental Employer Payroll Taxes and calculated assuming all such amounts are paid on the Closing Date); (n) Liabilities arising from cash or book overdrafts; (o) all customer pre-payments and deferred revenue minus Retained Deferred Revenue; (p) all Income Taxes arising from the Company’s amended U.S. federal and state Income Tax Returns for the taxable years ended December 31, 2022 and December 31, 2023, calculated taking into account all overpayments made by the Company or any of its Subsidiaries prior to the Closing in the relevant jurisdiction in the relevant taxable period or preceding taxable periods, to the extent such amounts are available to the Company or any of its Subsidiaries in such jurisdiction to reduce (but not below zero) such Taxes in such taxable period, (q) declared, but unpaid, dividends and distributions; (r) Liabilities for deferred rent or deferred lease inducements; (s) Liabilities for vendor advances; (t) Liabilities under conditional sale or other title retention agreements; and (u) guarantees of the types of Liabilities referred to in any of clauses (a) through (n) or (q) through (t) above; provided that, clause (p) shall be without duplication of any amounts included, including any overpayments taken into account, in the Income Tax Amount and “Indebtedness” shall not include any amounts included as Transaction Expenses or Closing Working Capital or any such Liabilities between or among the Company or any of its Subsidiaries, or any Liabilities with respect to an operating lease or a real property lease. “Indebtedness Repayment” is defined in Section 2.03(d). “Indemnification Amount” is defined in Section 11.03(f). “Indemnity Determination” is defined in Section 11.03(g). “Indemnity Payment Notice” is defined in Section 11.03(f). “Initial Surviving Company” is defined in the Recitals. “Insurance Policies” is defined in Section 5.17.

- 13 - “Intellectual Property” means intellectual property rights in all of the following in any jurisdiction throughout the world whether registered, unregistered, or applied for: (a) patents, patent applications, including any reissues, divisionals, continuations, continuations-in-part and extensions and counterparts thereof; (b) trademarks, service marks, trade dress, corporate names, logos and slogans, together with all goodwill associated with each of the foregoing (collectively “Trademarks”); (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) Trade Secrets, proprietary information, know-how and inventions; (f) Internet domain names; and (g) Software (including Source Code, executable code, data, and databases). “Intended Tax Treatment” is defined in Section 12.09. “Interim Financial Statements” is defined in Section 5.06. “Intermediate II” means Edge Autonomy Intermediate II Holdings, LLC, a Delaware limited liability company. “Intervening Event” means a material change of circumstances, event or development with respect to the business, assets, operations or financial position of Parent and its subsidiaries, taken as a whole, that first occurs or would reasonably be expected to occur after the date of this Agreement that was not known to the Board of Directors (or, if known, the consequences of which were not reasonably foreseeable to the Board of Directors), in either case, as of or prior to the date of this Agreement; provided, that in no event shall any of the following events, changes or developments constitute or be taken into account in determining an Intervening Event: (a) any change (in and of itself) in the price or trading volume of Parent’s equity securities, (b) any development or change in the industries in which Parent and its Subsidiaries operate unless it has a material and disproportionate effect on Parent and its Subsidiaries taken as a whole, or (c) the fact in and of itself that Parent or any of its Subsidiaries meets or exceeds internal or published projections; provided, that the underlying causes of any of the foregoing in clauses (a), (b) or (c) may be considered and taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to occur. “Investment” means (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments or Equity Securities (including joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person. “IRS” means the U.S. Internal Revenue Service. “Issuer Agreement” is defined in Section 10.05. “JAMS Rules” is defined in Section 13.12(a). “K&E” means Kirkland & Ellis LLP. “Knowledge” means, with respect to the Company, (a) the actual knowledge of Joshua Brungardt, Steve Adlich, Scott Kirk, Joshua Stinson, Allen Gardner, Sam Miller, Michael Edison, Aidas and, (b) the constructive knowledge that each such Person would acquire after reasonable inquiry of such Person’s direct reports and had such Person conducted a reasonable investigation. “Latest Balance Sheet” is defined in Section 5.06. - 14 - “Latvian Repatriation Amount” means an aggregate amount equal to (x) if the aggregate value (in dollars) of all cash held by Edge Autonomy Riga as of the Measurement Time (such amount, the “Riga Cash Balance”) is less than or equal to $7,500,000, then zero dollars ($0), or (y) to the extent the Riga Cash Balance is greater than $7,500,000, then one hundred percent (100%) of the amount of such excess over $7,500,000. “Law” means any law, act, statute, ordinance, code, rule, constitution, treaty, regulation, Governmental Order or other pronouncement having the effect of law of any Governmental Body. “Lease” or “Leases” is defined in Section 5.10(c). “Leased Real Property” is defined in Section 5.10(c). “Liability” means any Indebtedness, liability, claim, Action, loss, damage, deficiency, Contractual Obligation or judgment of any kind, character or description, known or unknown (whether asserted or unasserted, whether direct or indirect, whether absolute or contingent, whether accrued or unaccrued, whether secured or unsecured, whether liquidated or unliquidated, whether fixed or variable, whether disputed or undisputed, whether disclosed or undisclosed, whether incurred or consequential, whether joint or several, vested or unvested, whether choate or inchoate, whether perfected or unperfected, whether matured or unmatured, whether determinable or undeterminable and whether due or to become due), including any liability for Taxes or other governmental charges or Actions, in all cases whether or not of a kind required by GAAP to be set forth on a financial statement and regardless of whether immediately due and payable, and including all costs and expenses related thereto. “Liens” means any mortgages, liens, pledges, charges, security interests, leases, licenses, conditional sale or other buy/sell Contractual Obligations or other title retention Contractual Obligations, options, rights of way, easements, charges, community or other marital property interests, equitable interests, hypothecations, encroachments, servitudes, rights of first offer or first refusal and any other encumbrance or restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership or encumbrances of any kind. “LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 11, 2022, as amended from time to time in accordance with its terms. “LMC” is defined in Schedule 5.13(a). “Lookback Date” means January 27, 2021. “Losses” is defined in Section 11.03(a). “Material Adverse Change” means any Event that individually or in the aggregate with any other Events (i) does or would reasonably be expected to materially prevent, materially delay or materially impair the ability of Seller or the Company to consummate the transactions contemplated by this Agreement, or (ii) is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, assets, properties, Liabilities, or results of operations of the Company Group, taken as a whole; provided, however, that solely for purposes of this clause (ii), no Event will be considered when determining whether a Material Adverse Change has occurred to the extent such Event resulted or arose from: (a) any change in any Law; (b) any change in interest rates, credit markets, currency exchange rates or general economic conditions (including changes in the price of gas, oil or other natural resources, - 15 - commodities or chemicals); (c) any change that is generally applicable to the industries in which the Company or any of its Subsidiaries operates; (d) the entry into this Agreement or the announcement or consummation of the transactions contemplated by this Agreement and the other agreements referenced herein; (e) any action taken by or at the written request of Parent or any of its Affiliates; (f) any omission to act or action taken with the prior written consent of Parent (including those omissions to act or actions taken which are required by this Agreement) or omissions to act for which Parent withheld its consent required by this Agreement; (g) any national or international political event or occurrence, including acts of war or terrorism; (h) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes or other acts of God; (i) any epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox), or any Law issued by a Governmental Body, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering- in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox) or any worsening of such conditions; (j) any political, geopolitical or social conditions, civil unrest, protests, public demonstrations or the response of any Governmental Body thereto or any escalation or any worsening thereof; (k) any actual or potential sequester, stoppage, shutdown, default (including any default or delays in payments or delays or failures to act) or similar event or occurrence by the U.S. federal government or any other Governmental Body, including any shutdown or furlough of the U.S. federal government or any impact associated with the U.S. federal government’s “debt ceiling”; or (l) any failure by the Company or any Subsidiary thereof, in and of itself, to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (l) shall not prevent a determination that any Event underlying such failure to meet projections, forecasts or estimates has resulted in a Material Adverse Change (to the extent the effect(s) of such Event is not otherwise excluded from this definition of Material Adverse Change)); provided that, in the case of the foregoing clauses (a), (b), (c), (g), (h), (i), (j), and (k), to the extent such Event materially and disproportionately affects the Company Group, taken as a whole, as compared to other Persons or businesses that operate in the same industry or similar industries in which the Company Group operates, then such Event may be taken into account in determining whether a Material Adverse Change has occurred or will occur. “Material Contracts” is defined in Section 5.12(b). “Material Customers” is defined in Section 5.23(a). “Material R&W Insurance Policy Exclusion” means any noncompliance with Sanctions with respect to the Company Group’s operations in Ukraine. “Material Suppliers” is defined in Section 5.23(a). “Materiality Qualifier” means any reference or qualification to a set of facts using the term “material,” “in all material respects,” “Material Adverse Change,” “material adverse effect” or any similar phrase, the inclusion of which would limit or potentially limit a claim or recovery for a breach included in the representations and warranties in Article IV, Article V or Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)); in all cases other than (i) the term material for purposes of any defined term incorporating the word “Material” such as “Material Contracts,” “Material Customers,” “Material Suppliers” and the phrase “Material Adverse Change” and (ii) the use of the term “Material Adverse Change” in Section 5.09(a) and the term “material” in Section 5.12(a)(xxiv) will not be disregarded for purposes of a customary “Absence of Changes” representation. “Measurement Time” means 12:00 a.m. prevailing Eastern Time on the Closing Date. - 16 - “Members of the Immediate Family” means, with respect to any individual, (a) such Person’s spouse or same sex partner, (b) each parent, brother, sister or natural or adopted child of such Person or such Person’s spouse, (c) the spouse or same sex partner of any Person described in clause (b) above, (d) each natural or adopted child of any Person described in clauses (a), (b) or (c) above, (e) each trust created solely for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian. “Mergers” means, collectively, the First Merger and the Second Merger. “Minimum Cash Requirement” means that, as of immediately prior to the Closing and prior to the Company Pre-Closing Payments, Parent shall have an amount of freely usable cash, including the Equity Financing Gross Proceeds and the proceeds from any Debt Financing, of greater than or equal to $150,000,000. “Multiemployer Plan” means each “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) contributed to, or required to be contributed to, by the Company Group or to which the Company Group has any other Liability (including current or potential withdrawal Liability). “Non-Recourse Party” means, with respect to a party, any of such party’s former, current and future equityholders, controlling Persons, directors, managers, officers, employees, advisors, agents, representatives, Affiliates, members, general or limited partners, or assignees (or any former, current or future equityholder, controlling Person, director, manager, officer, employee, advisor, agent, representative, Affiliate, member, general or limited partner, or assignee of any of the foregoing). “Object Code” means computer software code in binary form that is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly. “Objection Notice” is defined in Section 2.04(e). “OFAC” is defined in Section 5.22. “Off-the-Shelf Software” means an item of off-the-shelf software or software provided as a service for which the annual fees or other aggregate consideration paid or payable by the Company or any of its Subsidiaries for such item in the aggregate with respect to the business is less than $150,000. “Open-Source Licenses” is defined in Section 5.13(b). “Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s day-to-day business which is consistent with the past customs and practices of such Person (including past practice with respect to quality, quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital which is taken in the ordinary course of the normal day-to-day operations of such Person and which does not require the consent of the shareholders, partners, members, or board of directors of such Person). “Other Antitrust Regulations and FDI Regulations” means (a) the Sherman Act, the Clayton Act, the Federal Trade Commission Act (in each case, as amended), or any other federal, state, local or non-U.S. Law that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and (b) any applicable national, non-U.S.

- 17 - or multi-jurisdictional Laws that are designed to prohibit, restrict or regulate actions by foreigners, such as acquiring interests in, or control over, domestic equities, securities, entities, assets, land or interests, in each case, for compliance with public order or security or national security or similar considerations. “Outside Date” is defined in Section 9.01(c). “Parent Documents” is defined in Section 6.01. “Parent Fees and Expenses” means all fees and expenses, which in accordance with this Agreement, are the responsibility of Parent, Merger Sub or Purchaser. “Parent Fundamental Representations” means the representations and warranties set forth in Section 6.01 (Organization and Power), Section 6.02 (Authorization), Section 6.03(a) (Parent Capitalization), the first two sentences of Section 6.03(b) (Closing Equity Consideration) and Section 6.07 (Brokerage). “Parent Indemnified Person” is defined in Section 11.03(a). “Parent Latest Balance Sheet” is defined in Section 6.12. “Parent Payments” is defined in Section 7.04(b). “Parent Securities” is defined in Section 4.08(a). “Parent Shares” means shares of common stock of Parent. “Party-Appointed Arbitrators” is defined in Section 13.12(a). “Payoff Letters” is defined in Section 7.06. “Pension Plans” is defined in Section 5.15(a). “Performing At-Risk” means incurring direct costs at the Company Group’s sole risk prior to or in anticipation of and without obligation of funding under a Government Contract. “Permit” means any approvals, authorizations, consents, licenses, permits, registrations or certificates of a Governmental Body. “Permitted Liens” means: (a) Liens securing liabilities which are reflected or reserved against in the Financial Statements to the extent so reflected or reserved; (b) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves are included in the Financial Statements in accordance with GAAP; (c) landlord’s, mechanic’s, materialmen’s, and other similar statutory Liens arising by operation of law or incurred in the Ordinary Course of Business for amounts which are not delinquent; (d) Liens securing rental payments under capital lease arrangements; (e) Liens set forth on Schedule 1.01(b); (f) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Body which do not materially impair the ability of the Company Group to use or operate the real property to which they relate, (g) any imperfections of title, easements, rights (including rights of landlords), leasehold interests of Persons other than the Company Group, encroachments, covenants, conditions and restrictions and other similar matters affecting such real property which do not materially impair the ability of the Company Group to use or operate the real property to which they relate; - 18 - (h) Liens arising in the Ordinary Course of Business (including customer return rights, warranty claims, rebates, refunds and other discounts to customers), not incurred in connection with the borrowing of money and for which appropriate reserves have been established in the Financial Statements in accordance with GAAP; (i) Liens in the form of security deposits or otherwise collateralized with letters of credit or similar instruments for which appropriate reserves have been established in the Financial Statements in accordance with GAAP; (j) Liens that will be terminated at or prior to the Closing; and (k) licenses of Intellectual Property. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body. “Personal Data” means any data or information in any form that, alone or in combination with other information, can be used to specifically identify any individual, or that otherwise constitutes “personal data,” “personal information,” “personally identifiable information,” “sensitive personal data,” or any analogous term under applicable Laws; Contractual Obligations to which the Company or any of its Subsidiaries is bound; consents and authorizations granted to the Company or any of its Subsidiaries relating to privacy, security, or Processing of Personal Data; the Company’s and its Subsidiaries’ published privacy policies; and self-regulatory standards to which the Company or any of its Subsidiaries is legally or contractually bound, including but not limited to the Payment Card Industry Data Security Standards. “PFAS” stands for per- and polyfluoroalkyl substances and means any substance which contains at least one fully fluorinated methyl or methylene carbon atom (without any hydrogen (H)/chlorine/bromine/iodine atom attached to it), and therefore, any substance with a perfluorinated methyl group (-CF3) or a perfluorinated methylene group (-CF2-) is a PFAS, including any acids, salts, precursors, polymers or derivatives thereof. “Pilot” means a person tasked with manipulating the flight controls of an Aircraft and holds the appropriate category, class, and type rating, if appropriate, for the conduct of the flight. “Plans” is defined in Section 5.15(a). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date. “Predecessor” is defined in Section 5.01(b). “Preferred Stock” is defined in Section 6.03(a). “Privileged Materials” is defined in Section 13.14. “Privileges” is defined in Section 13.14. “Process” or “Processing” with regard to Personal Data means the collection, use, storage, maintenance, retention, transmission, access, processing, recording, distribution, transfer, import, export, protection (including security measures), deletion, disposal or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium). “Proxy Statement” is defined in Section 8.11. - 19 - “Purchase Price Adjustment Escrow Account” is defined in Section 2.03(e). “Purchase Price Adjustment Escrow Amount” means an amount equal to $5,000,000. “Purchase Price Adjustment Escrow Funds” means the aggregate value of cash held from time to time by the Escrow Agent in the Purchase Price Adjustment Escrow Account pursuant to the Escrow Agreement. “Purchaser” is defined in the Preamble. “R&W Insurance Policies” means those certain representations and warranties insurance policies attached hereto as Exhibit B. “Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary used in the Business. “Receivables” is defined in Section 5.07. “Recommendation” is defined in Section 6.02(b). “Registration Statement” means any registration statement filed by Parent under the Securities Act and any amendment thereto. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment. “Required Financial Statements” is defined in Section 7.09. “Requisite Vote” is defined in Section 8.12(a). “Restricted Cash” means any cash and cash equivalents of the Company or its Subsidiaries, but expressly excluding up to a maximum of $7,500,000 of the Riga Cash Balance, that is (a) subject to restrictions, limitations, or taxes on use or distribution by law, contract or otherwise, (b) held in a non- United States bank account or in a currency that is not U.S. dollars, (c) otherwise restricted for a particular use, purpose or event, and not available for corporate use or (d) held by Persons other than the Company Group, including landlords, such as a prepayment made by the Company or any of its Affiliates, security or any other deposits, escrows or holdbacks; provided, that notwithstanding the foregoing, no cash in respect of the following, in an aggregate amount not to exceed $5,000,000, shall be considered or treated as Restricted Cash: (i) that certain Performance Bond No. 24-016026-GF with expiry of May 21, 2029, provided by Edge Autonomy Riga SIA in favor of Defence Materiel Agency, Ministry of National Defence (Lithuania), (ii) that certain Advance Payment Bond No. IGR00512024, with expiry of January 31, 2025, provided by Edge Autonomy Riga SIA in favor of State Border Guard Service, Ministry of the Interior of the Republic of Lithuania, (iii) that certain Performance Bond No. IGR00512224 with expiry of January 31, 2025, provided by Edge Autonomy Riga SIA in favor of State Border Guard Service, Ministry of the Interior of the Republic of Lithuania, or (iv) that certain Advance Payment Bond No. IGR00260524, dated as of April 12, 2024, provided by Edge Autonomy Riga SIA in favor of Defence Materiel Agency, Ministry of National Defence (Lithuania), or (v) any other advance payment or performance bond provided in connection with any Government Contract with a customer in the Republic of Lithuania that any member of the Company Group may provide from time to time. - 20 - “Restrictive Covenant Agreement” means a restrictive covenant agreement, by and between Parent and AE Consultant, in the form of Exhibit J. “Retained Deferred Revenue” means an amount equal to the product of (a) all customer pre-payments and deferred revenue of the Company Group multiplied by (b) 60.7% multiplied by (c) 15%. “Retained Employees” is defined in Section 10.03(a). “RICO” is defined in Section 10.01. “Riga Cash Balance” has the definition set forth in the definition of “Latvian Repatriation Amount”. “Riga Insurance Claim” means that certain insurance claim related to a fire-related incident which occurred on February 7, 2023 and resulted in damage to the Edge Autonomy Riga operating facility. “Sanctioned Country” means any country or region that is, or has been in the last six (6) years, the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea, Luhansk and Donetsk regions of Ukraine, Cuba, Iran, North Korea, and Syria). “Sanctioned Person” means (i) any Person that appears on a Sanctions-related list maintained by any Governmental Body with jurisdiction over the Company, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC)’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identification List, and Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Denied Persons List, Unverified List, and Entity List, and the U.S. Department of State’s Debarred Parties List; (ii) any Person located, organized, or resident in, or a Governmental Body or government instrumentality of, any Sanctioned Country; or (iii) any Person directly or indirectly 50% or more owned by any such Person or Persons in clauses (i) or (ii), either individually or in the aggregate; or (iv) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a U.S. Person would be prohibited or restricted by Law from engaging in trade, business, or other activities). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury or the U.S. Department of State (including but not limited to the Laws implemented by OFAC at 31 C.F.R. Parts 500-599), or the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “Schedule” is defined in the definition of “Disclosure Schedules”. “SEC” means the United States Securities and Exchange Commission. “SEC Documents” is defined in Section 6.16(a). “SEC Financial Statements” is defined in Section 6.16(b). “Second Merger” is defined in the Recitals. “Section 280G Payments” is defined in Section 7.04(a).

- 21 - “Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder). “Security Incident” means any (i) unauthorized or unlawful acquisition of, access to, or loss of Sensitive Data of the Company or any of its Subsidiaries; (ii) unauthorized Processing, sale or rental of Personal Data by the Company or any of its Subsidiaries; (iii) ransomware, phishing or other cyberattack that resulted in a monetary loss or a business disruption to the Company’s or any of its Subsidiaries’ information technology systems; or (iv) other cyber or security incident that compromises the security, confidentiality or integrity, or availability of Sensitive Data of the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ information technology systems. “Seller” is defined in the Preamble. “Seller Adjustment Amount” is defined in Section 2.04(h)(ii). “Seller Documents” is defined in Section 4.01. “Sensitive Data” means non-public Personal Data, confidential Trade Secret information or other confidential or proprietary data of the Company or any of its Subsidiaries. “Software” means any and all (i) computer programs, firmware, and software implementations of algorithms, models and methodologies, whether in Source Code or Object Code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; and (iii) all related documentation and materials, including Source Code, Object Code, code repositories, development tools, application programming interfaces, user interfaces, architecture, files, manuals, programmers’ notes, derivative works, foreign language versions, fixes, upgrades, updates, enhancements, current and prior versions and releases. “Sorainen” means Sorainen ZAB SIA. “Source Code” means computer software code, in form other than Object Code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form. “Special Committee” is defined in the Recitals. “State of Registration” means (i) the United States, or (ii) such other state of registration of the Aircraft owned by Seller. “Stock Exchange” means, at any applicable time, the New York Stock Exchange or any other stock exchange on which the Parent Shares are then traded. “Stock Issuance” is defined in Section 6.02(b). “Stockholders Meeting” is defined in Section 8.12(a). “Straddle Period” means a taxable period beginning on or before the Closing Date and ending after the Closing Date. - 22 - “Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity. “Target Working Capital” means $47,054,707.50. “Tax” means (i) any federal, state, local, or municipal, or non-U.S. taxes, including income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, unclaimed property or abandoned property or escheat, value added, excise, natural resources, net investment income, severance, stamp, occupation, windfall or other profits, environmental, customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee, withholding, premium, ad valorem, intangible, recording, proceeds, lease, goods and services, interest equalization, turnover, healthcare, branch, capital gains, capital, net worth, production, employer health, or other tax, duty, fee, levy, impost or other governmental charge or assessment imposed by a Governmental Body in the nature of a Tax, including any interest, penalties or additions to tax in respect of the foregoing, in each case whether disputed or not and (ii) any Liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement or arrangement, or as a result of being liable for another Person’s taxes as a transferee or successor, by Contractual Obligation or otherwise. “Tax Refund” is defined in Section 12.08. “Tax Returns” means any return, declaration, report, claims for refund, information return, estimate or other document (including any supporting schedules, statements or information, and including any amendments thereto) filed or required to be filed with a Governmental Body in connection with the determination, assessment or collection of Taxes of any Person or the administration of any Laws relating to any Taxes. “Tenant Improvement Project Reimbursements” is defined in Section 8.14. “Termination Fee” is defined in Section 9.02(b). “Third Party Claim” is defined in Section 11.03(d). “Trade Compliance Laws” means any requirement of Law relating to the regulation of exports, re-exports, imports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software or services, including without limitation: (a) Laws enforced by U.S. Customs and Border Protection; (b) the Arms Export Control Act (22 U.S.C. §§ 2778 et seq.), and the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130); (c) the Export Control Reform Act of 2018 and the Export Administration Regulations (15 C.F.R. Parts 730-734.); (d) the U.S. anti-boycott Laws administered by the U.S. Department of Commerce’s BIS and the U.S. Department of the Treasury’s Internal Revenue Service; (e) any law, executive order or implementing regulations of the U.S. Department of the Treasury - 23 - Office of Foreign Assets Controls (31 C.F.R. Parts 500-599), and Sanctions; and (f) all other Laws concerning exports and imports. “Trade Secrets” means all trade secrets or other proprietary and confidential information, formulations, unpatented inventions, invention disclosures, financial data, technical data, personal information, financial and marketing plans and information, customer lists, supplier lists, pricing and cost information, business plans, know-how, formulae, methods (whether or not patentable), specifications, designs, processes, procedures, source code, object code, and data collections. “Transaction Expenses” means, without duplication, to the extent not paid prior to the Closing, and whether or not accrued, the aggregate amount of (a) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers, accounting and audit firms, or other representatives and consultants) incurred or otherwise payable or for which the Company Group has any Liability or to be payable by or on behalf of Seller, the Company or any of its Subsidiaries in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement, or any related or Alternative Transactions, (b) all fees payable by the Company or any of its Subsidiaries to AE Consultant in connection with this Agreement or the transactions contemplated by this Agreement, (c) the aggregate amount of all Bonus Payments, (d) fifty percent (50%) of all costs and fees (including all filing fees incurred by the Parties) in connection with any HSR Act or Other Antitrust Regulations and FDI Regulations filing or any regulatory approval required by any Governmental Body in connection with the transactions contemplated by this Agreement, (e) fifty percent (50%) of costs of the D&O Tail Policies, (f) fifty percent (50%) of all costs related to the R&W Insurance Policies, (g) fifty percent (50%) of any Transfer Taxes, (h) fifty percent (50%) of any fees of the Escrow Agent, and (i) fifty percent (50%) of the first $900,000 of all fees, costs and expenses associated with preparing the Required Financial Statements, plus one hundred percent (100%) of such fees, costs and expenses in excess of $900,000. Notwithstanding the foregoing, “Transaction Expenses” will exclude (A) fifty percent (50%) of costs of the D&O Tail Policies, (B) fifty percent (50%) of all costs related to the R&W Insurance Policies, (C) fifty percent (50%) of all costs and fees (including all filing fees incurred by the Parties) in connection with any HSR Act or Other Antitrust Regulations and FDI Regulations filing or any regulatory approval required by any Governmental Body in connection with the transactions contemplated by this Agreement, (D) fifty percent (50%) of any Transfer Taxes, (E) fifty percent (50%) of any fees of the Escrow Agent, (F) fifty percent (50%) of the first $900,000 of all fees, costs and expenses associated with preparing the Required Financial Statements and (G) all costs, fees and expenses and payment obligations to the extent included in (i) Indebtedness or (ii) Closing Working Capital. “Transaction Tax Deductions” means, without duplication, regardless of by whom or when paid, any Income Tax deductions or losses that are deductible by the Company or any of its Subsidiaries to the extent deductible in a Pre-Closing Tax Period at “a more likely than not” or higher standard of confidence resulting from or attributable to (a) the payment of the Transaction Expenses (including amounts that would have been Transaction Expenses but were in fact paid prior to the Closing), (b) any bonuses, change in control payments, other retention payments or other similar payments (including any Bonus Payments) made in connection with the transactions contemplated by this Agreement, (c) any costs, fees, expenses or other liabilities included in the calculation of Closing Working Capital or Indebtedness, any deduction for unamortized financing costs of the Company or any of its Subsidiaries and premium deductions arising from the repayment of indebtedness (including any previously capitalized expenses attributable thereto, interest, breakage fees or accelerated deferred financing fees and other fees associated with such prepayment), and (d) any other payments or amounts attributable to the transactions contemplated by this Agreement, in each case economically borne by Seller (or any beneficial owner thereof); provided that, the parties shall make any available elections under Revenue Procedure 2011-29, 2011-18 IRB to treat seventy percent (70%) of any success-based fees that were paid as an amount that did not facilitate the transactions contemplated by this Agreement, and therefore treat seventy percent (70%) of such costs as - 24 - deductible in the taxable year that included the Closing Date for U.S. federal (and applicable state and local) Income Tax purposes. “Transfer Taxes” is defined in Section 12.05. “Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified. “Triggering Notice” is defined in Section 8.12(b). “unit” means a unit of limited liability company interest. “Waived Benefits” is defined in Section 7.04(a). “Welfare Plans” is defined in Section 5.15(a). “Willful Breach” means a knowing and intentional breach of this Agreement in any material respect. “Working Capital” means (a) the amount of only those specific line items designated as “current assets” in the calculation of Working Capital on Exhibit H, minus (b) the amount of only those specific line items designated as “current liabilities” in the calculation as Working Capital on Exhibit H, in each case, for the Company Group on a consolidated basis calculated in accordance with the Accounting Principles. For the avoidance of doubt, Working Capital shall exclude Cash, Indebtedness, Transaction Expenses, deferred Tax assets or liabilities, and any Income Tax assets or liabilities. Exhibit H sets forth an illustrative example of the calculation of Working Capital (including any such specific adjustments thereto for purposes of calculating Working Capital), as of September 30, 2024. Such calculation is included for reference purposes only, and notwithstanding anything to the contrary, neither the Company nor any other Person makes any representation or warranty in respect thereof. For the avoidance of doubt, in the event of a conflict between the Accounting Principles and Exhibit H, the Accounting Principles will prevail. 1.02 Other Definitional Provisions. (a) Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement (including any definitions set forth in the Accounting Principles) is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control (including any definitions set forth in the Accounting Principles). (b) Business Day. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. (c) Calendar Days. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified. (d) Capacity. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity.

- 25 - (e) Contractual Obligations. References herein to any Contractual Obligation mean such Contractual Obligation as amended, supplemented or modified (including any waiver thereto). (f) Dollar, etc. The terms “dollars” or “$” mean dollars in the lawful currency of the United States of America and all payments made pursuant to this Agreement shall be in U.S. dollars. (g) Gender. References herein to any gender shall include each other gender. (h) Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(h) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. (i) Hereof, etc. The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. (j) Including, etc. The term “including,” “includes” and terms of similar import have the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation”. (k) Internal References. References herein to a specific article, section, subsection, clause, recital, schedule or exhibit shall refer, respectively, to articles, sections, subsections, clauses, recitals, schedules or exhibits of this Agreement, unless otherwise specified. (l) Or. The word “or” is not exclusive. (m) Singular and Plural Forms. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or in its singular form. (n) Statutes. Unless the context otherwise clearly indicates, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. (o) Successor Laws. Any reference to any particular section of the Code or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. (p) Time Period. With respect to the determination of any period of time, the word “from” or “since” means “from and including” or “since and including,” as applicable, and the words “to” and “until” each means “to but excluding”. (q) To the extent. The phrase “to the extent” means the degree by which, and not “if.” ARTICLE II THE MERGERS 2.01 Mergers. On and subject to the terms and conditions of this Agreement, at the Closing: (a) First Merger. - 26 - (i) The First Merger will be consummated by the filing of a certificate of merger in customary form with the Secretary of State of the State of Delaware (the “First Certificate of Merger”) in accordance with the DGCL and the DLLCA. The First Merger shall be effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in the First Certificate of Merger (the “First Effective Time”). Upon the First Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the Initial Surviving Company under the laws of the State of Delaware. (ii) At the First Effective Time, by virtue of the First Merger and without any further action by any other Person: (A) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Initial Surviving Company and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become debts, liabilities, obligations and duties of the Initial Surviving Company; (B) (1) the certificate of formation of the Company, as in effect immediately prior to the First Effective Time, shall be the certificate of formation of the Initial Surviving Company as of the First Effective Time and (2) the LLC Agreement, as in effect immediately prior to the First Effective Time, shall be the limited liability company agreement of the Initial Surviving Company as of the First Effective Time; (C) the directors and officers of Merger Sub at the First Effective Time shall be appointed as the managers and officers of the Initial Surviving Company, in each case until successors are duly elected or appointed in accordance with the certificate of formation and limited liability company agreement of the Initial Surviving Company and the DLLCA; (D) each share of common stock of Merger Sub issued and outstanding immediately prior to the First Effective Time will be converted into and become one validly issued, fully paid and non-assessable unit of the Initial Surviving Company and Parent will be admitted as the sole member of the Initial Surviving Company; and (E) all Company Units issued and outstanding immediately prior to the First Effective Time and all rights in respect thereof shall forthwith cease to exist and be converted into and represent solely the right to receive, in the aggregate and without interest, the Closing Equity Consideration and the Closing Date Cash Proceeds. (b) Second Merger. (i) Immediately following the First Merger and the Indebtedness Repayment, the Second Merger will be consummated by the filing of a certificate of merger in customary form with the Secretary of State of the State of Delaware (the “Second Certificate of Merger”) in accordance with the DLLCA. The Second Merger shall be effective at such time as the Second Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in the Second - 27 - Certificate of Merger but in any event as soon as practicable following the First Merger and the Indebtedness Repayment (the “Second Effective Time”). Upon the Second Effective Time, the Initial Surviving Company shall be merged with and into Purchaser, the separate existence of the Initial Surviving Company shall cease and Purchaser shall continue as the surviving limited liability company under the laws of the State of Delaware (the “Final Surviving Company”). (ii) At the Second Effective Time, by virtue of the Second Merger and without any further action by any other Person: (A) all the properties, rights, privileges, powers and franchises of the Initial Surviving Company and Purchaser shall vest in the Final Surviving Company and all debts, liabilities, obligations and duties of the Initial Surviving Company and Purchaser shall become debts, liabilities, obligations and duties of the Final Surviving Company; (B) (1) the certificate of formation of Purchaser, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation of the Final Surviving Company as of the Second Effective Time, and (2) the limited liability company agreement of Purchaser, as in effect immediately prior to the Second Effective Time, shall be the limited liability company agreement of the Final Surviving Company as of the Second Effective Time; (C) the managers and officers of Purchaser at the Second Effective Time shall be the managers and officers of the Final Surviving Company, in each case until successors are duly elected or appointed in accordance with the limited liability company agreement of the Final Surviving Company and the DLLCA; (D) each unit of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time will be converted into and become one validly issued and fully paid unit of the Final Surviving Company and Parent will continue as the sole member of the Final Surviving Company; and (E) each unit of Purchaser issued and outstanding immediately prior to the Second Effective Time and all rights in respect thereof shall be cancelled and forthwith cease to exist. 2.02 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages at 9:00 a.m. prevailing Eastern Time on the third (3rd) Business Day following full satisfaction or due waiver of all of the closing conditions set forth in Article III (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing), or on such other date as is mutually agreed to in writing by Parent and Seller. The date and time on which the Closing occurs is referred to herein as the “Closing Date”. 2.03 Closing Transactions. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions on the Closing Date: (a) (i) the Company and Merger Sub shall cause the First Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware, and (ii) immediately following the First Merger and the Indebtedness Repayment, the Initial Surviving Company and the Purchaser shall - 28 - cause the Second Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware; (b) Parent shall issue or transfer, or cause to be issued or transferred, to Seller the number of Parent Shares payable as the Closing Equity Consideration pursuant to the terms hereof, which may be represented by book-entry interests or one or more certificates issued to Seller at Parent’s election; (c) Parent shall pay, or cause to be paid, to Seller the Closing Date Cash Proceeds by wire transfer of immediately available funds to the account(s) designated by Seller; (d) Parent shall repay, or cause to be repaid, on behalf of the Company Group, as applicable, all amounts necessary to discharge fully the then-outstanding balance of all Indebtedness set forth on Schedule 2.03(d), if any, (for the avoidance of doubt, after giving effect to the Company Pre- Closing Payments) by wire transfer of immediately available funds in accordance with the Payoff Letters relating to the account(s) designated by the holders of such Indebtedness (the “Indebtedness Repayment”); (e) Parent shall deliver to the Escrow Agent for deposit into an escrow account (such account, the “Purchase Price Adjustment Escrow Account”), an aggregate amount of cash equal to the Purchase Price Adjustment Escrow Amount; (f) Parent shall pay, or cause to be paid, on behalf of the Company, all unpaid Transaction Expenses identified on Schedule 2.03(f) (other than the Bonus Payments, if any) (for the avoidance of doubt, after giving effect to the Company Pre-Closing Payments) to each Person who is owed a portion thereof; (g) Parent shall pay, or cause to be paid, to the Company, for further distribution to and by the Company’s and its Subsidiaries’ payroll provider in accordance with the Company’s payroll processes and procedures, an aggregate amount equal to all unpaid Bonus Payments that are set forth on Schedule 2.03(g) (for the avoidance of doubt, after giving effect to the Company Pre-Closing Payments), if any, for distribution by the Company to its applicable employees or other service providers through the payroll processing system of the Company; (h) the Company shall deliver, or cause to be delivered, to Parent the Consulting Termination Agreement, duly executed by AE Consultant and Edge Autonomy Bend; (i) Seller shall deliver to Parent an IRS Form W-9 duly executed by the Seller; (j) Seller and Parent shall each execute and deliver the A&R Investor Rights Agreement; and (k) the parties hereto shall make such other deliveries as are required to satisfy the conditions set forth in Article III. 2.04 Closing Purchase Price Adjustment. (a) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent (i) a good faith estimate of both (x) the Closing Purchase Price (the “Estimated Closing Purchase Price”), including each of the components thereof calculated in accordance with the definition thereof and, as applicable, the Accounting Principles, based on the Company’s and its Subsidiaries’ books and records and other information then available, and (y) the Closing Equity Consideration, and (ii) updates to Schedules 2.03(d), 2.03(f) and 2.03(g) which, respectively, will contain

- 29 - all Indebtedness, Transaction Expenses (other than Bonus Payments) and Bonus Payments which will all be included in the Estimated Closing Purchase Price. Following delivery of the Company’s calculation of the Estimated Closing Purchase Price and the Closing Equity Consideration, to the extent reasonably requested in writing by Parent, the Company shall make available to Parent supporting documentation (subject to execution of any customary work paper access letter to the extent applicable) used in, and Company personnel involved in, preparing the Estimated Closing Purchase Price and the Closing Equity Consideration (including making their chief financial officer(s) and accountants available to respond to reasonable written or oral inquiries of Parent or its representatives) and the Company shall (A) accept any reasonable comments provided by Parent in good faith based on Parent’s review of the Estimated Closing Purchase Price (or any components thereof) to the extent that the Company does not have reasonable and good faith disagreements with respect thereto, and (B) revise its calculation of the Estimated Purchase Price and the Closing Equity Consideration accordingly; provided that, if following the Parties’ mutual good faith efforts to agree upon the Estimated Closing Purchase Price or the Closing Equity Consideration there remains any good faith dispute over the Estimated Closing Purchase Price or the Closing Equity Consideration, any items subject to such good faith dispute shall be as set forth in the Estimated Closing Purchase Price and the Closing Equity Consideration delivered by the Company as modified by any agreement between the Parties in accordance with this Section 2.04(a) shall govern in all respects for purposes of Closing. For the avoidance of doubt, the obligation of the Company to consider in good faith the reasonable comments of Parent regarding the Estimated Closing Purchase Price and the Closing Equity Consideration shall in no event require the Closing be postponed or otherwise delayed. For the avoidance of doubt, Parent’s failure to object to the Company’s determination of the Estimated Closing Purchase Price and/or the Closing Equity Consideration shall not be deemed a waiver of any of its rights or remedies under this Section 2.04. (b) As promptly as practicable after the Closing, but in no event later than one-hundred and twenty (120) days after the Closing Date, Parent shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth with reasonable support, Parent’s good faith calculation of the Closing Purchase Price, including each of the components thereof, in each case in accordance with the definitions thereof and, as applicable, the Accounting Principles, and a consolidated balance sheet of the Company Group as of the Measurement Time (the “Closing Balance Sheet”). (c) The Closing Balance Sheet shall (i) be prepared in a format consistent with Exhibit H, and Indebtedness and the Closing Working Capital shall be determined, as applicable, in accordance with the Accounting Principles, and (ii) not include any changes in assets or liabilities as a result of purchase accounting adjustments, or changes arising from or resulting as a consequence of the transactions contemplated by this Agreement. (d) The post-Closing purchase price adjustment as set forth in this Section 2.04 is not intended to permit the introduction of different accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, techniques or estimation methods with respect to financial statements, their classification or presentation or otherwise (including with respect to the nature of accounts, level of reserves or level of accruals) from those used in the Accounting Principles. (e) Parent and its Subsidiaries (including the Company Group) shall (i) permit Seller and its representatives to have reasonable access to the books, records and other documents (including work papers, schedules, financial statements, memoranda, etc.) pertaining to or used in connection with the preparation of the Closing Statement or the Closing Balance Sheet and Parent’s calculation of the Closing Purchase Price and provide Seller with copies thereof (as reasonably requested by Seller) (in each case, subject to execution of any customary work paper access letter to the extent applicable) and (ii) provide Seller and its representatives reasonable access to Parent’s and its Subsidiaries’ (including the Company’s - 30 - and its Subsidiaries’) employees and advisors who were involved in the preparation of the Closing Statement, the Closing Balance Sheet and Parent’s calculation of the Closing Purchase Price (including making their chief financial officer(s) and accountants available to respond to reasonable written or oral inquiries of Seller or its representatives). If Seller disagrees with any part of Parent’s calculation of the Closing Purchase Price as set forth on the Closing Statement or the Closing Balance Sheet, Seller shall, within thirty (30) days after Seller’s receipt of the Closing Statement and the Closing Balance Sheet, notify Parent in writing of such disagreement by setting forth in reasonable detail, the specific items in the Closing Statement that are being disputed by Seller, Seller’s calculation of the Closing Purchase Price, including each of the components thereof, and the basis for such disagreement (an “Objection Notice”). Any determination set forth in the Closing Statement, which is not specifically objected to in an Objection Notice delivered within such thirty (30)-day period, shall be conclusive, final and binding on all of the Parties for all purposes hereunder; provided, however, that if Seller objects (in whole or in part) to any item or amount set forth in the Closing Statement, then in resolving such objection Parent shall be entitled to propose adjustments to any other items or amounts affected by the Seller’s objection and Parent’s proposed adjustments shall be resolved in accordance with this Section 2.04(e). If an Objection Notice is timely delivered to Parent, then Parent and Seller shall negotiate in good faith to resolve their disagreements with respect to the computation of the disputed items in the Closing Purchase Price. Parent and Seller each acknowledge and agree that all discussions related to the Objection Notice are, without prejudice, communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege. In the event that Parent and Seller are unable to resolve all such disagreements within thirty (30) days after Parent’s receipt of such Objection Notice or such longer period as Parent and Seller may mutually agree in writing, Parent and Seller shall promptly submit such remaining disagreements to BDO USA, P.C., or, if such firm refuses or is otherwise unable to act in such capacity, to Stout Risius Ross, LLC, or if such firm also refuses or is otherwise unable to act in such capacity, an independent nationally-recognized accounting firm as is acceptable to Parent and Seller (the “Firm”); provided, however, if the parties cannot reach agreement on which entity will serve as the Firm (in the event the parties’ first and alternative firms refuse or are otherwise unable to serve in such capacity), within seven (7) days of either party declaring an impasse, Parent and Seller shall each appoint an independent nationally- recognized accounting firm to represent them, and the parties shall cause such firms to within fourteen (14) days appoint an independent nationally-recognized accounting firm to serve as the Firm. In the event that such impasse-dependent selection process is needed, if a party does not reasonably cooperate in such selection process, the cooperating party’s appointed independent nationally-recognized accounting firm shall serve as the Firm. In the event that the Firm is not selected pursuant to the aforementioned procedures set forth in this Section 2.04(e), the parties shall submit the dispute to JAMS arbitration, pursuant to the JAMS Rules. For the avoidance of doubt, disputes intended to be submitted to the Firm (or in the event the Firm cannot be selected, to arbitration pursuant to the JAMS Rules) relate only to the calculation of the Closing Purchase Price and whether this Section 2.04 was properly applied. Any and all other claims, including but not limited to breaches of representations and warranties, Fraud or other willful misconduct (even if such claims relate to or have an impact on the Closing Purchase Price) shall be subject to the dispute resolution requirements set forth in Section 13.11, Section 13.12 or Section 13.18, as applicable. (f) The Firm shall act as an expert and not as an arbitrator, and make a final and binding determination with respect to the computation of the Closing Purchase Price, including each of the components thereof, to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement and on Exhibit D. Parent and Seller shall cooperate with the Firm during the term of its engagement and shall use reasonable best efforts to cause the Firm to resolve all remaining disagreements with respect to the computation of the Closing Purchase Price, including each of the components thereof, as soon as practicable. The Firm shall consider only those items and amounts in Parent’s and Seller’s respective calculations of the Closing Purchase Price, including each of the components thereof, that in all cases are initially submitted by Parent and Seller to the Firm for resolution (which shall not include any categories of items that were not included in the Objection Notice) and - 31 - identified as being items and amounts to which Parent and Seller have been unable to agree. In resolving any disputed item, the Firm may not assign a value to any item in dispute other than either (i) Parent’s proposed value for such disputed item as submitted by Parent in good faith after considering Seller’s proposed value therefor, or (ii) Seller’s proposed value for such disputed item as submitted by Seller in good faith after considering Parent’s proposed value therefor (i.e., a “baseball arbitration”), based on whether Parent’s or Seller’s proposed value of such disputed item is closer to the Firm’s own calculations for such disputed item. Except as permitted on Exhibit D hereto in order to clarify or understand any position or argument made by a party in a written submission, the Firm’s determination of the Closing Purchase Price, including each of the components thereof, shall be based solely on written presentations submitted by Parent and Seller which are in accordance with the guidelines and procedures (including the definitions of each of the components thereof) set forth in this Agreement (i.e., not on the basis of an independent review). The determination of the Firm shall be conclusive and binding upon the parties hereto and shall not be subject to appeal or further review absent clerical or mathematical manifest error, fraud or willful misconduct by Parent, the Company or the Seller. (g) The fees, costs and expenses of the Firm will be allocated to and borne by the non- prevailing party. If there are multiple items submitted to the Firm that have been identified as being items and amounts to which Parent and Seller have been unable to agree and a party prevailed with respect to some but not all of such disputed items, then the party whose non-prevailing positions in dollar terms exceeded, in the aggregate, such party’s prevailing positions, shall be the non-prevailing party, and in the event that a party’s prevailing and non-prevailing positions are equal, there shall be no non-prevailing party and the parties will equally bear the fees, costs and expenses of the Firm. Prior to the Firm’s determination of the Closing Purchase Price, (i) Parent, on the one hand, and Seller, on the other hand, shall retain the Firm and each pay fifty percent (50%) of any retainer paid to the Firm, and (ii) during the engagement of the Firm, the Firm will bill fifty percent (50%) of the total charges to each of Parent, on the one hand, and Seller, on the other hand. In connection with the Firm’s determination of the Closing Purchase Price, the Firm shall also determine, pursuant to the terms of the first and second sentences of this Section 2.04(g), and taking into account all fees, costs and expenses of the Firm already paid by each of Parent, on the one hand, and Seller, on the other hand, as of the date of such determination, the allocation of the Firm’s fees, costs and expenses between Parent and Seller, which such determination shall be conclusive and binding upon the parties hereto. (h) Within five (5) Business Days after the Closing Purchase Price, including each of the components thereof, is finally determined pursuant to this Section 2.04: (i) if the Closing Purchase Price as finally determined pursuant to this Section 2.04 is less than the Estimated Closing Purchase Price (the total amount of such shortfall, the “Parent Adjustment Amount”), then Parent and Seller shall cause the Escrow Agent to (A) deliver to Parent from the Purchase Price Adjustment Escrow Account an aggregate amount of cash equal to the Parent Adjustment Amount, provided, that if the Parent Adjustment Amount is greater than the Purchase Price Adjustment Escrow Amount, then Parent shall only be entitled to receive an amount equal to the Purchase Price Adjustment Escrow Amount, and (B) deliver to Seller the balance of any cash remaining in the Purchase Price Adjustment Escrow Funds; or (ii) if the Closing Purchase Price as finally determined pursuant to this Section 2.04 is greater than the Estimated Closing Purchase Price (the total amount of such excess, the “Seller Adjustment Amount”), then (A) Parent shall pay or cause to be paid to Seller an amount equal to the lesser of (x) the Seller Adjustment Amount and (y) the amount of the Purchase Price Adjustment Escrow Amount, and (B) Parent and Seller shall - 32 - cause the Escrow Agent to deliver to Seller all cash in the Purchase Price Adjustment Escrow Account. (i) Unless otherwise required by applicable Law, any payment made pursuant to Section 2.04(h) shall (i) be treated by all parties for U.S. federal (and applicable state, local, and non-U.S.) Income Tax purposes as an adjustment to the Enterprise Value and (ii) be made by wire transfer of immediately available funds to the account(s) designated by Parent or Seller, as applicable. Notwithstanding anything to the contrary in this Section 2.04, absent manifest error, fraud or willful misconduct by the Company or the Seller with respect to the preparation of the Estimated Closing Purchase Price or the financial statements or books or records relating thereto, the payments described in Section 2.04(h)(i) shall be the sole and exclusive remedy of Parent for any and all claims arising under this Agreement with respect to this Section 2.04. 2.05 Certain Payments. The Company shall act as paying agent in effecting any payments that are compensatory for income Tax purposes and are made in connection with the transactions contemplated by this Agreement to any individual currently or formerly employed by the Company or any of its Subsidiaries. The Company (or any other Person that has any withholding obligation with respect to any payment made pursuant to this Section 2.05) shall be entitled to deduct and withhold from any payments to be made pursuant to this Section 2.05 any Taxes required to be deducted and withheld with respect to the making of such payments under the Code or any other applicable provision of Law and any amounts deducted or withheld hereunder shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 2.06 Withholding. Parent (and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person in such amounts as Parent or such other Person is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable provision of Tax Law; provided that, except with respect to any payments that are compensatory for Income Tax purposes, subject to payroll Taxes and payable pursuant to Section 2.05, Parent or such other Person shall use commercially reasonable efforts to provide Seller with reasonable written notice at least five (5) Business Days prior to deducting or withholding any amounts pursuant to this Section 2.06 other than any deduction or withholding relating to a failure to deliver the form to Parent pursuant to Section 2.03(i), and shall provide an opportunity to Seller to mitigate, reduce or eliminate any such deduction or withholding. To the extent that amounts are so deducted or withheld and duly and timely paid over to the applicable Governmental Body in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. ARTICLE III CONDITIONS TO CLOSING 3.01 Conditions to Parent’s, Purchaser’s and Merger Sub’s Obligation. The obligation of Parent, Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction of the following conditions immediately prior to the Closing: (a) the representations and warranties set forth in Article IV, Article V or Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) of this Agreement (other than, in each case, the Company Fundamental Representations), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct as of the Closing Date (without giving effect to any Materiality Qualifier) except (i) to the extent that the failure of such

- 33 - representations and warranties to be true and correct, individually or in the aggregate with all failures in clauses (i) and (ii), does not constitute a Material Adverse Change, and (ii) for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any Materiality Qualifier) as of such earlier date except to the extent that the failure of such representations and warranties to have been true and correct as of such earlier date, individually and in the aggregate with all failures in clauses (i) and (ii), did not constitute a Material Adverse Change; (b) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 5.04), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct in all respects (other than any de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date, except for those Company Fundamental Representations which expressly relate to an earlier date, in which case such Company Fundamental Representations shall have been true and correct in all respects (other than any de minimis inaccuracies) as of such earlier date; and (ii) the representations and warranties set forth in Section 5.04 (without giving effect to any Materiality Qualifier in Section 5.04) shall be true and correct in all material respects as of the Closing Date; (c) the Company and Seller shall (i) not be in breach in any material respect of any of the covenants and agreements required to be performed by them under this Agreement prior to the Closing (other than the covenant set forth in Section 7.01(b)(iv)), and (ii) not be in breach in any respect (other than any de minimis breaches) of the covenant set forth in Section 7.01(b)(iv); (d) the Company shall have delivered to Parent a certificate signed by an officer of the Company in the form of Exhibit E, dated as of the Closing Date, certifying that the conditions specified in Section 3.01(a), Section 3.01(b), and Section 3.01(c), in each case, solely with respect to the representations, warranties, covenants and agreements of the Company, have been satisfied; (e) Seller shall have delivered to Parent a certificate signed by an officer of Seller in the form of Exhibit F, dated as of the Closing Date, certifying that the conditions specified in Section 3.01(a), Section 3.01(b), and Section 3.01(c) in each case, solely with respect to the representations, warranties, covenants and agreements of Seller, have been satisfied; (f) the Escrow Agreement shall have been executed by the Escrow Agent and Seller and shall have been delivered to Parent; (g) the Company shall have delivered to Parent a certificate, dated as of the Closing Date and sworn under penalty of perjury, in the form of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying that none of the Company Units is a “United States real property interest” as defined in Section 897(c)(1)(A) of the Code because the Company is not, and has not been at any time during the five (5) years preceding the date of such certification, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, together with a signed notice to be mailed by Parent (together with a copy of the certificate) to the IRS in accordance with Treasury Regulation Section 1.897-2(h)(2); provided that Parent, Purchaser and Merger Sub’s only remedy for the Company’s failure to provide such certificate is to withhold in accordance with Section 2.06, unless Seller provided an IRS Form W-9, e.g., pursuant to Section 2.03(a)(i), in which case there shall be no remedy for the Company’s failure to provide such certificate; (h) the Company shall have delivered the Payoff Letters to Parent no less than three (3) Business Days prior to Closing; - 34 - (i) the Company shall have delivered resignation letters of all directors, managers and officers of the Company and each of its Subsidiaries, other than with respect to resignations that would require a member of the Company Group to obtain a consent, waiver or approval of, or provide a notice to, a Governmental Body; (j) [INTENTIONALLY OMITTED]; (k) the Consulting Termination Agreement shall have been executed by AE Consultant and the Company and shall have been delivered to Parent; (l) the Restrictive Covenant Agreement shall have been executed by AE Consultant and delivered to Parent; (m) the gross receipts Taxes in States of Ohio and Washington for the Pre-Closing Tax Periods shall have been fully paid; and (n) no Material Adverse Change shall have occurred. 3.02 Conditions to the Company’s and Seller’s Obligations. The obligations of the Company and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions immediately prior to the Closing: (a) the representations and warranties set forth in Article VI of this Agreement (other than, in each case, the Parent Fundamental Representations), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct as of the Closing Date (without giving effect to any Materiality Qualifier), except (i) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate with all failures in clauses (i) and (ii), does not constitute a Material Adverse Change, and (ii) for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any Materiality Qualifier) as of such earlier date except to the extent that the failure of such representations and warranties to have been true and correct as of such earlier date, individually and in the aggregate with all failures in clauses (i) and (ii), did not constitute a Material Adverse Change; (b) the Parent Fundamental Representations, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct in all respects (other than any de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date, except for those Parent Fundamental Representations which expressly relate to an earlier date, in which case such Parent Fundamental Representations shall have been true and correct in all respects (other than any de minimis inaccuracies) as of such earlier date; (c) Parent, Purchaser and Merger Sub shall not be in breach in any material respect of the covenants and agreements required to be performed by them under this Agreement prior to the Closing; (d) the fair market value of the Closing Equity Consideration, based on the volume weighted average price for Parent Shares on the day of the Closing, will equal an amount greater than 40% of the sum of (x) the fair market value of the Closing Equity Consideration, based on the volume weighted average price for Parent Shares on the day of the Closing, and (y) Closing Date Cash Proceeds; - 35 - (e) Parent shall have delivered to the Company and Seller a certificate signed by an officer of Parent in the form of Exhibit G, dated as of the Closing Date, certifying that the conditions specified in Section 3.02(a) and Section 3.02(b) have been satisfied; (f) the Escrow Agreement shall have been executed by the Escrow Agent and Parent and shall have been delivered to the Company and Seller; and (g) the Minimum Cash Requirement shall be met. 3.03 Conditions to All Parties’ Obligations. The obligation of each of the Company, Seller, Parent, Merger Sub and Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of immediately prior to the Closing: (a) the approvals and waiting periods under the HSR Act and any Other Antitrust Regulations, FDI Regulations and any other applicable Law that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04(A) shall have been received and remain in effect (in the case of approvals) or expired, waived or been terminated (in the case of waiting periods); (b) no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any Governmental Body enjoining or otherwise prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement; (c) Parent shall have received the Requisite Vote at the Stockholders Meeting; and (d) this Agreement shall not have been terminated in accordance with Section 9.01. 3.04 Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in Section 3.01, Section 3.02 or Section 3.03, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to each of Parent, Purchaser and Merger Sub that the statements in this Article IV are true and correct, except as set forth in the Disclosure Schedules in accordance with Section 13.06 of this Agreement. 4.01 Organization and Power. Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full limited partnership power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by Seller in connection with the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller has made available to Parent true and complete copies of the Governing Documents of the Seller as currently in effect. Seller is not in material default under or in material violation of any provision of its Governing Documents. 4.02 Authorization. The execution, delivery and performance of this Agreement and each of the Seller Documents by Seller and the consummation of the transactions contemplated hereby and thereby - 36 - have been duly and validly authorized and approved by all requisite limited partnership action, and no other limited partnership proceedings, except for the filing of the First Certificate of Merger pursuant to the DGCL and the DLLCA and Second Certificate of Merger pursuant to the DLLCA, are necessary to authorize the execution, delivery or performance of this Agreement by Seller. Seller, in its capacity as sole member of the Company, has approved this Agreement and the transactions contemplated hereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller, and assuming that each of this Agreement and the Seller Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. 4.03 Title to Company Units. Seller legally and beneficially owns all of the Company Units. Other than the Company Units, there are no other Equity Securities of the Company, Seller is the sole member of the Company, and, at the Closing, Seller shall deliver good and valid title to the Company Units, free and clear of all Liens (other than Liens and any other transfer restrictions arising under applicable securities Laws), in accordance with the terms and conditions hereof. 4.04 No Violation. Except for the requirements of the HSR Act and Other Antitrust Regulations and FDI Regulations, and any other consents that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04, Seller is not subject to or obligated under its Governing Documents, any applicable Law, or rule or regulation of any Governmental Body, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Seller’s execution, delivery or performance of this Agreement. 4.05 Governmental Bodies; Consents. Except for the requirements of the HSR Act and any Other Antitrust Regulations and FDI Regulations that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04, Seller is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. No consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. 4.06 Actions. There are no Actions pending, threatened in writing or, to the knowledge of Seller, otherwise threatened, against Seller at law or in equity, or before or by any Governmental Body, which would adversely affect Seller’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement. 4.07 Brokerage. There are no claims for, and no Person is entitled to any, brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller for which Parent or any of its Subsidiaries will be liable following the Closing. 4.08 Investment Representations. (a) Seller is acquiring the Parent Shares issued to it pursuant to this Agreement (the “Parent Securities”) for its own account and not with a view to distribution in violation of any securities Laws. Seller has been advised and understands and acknowledges that the Parent Securities have not been

- 37 - registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law and, subject to the A&R Investor Rights Agreement, Parent is not required to register the Parent Securities. Seller will not sell, transfer or otherwise dispose of the Parent Securities or any interest therein except in a transaction registered pursuant to the provisions of the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act. Seller has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. The purchase of the Parent Securities by Seller has not been solicited by or through anyone other than Parent. (b) Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the risk of its investment in the Parent Securities for an indefinite period. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Parent Securities. Seller is able to bear the economic risk of an investment in the Parent Securities and is able to afford a complete loss of such investment. (c) Seller or its representatives have been furnished with materials relating to the business, finances and operations of Parent and relating to the offer and sale of the Parent Securities that have been requested by Seller. Seller or its representatives have been afforded the opportunity to ask questions of Parent or its representatives and receive answers concerning the terms and conditions of the offering of the Parent Securities and to obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense. Seller understands and acknowledges that its ownership of the Parent Securities involves a high degree of risk and uncertainty. Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Parent Securities. (d) Seller understands and acknowledges that, until such time as the Parent Securities have been registered pursuant to the provisions of the Securities Act, or the Parent Securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificate or book entry position representing the Parent Securities will bear or reflect, as applicable, a restrictive legend or instructions the same or substantially similar to the following: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.” (e) Seller understands and acknowledges that the Parent Securities are being offered and issued in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that Parent is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth in this Agreement in (i) concluding that the issuance and sale of the Parent Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of Seller to purchase the Parent Securities. - 38 - ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to each of Parent, Purchaser and Merger Sub that the statements in this Article V are true and correct, except as set forth in the Disclosure Schedules in accordance with Section 13.06 of this Agreement. All references in this Article V to the Company and/or any of its Subsidiaries shall also include for all purposes all Predecessors of the Company Group. 5.01 Organization and Power; Predecessors. (a) The Company is a limited liability company duly formed and organized, validly existing and in good standing under Delaware Law, and the Company has all requisite limited liability company power and authority to own and operate its properties and to carry on its businesses as now conducted. The Company is qualified to do business and is in good standing (or the equivalent) in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires the Company to qualify, except where the failure to be so qualified would not constitute a Material Adverse Change. The Company has made available to Parent true and complete copies of the Governing Documents of the Company as currently in effect. The Company is not in material default under or in material violation of any material provision of its Governing Documents. The minute books for the three (3) years preceding the date of this Agreement (or, if less, from the date of formation) of the Company have been made available to Parent and are in all material respects true, complete and correct. (b) Set forth on Schedule 5.01(b)(i) are all the names (i.e., “trading” or “doing business as” names) under which the Company Group is conducting business. Schedule 5.01(b)(ii) sets forth a true, accurate and complete list of, in each case in the last four (4) years, (a) any Person that has merged with or into, or converted into, the Company or any of its Subsidiaries, (b) any Person a majority of whose capital stock (or similar outstanding ownership interests) has been acquired by the Company or any of its Subsidiaries, (c) any Person all or substantially all of whose assets have been acquired by the Company or any of its Subsidiaries and (d) any prior names of the Company, any of its Subsidiaries or any Person described in clauses (a) through (c) (each such Person, a “Predecessor”). 5.02 Subsidiaries. Except as set forth on Schedule 5.02, the Company (a) does not have nor has it, in the past four (4) years, ever had any Subsidiaries or held any Investments or any obligation to make any Investments in any Person, and (b) owns, directly or indirectly, of record and beneficially, all Equity Securities in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable securities Laws), and all such Equity Securities are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such equity interests). Each of the Subsidiaries of the Company is duly incorporated, formed or organized, as applicable, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, as applicable, and each of the Subsidiaries of the Company has all requisite limited liability company or corporate (or comparable entity) power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Subsidiaries of the Company is qualified to do business and is in good standing (or its equivalent) in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Change. The Company has made available to Parent true and complete copies of the Governing Documents of each of the Subsidiaries of the Company as currently in effect. None of the Subsidiaries of the Company is in material default under or in material violation of any provision of its Governing Documents. The minute books for the three (3) years preceding the date of this Agreement (or, if less, from the date of formation) of each of the Subsidiaries of the Company have been made available to Parent and are in all material respects true, complete and correct. - 39 - 5.03 Authorization; No Breach. (a) The Company has full limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by the Company in connection with the transactions contemplated by this Agreement (the “Company Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite limited liability company action, and no other limited liability company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the Company Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. (b) Except for the requirements under the HSR Act and any Other Antitrust Regulations and FDI Regulations that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04 and as set forth on Schedule 5.03(b), the execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby, or compliance by the Company Group with any of the provisions hereof or thereof, do not and will not conflict with, result in any material breach of, require any notice under, constitute a material default under (with or without notice or lapse of time or both), result in a material violation of, result in the creation of any Lien upon any material properties or assets of the Company or any of its Subsidiaries under, give rise to any right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or give rise to any obligation of the Company or any of its Subsidiaries to make any material payment under, any provision of (i) any of the Company’s or any of its Subsidiaries’ Governing Documents, (ii) any Contractual Obligation of the Company or any of its Subsidiaries required to be set forth on Schedule 5.12 or with respect to which potential Liabilities would reasonably be expected to exceed $100,000 as a result of any such conflict, breach, failure to deliver notice, default, violation or Lien, (iii) any outstanding Governmental Order applicable to the Company or any of its Subsidiaries or any of the material properties or assets of the Company or any of its Subsidiaries, or (iv) any applicable Law to which the Company or any of its Subsidiaries is subject. 5.04 Governmental Consents. Except for the requirements of the HSR Act and any Other Antitrust Regulations and FDI Regulations that are required for the consummation of the transactions contemplated by this Agreement and except as set forth on Schedule 5.04, no material authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with any of the execution, delivery or performance of this Agreement or the other Company Documents by the Company or the consummation by the Company of any other transaction contemplated by this Agreement. 5.05 Units. (a) The Company Units consist of 1,000 units, all of which are owned and held of record by Seller free and clear of any Liens (other than Permitted Liens and liens arising under applicable securities Laws) and there are no other authorized or issued Equity Securities of the Company. None of the - 40 - Company Units are in certificated form. All of the issued and outstanding Company Units are duly authorized, fully paid, and validly issued and none of the issued and outstanding Company Units were issued in violation of any preemptive, subscription or similar rights or Contractual Obligations, in each case to which Seller or the Company is a party or by which it is bound, or applicable securities Law. There are no declared or authorized but unpaid dividends or distributions with regard to any Equity Security of the Company. (b) There are no Equity Securities or rights of the Company or any of its Subsidiaries, or Contractual Obligations by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for Equity Securities having the right to vote) with the equityholders of any of the Company or any of its Subsidiaries on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of Equity Securities of the Company or any of its Subsidiaries. 5.06 Financial Statements. (a) Attached to Schedule 5.06 are: (a) Intermediate II’s unaudited consolidated balance sheet as of September 30, 2024 (the “Latest Balance Sheet”) and the related statements of income and cash flows for the nine (9)-month period then ended (together with the Latest Balance Sheet, the “Interim Financial Statements”); and (b) Intermediate II’s audited consolidated balance sheet and statements of income and cash flows for the fiscal years ended December 31, 2022 and December 31, 2023 (the “Audited Financial Statements” and, collectively with the Interim Financial Statements, the “Financial Statements”). The Financial Statements have been prepared based upon the information contained in the Company’s and its Subsidiaries’ books and records and have been prepared in accordance with GAAP consistently applied throughout the periods involved, and fairly present in all material respects the consolidated financial position of Intermediate II and its consolidated Subsidiaries as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, subject in the case of the unaudited financial statements to (i) the absence of footnote disclosures and other presentation items, (ii) changes resulting from normal year-end recurring audit adjustments none of which will be material individually or in the aggregate in amount or effect, and (iii) such other exceptions to GAAP as are set forth on Schedule 5.06. (b) Each of the Company and Intermediate II has never conducted and does not conduct any business or operations, nor have any Liabilities, other than (i) liabilities for Taxes, if any, and (ii) those that are incidental to (A) such entity’s ownership of its Subsidiaries and (B) the maintenance of its respective existence as an entity in good standing. (c) Except as set forth on Schedule 5.06(c), Intermediate II and its Subsidiaries’ books and records have been maintained in accordance with GAAP, sound business practices customary for its industry and all applicable requirements of Law. Intermediate II and each of its Subsidiaries has established, adhered at all times during the past three (3) years and maintains and adheres to a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed and the Business is operated, in all material respects, in accordance with management’s general or specific authorization and with applicable Law, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and (iii) access to properties and assets is permitted in accordance with management’s general or specific authorization. At no time during the past three (3) years has (A) any material deficiency or material weakness in any system or internal accounting controls used by Intermediate II or its Subsidiaries been identified, (B) to the Company’s Knowledge, any fraud or other

- 41 - wrongdoing that involves any of the management or other employees of the Company Group who have a role in the preparation of the Financial Statements or the internal accounting controls used by Intermediate II or its Subsidiaries occurred or (C) any credible claim or allegation regarding any of the foregoing been made. All financial and other reports regarding the Company or its Subsidiaries that Seller or the Company, as applicable, has made available in the Data Room are consistent in all material respects with the Company’s and its Subsidiaries’ books and records. (d) The Required Financial Statements, when delivered in accordance with Section 7.09, will not materially differ from the Financial Statements (other than any differences resulting from the applicable time periods during which such financial statements were measured and prepared). The Required Financial Statements, when delivered in accordance with Section 7.09, in each case, will be prepared in conformity with GAAP in all material respects (as modified by the rules and regulations of the SEC) and present fairly in all material respects the financial condition, results of operations and cash flows of the Intermediate II and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to (x) the absence of footnote disclosures and other presentation items (which are not reasonably expected to be, individually or in the aggregate, material), and (y) changes resulting from normal year-end adjustments. None of the information supplied in writing by the Company or Seller for inclusion in the Proxy Statement, any Equity Offering Document or any amendment or supplement thereto includes a misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. 5.07 Accounts Receivable. All Accounts Receivable, unbilled invoices, costs in excess of billings, work in process, and other amounts (“Receivables”) reflected on the Latest Balance Sheet and in the records and books of account of Intermediate II and its Subsidiaries as being due to the Company represent legal, valid, undisputed, binding and enforceable obligations owed to the Company Group arising from bona fide, arm’s length sales actually made or services actually performed by the Company Group in the Ordinary Course of Business and are not subject to any contests, claims, counterclaims or setoffs. Except as set forth on Schedule 5.07, (i) no account debtor or note debtor is delinquent for payments in excess of Ten Thousand Dollars ($10,000) or for more than 90 days, (ii) no account debtor or note debtor has refused or threatened to refuse to pay its obligations to the Company or its Subsidiaries for any reason, or has otherwise made a claim to set-off or similar claim, (iii) no account debtor or note debtor is insolvent or bankrupt, (iv) all accrued fees are billable by the Company or its Subsidiaries, and (v) the books and records of the Company Group include all reserves required by GAAP with respect to the Receivables. Neither the Company nor any Subsidiary has factored, sold or transferred any Accounts Receivable that would otherwise be outstanding and owed to the Company or any of its Subsidiaries based upon the customer payment terms but for such factoring, sale or transfer. 5.08 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.08, the Company Group does not have any Liabilities other than those (i) that are taken into account in calculating the Closing Purchase Price as finally determined pursuant to Section 2.04, including Transaction Expenses, (ii) specifically set forth on the face of the Latest Balance Sheet, (iii) which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which is a Liability for, arises out of, or relates to a breach, default, or violation of a Contractual Obligation, Law, Governmental Order, warranty obligation, tort, infringement, misappropriation or is subject to an Action), (iv) arising under Material Contracts or under contracts and commitments entered into in the Ordinary Course of Business which are not required to be disclosed on Schedule 5.12(a) (none of which is a Liability for, arises out of, or relates to a breach, default, or violation of a Contractual Obligation, Law, Governmental Order, warranty obligation, tort, infringement, misappropriation or is subject to an Action), or (v) pursuant to this Agreement and the Company Documents or the transactions contemplated hereby or thereby. There is no transaction, arrangement or other relationship between the Company or any of the Company’s Subsidiaries, on the one - 42 - hand, and any unconsolidated or other off-balance sheet entity that is not considered part of the Company Group, on the other hand. 5.09 No Material Adverse Change; Absence of Certain Developments. (a) Since July 1, 2024, there has not been any Material Adverse Change. (b) Except (i) as set forth on Schedule 5.09(b) and (ii) in connection with the transactions contemplated by this Agreement, since July 1, 2024, neither the Company nor any of its direct and indirect Subsidiaries has engaged in any material transaction that was not in all material respects in the Ordinary Course of Business. Without limiting the generality of the foregoing, and except as set forth on Schedule 5.09(b) and except in connection with the transactions contemplated by this Agreement, since July 1, 2024, neither the Company nor any of its Subsidiaries has taken any action that would have been prohibited by Section 7.01(b) if it had been taken after the date hereof and prior to the Closing Date; provided, that for purposes of this Section 5.09(b) the words “or fail to make” in Section 7.01(b)(x) shall be deemed deleted. 5.10 Title to Properties. (a) The Company Group owns good and valid title to, or holds a valid leasehold interest in, all of the material tangible personal property used by them in the conduct of their business (the “Assets”), free and clear of all Liens, except for Permitted Liens. Except as disclosed on Schedule 5.10(a), the Assets, together with the Leased Real Property and Intellectual Property owned or licensed by the Company Group or used in or necessary for the Business, comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, that are necessary for the conduct of, or used in, the Business as currently conducted and include all of the operating assets of the Business and are sufficient to enable the Business to be conducted immediately after the Closing in the same manner as the Business has been conducted in the past two (2) years. (b) The material trade fixtures, improvements and tangible personal property included in the Assets have been maintained in the Ordinary Course of Business in accordance with customary industry practice, and are, in all material respects, adequate and suitable for their present uses and are in good working order and repair (ordinary wear and tear excepted), and are not in need of material maintenance or repairs (other than repairs in the Ordinary Course of Business that are not material in nature or cost, individually or in the aggregate). All Assets (other than those in transit) are located at the Leased Real Properties. (c) Schedule 5.10(c) contains a list of all material real property leased, by each of the entities in the Company Group (collectively, the “Leased Real Property”). The Company has delivered to Parent a true and complete copy of the underlying lease or Contractual Obligation with respect to each parcel of Leased Real Property (each, a “Lease” and collectively, the “Leases”). Except as set forth on Schedule 5.10(c), with respect to each of the Leases: (i) the Company Group has not received written notice or to the Company’s Knowledge, other notice, of any default, event or occurrence that has resulted or would result (with or without the giving of notice, the lapse of time, or both) in a default in any material respect by the Company or any of its Subsidiaries under any Lease, and to the Knowledge of the Company, no event has occurred which (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the entities in the Company Group (as applicable) or, to the Knowledge of the Company, any other party thereto, (ii) the Leases are in full force and effect and constitute valid and binding agreements of the Company Group, as applicable, enforceable against the parties thereto in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general - 43 - principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any counterparty to any Lease, is in breach or default of any of their respective material terms in any material respect, and (iii) the Company’s or its Subsidiaries’ possession and quiet enjoyment under each Lease has not been disturbed. All of the buildings, fixtures and other improvements located on each Leased Real Property were constructed and have been maintained in all material respects in accordance with all Laws and are in reasonably good condition and repair in all material respects, structurally sound and free of material defects and are sufficient for the operation of the Business (ordinary wear and tear excepted). To the Knowledge of the Company, none of the Leased Real Properties or the buildings, fixtures, and other improvements located thereon, nor their use, operation, or maintenance for the purpose of carrying on the Business, materially violate any restrictive covenant or any provision of any applicable Laws or materially encroach on any property owned by any other Person. To the Knowledge of the Company, no fact or condition exists that could reasonably be expected, in the ordinary course of events, to result in the termination or material impairment of presently available access from adjoining public or private streets or ways, or in the discontinuation of presently available sewer, water, electric, gas, telephone, or other utilities or services for any Leased Real Property. Except as set forth on Schedule 5.10(c), there are no leasehold interests, subleases, or other rights (whether written or oral) granted by the Company or any of its Subsidiaries to any other Person to use or occupy such Leased Real Property (or any portion thereof or interest therein). To the Knowledge of the Company, no condemnation or expropriation Action is pending or threatened against any Leased Real Property. None of the Company or any of its Subsidiaries has received any written, or to the Knowledge of the Company, other notice from any insurance company or board of fire underwriters of any defects or inadequacies that could adversely affect the insurability of the Leased Real Property or requesting the performance of any material work or alteration with respect to any Leased Real Property. None of the Company or any of its Subsidiaries owes, or has made any commitment to pay in the future, any brokerage commissions or finder’s fees with respect to any Leased Real Property. To the extent ordered, commissioned, or in the possession or control of the Company or any of its Subsidiaries, the Seller has provided Parent with true, correct and complete copies of any instruments evidencing Liens, commitments or policies of title insurance, surveys (as built or otherwise), title opinions, zoning reports, letters, approvals and ordinances, soil tests, geotechnical reports, architectural, engineering and other plans, appraisals, certificates of use or occupancy, or other material real property diligence documents with respect to any Leased Real Property. (d) The Company does not own any Real Property. 5.11 Tax Matters. Except as set forth on Schedule 5.11: (a) Each of the members of the Company Group has duly and timely filed all Income Tax and other material Tax Returns that are required to be filed by or with respect to it under applicable Laws and regulations (taking into account any extensions) and all such Tax Returns are accurate, correct and complete in all material respects. (b) All Income Tax and other material Taxes due and owing by each of the members of the Company Group have been fully and timely paid (whether or not such Taxes are shown on any Tax Return) or properly accrued, except to the extent of any reserve included in the Financial Statements in accordance with GAAP. (c) Each of the members of the Company Group has withheld or collected and timely paid over to the appropriate Governmental Body all material amounts required to be so withheld or collected and paid over under applicable Law in connection with any amounts paid or owing to any employee (current or former), independent contractor, creditor, equity holder, shareholder, or other Person. Each of the - 44 - members of the Company Group has complied in all material respects with all reporting and record keeping requirements related thereto. (d) All material deficiencies asserted or material assessments made as a result of any examinations by any Governmental Body of the Tax Returns or Taxes of any member of the Company Group have been satisfied by payment or withdrawn. (e) Neither the Company nor any of its Subsidiaries has waived the statute of limitations with respect to material Taxes or consented to extend the time, or been the beneficiary of any extension of time, in which any material Tax may be assessed or collected by any Governmental Body, in each case, that remains in effect. Neither the Company nor any of its Subsidiaries currently is a beneficiary of any extension of time within which to file any Tax Return that remains in effect (other than automatic extensions). (f) There are no ongoing, pending, threatened in writing, or to the Company’s Knowledge, otherwise threatened Tax audits, assessments or other proceedings with respect to material Taxes or material Tax Returns by any Governmental Body against the Company or any of its Subsidiaries. (g) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any obligation under any material Tax allocation, sharing, or indemnity agreement or other similar Contractual Obligations (other than (i) any agreement solely among the Company Group or (ii) any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes). (h) Neither the Company nor any of its Subsidiaries is or has been a member of a consolidated, combined, affiliated or unitary group filing a consolidated Tax Return for U.S. federal Income Tax purposes (or any similar group under state, local or non-U.S. Law) (other than a group the common parent of which is or was the Company or any of its Subsidiaries), and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than the Company Group) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee, successor, by Contractual Obligation. (i) Within the last two (2) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (j) The Company is, and has been since its inception, properly classified as an association taxable as a corporation for U.S. federal and applicable state and local Income Tax purposes. The U.S. Income Tax classification of each Subsidiary of the Company is set forth on Schedule 5.11(j) of the Disclosure Schedules. (k) Neither the Company nor any of its Subsidiaries is, or has been, a party to any “reportable transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b). (l) Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code. (m) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any condition exists that could reasonably be expected to prevent

- 45 - or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (n) In the last three (3) years, no claim has been made by a Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not pay Taxes or file Tax Returns for a particular type of Tax that the Company or such Subsidiary, as applicable, is or may be subject to taxation in respect of such type of Tax by that jurisdiction. (o) Neither the Company nor any of its Subsidiaries has (i) executed or entered into a “closing agreement” as described in Section 7121 of the Code or any other similar agreement prior to the Closing Date with respect to Taxes of the Company Group that will bind the Company Group after the Closing Date, (ii) applied for a written ruling from a Governmental Body relating to any Taxes that is currently pending, (iii) commenced any voluntary disclosure proceeding or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, other than in respect of the preparation of Tax Returns. (p) Neither the Company nor any of its Subsidiaries (i) has, or has ever had, a permanent establishment in any country other than the country (or political subdivision thereof) in which it was organized, (ii) is subject to Tax in any country other than the country (or political subdivision thereof) in which it was organized, or (iii) owns, or has ever owned, an interest in any controlled foreign corporation as defined in Section 957 of the Code (other than (A) Limited Liability Company “Edge Autonomy Ukraine”, (B) Edge Autonomy Riga SIA and (C) Edge Autonomy Ontario, Inc.), any specified foreign corporation (as defined in Section 965 of the Code), or any passive foreign investment company (as defined in Section 1297 of the Code). (q) There are no Liens (other than Taxes described in clause (b) of Permitted Liens) as a result of any unpaid Taxes upon any of the assets of any member of the Company Group. (r) Neither the Company nor any of its Subsidiaries (nor Parent, Purchaser nor any of their respective Affiliates) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date: (i) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or any prepaid or deferred revenue received or realized on or prior to the Closing Date, other than in the Ordinary Course of Business, (ii) as a result of any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1.1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax Law) with respect to a transaction consummated prior to the Closing, (iii) as a result of any change in method of accounting made on or prior to the Closing Date or use of an improper method of accounting on or prior to the Closing Date, or (iv) that is attributable to a Tax ruling or agreement entered into with a Governmental Body, including a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) executed on or before the Closing Date. Neither the Company nor any of its Subsidiaries has ever used the cash receipts and disbursements method of accounting for federal or applicable state, local or non-U.S. Income Tax purposes. The Company has not made an election pursuant to Section 965(h) of the Code. (s) Each of the members of the Company Group has properly collected and remitted all material sales, use, value added and similar Taxes required to be collected and remitted with respect to sales made to its customers and, to the Knowledge of the Company, for all sales or provision of services that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, each of the members of the Company Group has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt. - 46 - (t) Neither the Company nor any of its Subsidiaries is a party to or a member of any joint venture, partnership, limited liability company or other Contractual Obligation which could reasonably be expected to be treated as a partnership for U.S. federal income tax purposes. (u) Neither the Company nor any of its Subsidiaries is subject to any Tax holiday or Tax incentive or grant in any jurisdiction that, based on applicable Law, could be subject to recapture at or following the Closing. (v) Neither the Company nor any of its Subsidiaries has made a claim under Section 2301 of the CARES Act (or any similar election under federal, state or local Law). 5.12 Material Contracts. (a) Except as set forth on Schedule 5.12(a), neither the Company nor any of its Subsidiaries is a party to any: (i) collective bargaining agreement or other labor-related Contractual Obligation with any labor union, works council or other similar labor organization representing any employee of the Company or any Subsidiary; (ii) profit sharing, employee equity purchase, profits interests, equity option or similar plan; (iii) any Contractual Obligation under which the Company or any of its Subsidiaries has advanced or loaned a material amount to any of its employees or any employee’s Affiliates or any officer or manager of the Company Group, in each case, other than travel allowances or other business expenses in the Ordinary Course of Business; (iv) Contractual Obligation for the employment of any individual employee on a full-time basis providing for base compensation in excess of $250,000 per annum or which cannot be terminated without liability; (v) Contractual Obligation or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Company or any of its Subsidiaries (excluding, for the avoidance of doubt, in respect of any customs, licensing, bid, surety or performance bonds, or any similar instruments); (vi) Contractual Obligation related to Indebtedness; (vii) Contractual Obligation under which it is lessee of, or holds or operates any personal property owned by any other Person, for which the annual rental exceeds $150,000; (viii) Contractual Obligation under which it is lessor of or permits any third-Person to hold or operate any property, real or personal, for which the annual rental exceeds $150,000; (ix) other than purchase orders or statements of work entered into in the Ordinary Course of Business in an amount not to exceed $500,000, Contractual Obligation or group of related Contractual Obligations with any Material Customer; - 47 - (x) other than purchase orders or statements of work entered into in the Ordinary Course of Business in an amount not to exceed $500,000, Contractual Obligation or group of related Contractual Obligations with any Material Supplier; (xi) Contractual Obligations for (i) the licensing of material Intellectual Property by the Company or any of its Subsidiaries to a third-Person or by a third-Person to the Company or any of its Subsidiaries or (ii) the creation or development of any material Intellectual Property, by or on behalf of the Company or any of its Subsidiaries, other than (A) licenses for Off-the-Shelf Software, open source or free software used by the Company or any of its Subsidiaries, (B) non-exclusive licenses of Intellectual Property, entered into by the Company or any of its Subsidiaries in the Ordinary Course of Business, (C) non- exclusive licenses of Intellectual Property that are merely incidental to the primary purpose of the applicable Contractual Obligation or (D) employee invention assignment or contractor agreements executed substantially on Company’s or its Subsidiaries’ standard form of agreement); (xii) Contractual Obligations relating to the acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person, material asset, material property, or line of business entered into during the past three (3) years or the future acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person or material line of business; (xiii) Contractual Obligation granting any Person a right of first refusal, right of first offer, or other preferential right to purchase or acquire any equity interests of the Company Group, or any of the assets, products, services, properties or businesses of the Company Group; (xiv) Contractual Obligation or purchase order for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company or any of its Subsidiaries of an amount in excess of $500,000, other than in respect of the Company’s or any of its Subsidiaries’ role as general contractor on construction projects; (xv) settlement, conciliation or similar agreement, in each case, pursuant to which, following the Closing, the Company or any of its Subsidiaries has any executory payment obligation in excess of $150,000 or is subject to any material restriction on the operations of the Company or any of its Subsidiaries; (xvi) Contractual Obligation containing “most favored nation” or “best pricing” provisions, or other Contractual Obligation that contains exclusivity, rights of first refusal or rights of first negotiation granted by the Company or any of its Subsidiaries; (xvii) any obligation under which the Company or any of its Subsidiaries is, or may become, obligated to indemnity another Party, other than pursuant to an existing Contractual Obligation with a customer or supplier in the Ordinary Course of Business; (xviii) Contractual Obligation which provides for or otherwise includes a minimum volume or purchase requirement of the Company or any of its Subsidiaries; (xix) Contractual Obligation that limits or restricts the ability of the Company or any of its Subsidiaries to (A) solicit or hire any employee, independent contractor or - 48 - customer, of any Person, or (B) compete or engage in any material respect in any line of business or with any Person or in any geographic area or during any period of time; (xx) Contractual Obligation required to be disclosed on Schedule 5.19; (xxi) Government Contract of $1,000,000 or more or any Contractual Obligation with a Governmental Body; (xxii) Contractual Obligation establishing any joint venture, partnership, strategic alliance or other collaboration; (xxiii) any agency, dealer, distributor, sales representative, marketing, handler, third-Person service provider or other similar agreement; or (xxiv) any Contractual Obligation not otherwise disclosed on Schedule 5.12(a) (and excluding any Plan) (i) pursuant to which the Company has an aggregate future Liability to any Person in excess of One Million Dollars ($1,000,000), (ii) entered into other than in the Ordinary Course of Business or other than on arm’s length terms (iii) that is material to the conduct or operation of the Business or (iv) the termination or failure to renew of which would be material. (b) Each of the Contractual Obligations listed or required to be listed on Schedule 5.12(a) (each, a “Material Contract”) is in full force and effect, and is a legal, valid and binding obligation of the Company or a Subsidiary of the Company which is party thereto, and, to the Knowledge of the Company, of the other parties thereto enforceable against each of them in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. Except as set forth on Schedule 5.12(b), the Company Group has performed its obligations pursuant to the Material Contracts, and neither the Company nor any Subsidiary of the Company (as applicable) is in default under any Material Contract, and, to the Knowledge of the Company, the other party to each Material Contract is not in material default thereunder. Except as set forth on Schedule 5.12(b), no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the part of the Company, or any Subsidiary of the Company or, to the Knowledge of the Company, any other party under any Material Contract. No party to any Material Contract has exercised, threatened in writing or, to the Company’s Knowledge, otherwise threatened to exercise any termination rights with respect thereto, and (ii) no party has given written notice, or, to the Company’s Knowledge, other notice of any material dispute with respect to any Material Contract. No Material Contract is subject to any claims, charges, setoffs or defenses and to the Knowledge of the Company there do not exist any material disputes with respect to any Material Contract. The Company has made available to Parent true and correct copies of each Material Contract. (c) Work-In-Process. Except as set forth on Schedule 5.12(c), (i) all work-in-process (as such term is used in accordance with GAAP) with any Material Customer of the Company and each of its Subsidiaries currently underway (“Work-In-Process”) with a value in excess of One Hundred Thousand Dollars ($100,000) constitutes work performed in all material respects pursuant to fully executed written Contractual Obligations, sales orders taken in the Ordinary Course of Business or orders and change orders issued and approved by the applicable customer within the terms of the relationship pursuant to which such Work-In-Process is being conducted (collectively, the “WIP Authorizations”), (ii) none of the Company or its Subsidiaries or, to the Knowledge of the Company, any customer of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other party to such Contractual Obligations or the WIP Authorizations has been declared in writing by the applicable customer to be in default or in breach of the material terms of any material obligation thereunder, (iii) all Work-In-Process is, in all material

- 49 - respects, of a quality ordinarily produced in accordance with the requirements of the orders to which such Work-In-Process is identified, and will require no material rework with respect to services performed prior to Closing, and (iv) all Work-In-Process is being conducted, in all material respects, pursuant to (a) an enforceable oral agreement entered into in the Ordinary Course of Business or (b) a fully executed written Contractual Obligation, WIP Authorization or sales order entered into in the Ordinary Course of Business or orders and change orders issued with the terms of the relationship pursuant to which such Work-In- Process is being conducted. 5.13 Intellectual Property. (a) All registered Trademarks and applications to register Trademarks, patents and patent applications, material unregistered Trademarks, material Software, registered copyrights and copyright applications and material unregistered copyrights owned by, and Internet domain names registered to, the Company or any of its Subsidiaries are set forth on Schedule 5.13(a) (collectively, the “Company Intellectual Property”). Except as set forth on Schedule 5.13(a): (i) the Company and each of its Subsidiaries owns or are the registrant of all of the Company Intellectual Property indicated on Schedule 5.13(a) as being owned by such entity, free and clear of all Liens (other than Permitted Liens); (ii) neither the Company nor any of its Subsidiaries has received any written claims within the twenty-four (24) months prior to the date hereof alleging that the Company or any of its Subsidiaries has infringed or misappropriated the Intellectual Property of any other Person or offering to license any Intellectual Property to the Company or any of its Subsidiaries in exchange for avoiding the potential for a lawsuit; (iii) none of the Company nor any of its Subsidiaries is currently infringing or misappropriating the Intellectual Property of any other Person; and (iv) to the Knowledge of the Company, there is not currently any infringement or misappropriation by any other Person of any Company Intellectual Property and neither the Company nor any Subsidiary has sent any written notice, charge, complaint, claim or other assertion asserting or threatening to assert any Action against any Person involving or relating to any Company Intellectual Property during the last three (3) years prior to the Closing Date. (b) No current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries owns any rights in or to any Company Intellectual Property. Since the Lookback Date, the current and former directors, officers, employees, contractors and consultants of the Company Group who contributed to the discovery, creation or development of any material Company Intellectual Property did so pursuant to an executed, enforceable, valid written agreement that assigned all of his or her rights in such Company Intellectual Property to the Company Group or such rights vested in a member of the Company Group by applicable Law. No current or former directors, officers, employees, contractors or consultants of the Company or any of its Subsidiaries has made a written claim, or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) to make any claim, of ownership or right, in whole or in part, to any Company Intellectual Property or to any remuneration in connection therewith. (c) No confidential Trade Secret included in any Company Intellectual Property has been authorized to be disclosed or, to the Knowledge of the Company, has been actually disclosed by the Company or one of its Subsidiaries to any Person other than pursuant to a written confidentiality contract restricting the disclosure and use thereof. To the Knowledge of the Company, there has been no unauthorized use, disclosure or misappropriation by any Person of any trade secrets owned by the Company Group. The Company Group takes commercially reasonable measures designed to protect the secrecy, confidentiality and value of all confidential Trade Secrets owned by the Company Group. (d) The Company or its applicable Subsidiaries own or have sufficient rights to use, all of the material Intellectual Property used or held for use in the operation of the business of the Company - 50 - or one of its Subsidiaries as each is presently conducted and has been conducted during the two (2) years prior to Closing. (e) The information technology systems (including the software, firmware, and hardware) owned, leased or licensed by the Company or any of its Subsidiaries and used in the conduct of their respective businesses are sufficient in all material respects for the immediate needs of the businesses of each of the members of the Company Group. None of the Software included in the Company Intellectual Property is subject to any “open source” (including any “copyleft”) license (including any GPL, AGPL or other software license approved by the Open Source Initiative or any Creative Commons license) (collectively, “Open Source Licenses”) and used by the Company or any of its Subsidiaries in a manner which requires them to publicly distribute or disclose the Source Code for such Software included in the Company Intellectual Property. The Company and each of its Subsidiaries are in material compliance with all Open-Source Licenses applicable to its use of any Software governed by such licenses. The Company Group has not delivered, licensed or made available, or obligated itself (whether present, contingent, or otherwise) to deliver, license or make available, the Source Code for any Software included in the Company Intellectual Property to any escrow agent or other Person who is not a current or former employee, contractor or consultant of the Company or one of its Subsidiaries under a duty of confidentiality with respect to such Source Code. To the Knowledge of the Company, there has been no unauthorized use, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to any Source Code owned by the Company Group. (f) The Company and each of its Subsidiaries is compliant in all material respects with all Data Protection Obligations. The Company and each of its Subsidiaries has implemented controls, including policies and procedures, reasonably designed to ensure compliance with Data Protection Obligations. The Company and each of its Subsidiaries has adopted and published privacy policies on its website that accurately describe its privacy practices, including its collection, use, and disclosure of Personal Data. The Company and each of its Subsidiaries has implemented appropriate mechanisms to ensure that the transfer of Personal Data from the European Economic Area, the United Kingdom, and other jurisdictions whose Laws restrict the transfer of Personal Data to a third country or international organization complies with such Laws, as applicable, in all material respects. (g) The Company and each of its Subsidiaries has implemented and maintains a written information security program comprised of reasonable administrative, technical, and physical safeguards to protect the security, confidentiality, integrity, and availability of Sensitive Data and the Company’s or its Subsidiaries’ information technology systems, taking into account the risks to and sensitivity of the data Processed by the Company Group. This program requires, at minimum, encryption of Personal Data in transit and while in storage on portable devices, use of multi-factor authentication for remote access to the Company Group’s information technology systems, regular patching and updating of software, and deployed anti-virus and anti-malware protection on each endpoint. The Company Group’s information security program(s) comply with applicable Data Protection Obligations in all material respects. Except as otherwise set forth in Schedule 5.13(g), the Company Group has not in the last three (3) years experienced any known or reasonably suspected Security Incidents. The Company has not in the last three (3) years been (i) required under applicable Data Protection Obligations to notify any Person of any Security Incident or (ii) notified by any Person of any Security Incident impacting the Company’s or any Subsidiary’s Personal Data or information technology systems. The Company and each of its Subsidiaries maintains cybersecurity insurance as set forth on Schedule 5.17. (h) The Company and each of its Subsidiaries has and maintains commercially reasonable and appropriate backup and data recovery, disaster recovery, incident response, and business continuity plans and procedures, and tests such plans and procedures on a regular basis, and such plans and procedures have been effective in all material respects upon such testing. To the Knowledge of the - 51 - Company, the Company’s and its Subsidiaries’ information technology systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other Software routines or components (i) that are intentionally designed to significantly disrupt or adversely affect the functionality or integrity of any information or system, or (ii) that are intentionally designed to permit unauthorized access to, maliciously disable or maliciously encrypt or erase Software, hardware, or data. (i) The Company and each of its Subsidiaries has conducted commercially reasonable due diligence on all processors, outsourcers, and service providers that Process Sensitive Data on behalf of the Company Group, or with whom they otherwise provide access to Sensitive Data or provide access to the Company’s or Subsidiaries’ information technology systems, and have contractually obligated all such Persons that are Processing Personal Data on the Company Group’s behalf to (i) comply with applicable Data Protection Obligations in all material respects, (ii) implement reasonable safeguards to protect the security and confidentiality of Personal Data and Company Group information technology systems, and (iii) comply with any other material obligations expressly required by Data Protection Obligations to be included in such contracts. (j) There is no Action pending, asserted in writing or threatened in writing (or, to the Knowledge of the Company, otherwise asserted or threatened) against the Company or any of its Subsidiaries alleging a violation by the Company Group of any Data Protection Obligations or any Person’s right of privacy or publicity, and, to the Knowledge of the Company, no valid basis exists for any such Action. Neither the Company nor its Subsidiaries has (i) received any written communications from or (ii) to the Knowledge of the Company, been the subject of any investigation by a data protection authority or any other Governmental Body, in each of (i) and (ii), regarding data security or the Processing of Personal Data. The execution and performance of this Agreement and the other agreements contemplated hereby will not materially breach or otherwise cause any material violation on the part of the Company or any of its Subsidiaries of any applicable Data Protection Obligations. The Company Group does not sell, rent or otherwise make available any Personal Data to non-Affiliated Persons for such Persons’ own use. (k) Except as set forth on Schedule 5.13(k), no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution was used, directly or indirectly, to create, in whole or in part, any material Company Intellectual Property, except for any such funding or use of facilities or personnel that does not (i) result in such Governmental Body or institution obtaining any ownership of such Intellectual Property or (ii) place any restriction or obligation on the ownership or use by the Company Group of such Intellectual Property. 5.14 Actions. Except as set forth on Schedule 5.14, there is no material Action, and since January 1, 2021, there has been no material Action, pending, asserted in writing or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any officer, director, manager or employee thereof in their capacity as such, at law or in equity, or before or by any Governmental Body. Except as set forth on Schedule 5.14, neither the Company nor any of its Subsidiaries (a) is subject to any outstanding Governmental Order that imposes any material restriction on the Company or any of its Subsidiaries or (b) has, during the last five (5) years, entered into any settlement agreement that has resulted in or required a monetary payment by the Company or any of its Subsidiaries, or involved any restricting limitations, or obligations on the Company or any of its Subsidiaries. 5.15 Employee Benefit Plans. (a) Except as listed on Schedule 5.15(a), neither the Company nor any of its Subsidiaries maintains or contributes to or has any Liability with respect to, and no current or former employees, officers, managers, independent contractors, consultants, or directors of the Company or any of - 52 - its Subsidiaries participate in or receive benefits under any material (i) nonqualified deferred compensation or retirement plans, (ii) qualified “defined contribution plans” (as such term is defined under Section 3(34) of ERISA, whether or not subject to ERISA), (iii) qualified “defined benefit plans” (as such term is defined under Section 3(35) of ERISA, whether or not subject to ERISA) (the plans described in the foregoing clauses (ii) and (iii) are collectively referred to herein as the “Pension Plans”), (iv) “welfare benefit plans” (as such term is defined under Section 3(1) of ERISA, whether or not subject to ERISA) (the “Welfare Plans”), or (v) other compensation, incentive, severance, equity or equity based, employment, or fringe or employee benefit plan, program, policy, contract or arrangement, in each case of the arrangements referenced in clause (v), maintained by a member of the Company Group or pursuant to which any member of the Company Group has any Liability (items (i) through (v), regardless of whether material or not, are collectively referred to herein as the “Plans”; provided, however, that the term “Plan” shall not include any plans, programs, policies, or Contractual Obligations maintained by any Governmental Body). (b) With respect to each material Plan, the Company has made available to Parent (i) a true and correct copy of each such Plan (including all amendments thereto) or a written description of such Plan to the extent there is no written plan document, (ii) the current summary plan description and any summary of material modifications thereto, and (iii) the most recent IRS opinion or determination letter with respect to each Pension Plan. (c) Each Pension Plan (other than any Multiemployer Plan) which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code, has either received a favorable determination letter or opinion letter from the IRS that such Pension Plan is so qualified or has requested such a favorable determination letter within the remedial amendment period of Section 401(b) of the Code and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to jeopardize the qualification of such Pension Plan. The Plans (other than any Multiemployer Plan) comply in form and in operation in all material respects with their terms and the requirements of the Code and ERISA and other applicable Law. (d) With respect to the Plans (other than any Multiemployer Plan), except as would not result in material liability to the Company Group, (i) all required contributions have been made or properly accrued, (ii) there are no Actions pending, threatened in writing, or, to the Knowledge of the Company, otherwise threatened, other than routine claims for benefits, (iii) to the Knowledge of the Company, there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code), and (iv) all material reports, returns and similar documents required to be filed with any Governmental Body or distributed to any Plan participant have been timely filed or distributed. (e) Neither the Company nor any of its Subsidiaries has, nor, to the Knowledge of the Company, has any of their respective directors, officers or employees or any other “fiduciary,” as such term is defined in Section 3 of ERISA, committed any material breach of fiduciary responsibility imposed by ERISA or any other applicable Law with respect to the Plans which could subject the Company, Purchaser, any of their Subsidiaries or any of their respective directors, managers, officers or employees to any material liability under ERISA or any applicable Law. (f) Neither the Company nor any of its Subsidiaries has incurred any material Liability for any Tax or civil penalty imposed by Section 4975 of the Code or Section 502 of ERISA which has not been satisfied in full. (g) No member of the Company Group contributes to or has any Liability (including on account of a member of the Company’s Controlled Group) with respect to any Multiemployer Plan or

- 53 - any Pension Plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code. No Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code. (h) None of the Plans obligates the Company Group to provide a current or former employee, officer, director, independent contractor, consultant, or manager (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law without any material Liability to any member of the Company Group. No member of the Company Group has any material Liability with respect to any failure to comply with the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law. (i) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or property, acceleration of benefits, or provision of other rights have or may be made which, in the aggregate, would result in the imposition of a Tax under Section 4999 of the Code. (j) No Person is entitled to receive any additional payment (including any Tax gross- up or similar payment) as a result of the imposition of Taxes under Sections 4999 and 409A of the Code. (k) Each Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and maintained in all material respects in compliance with Section 409A of the Code and the rules and regulations thereunder, such that the additional Tax described in Section 409A(a)(1)(B) of the Code would not be assessed. (l) Except as listed on Schedule 5.15(l), the consummation of the transactions contemplated by this Agreement will not (alone or in connection with any other event): (i) result in severance pay or any other payment or any increase in severance pay or any other payment to any current or former employee, officer, director, independent contractor, consultant, or manager of the Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting, result in any payment or funding of compensation or benefits, increase the amount payable, result in the forgiveness of indebtedness or result in any other obligation pursuant to, any Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries to amend or terminate any Plan, or (iv) result in any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) receiving any “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). 5.16 Employees. (a) The Company Group has made available to Parent a complete and correct list of all employees of the Company Group as of January 11, 2025, showing for each: (i) start date, (ii) current job title, (iii) whether paid on a salary or, hourly status or other basis, (iv) exempt or non-exempt status (for U.S. employees), (v) base salary or hourly rate (if applicable), (vi) bonus target opportunities, (vii) work location (city, state (where applicable), and country), and (viii) full time or part time status. (b) Except as set forth in Schedule 5.16(b), neither any employee of the Company Group with annualized compensation at or above $150,000 nor employees of the Company Group with aggregate annualized compensation at or above $1,000,000 has given written notice to the Company or any Subsidiary of his, her or their intent to terminate employment with the Company or any Subsidiary prior to the one-year anniversary of the Closing Date. - 54 - (c) The Company has made available to Parent complete and correct copies of (i) all employee trade secret, non-compete, non-solicit, non-disclosure, and invention assignment Contractual Obligations or a form of such Contractual Obligations entered into with current employees and (ii) all employment manuals and handbooks applicable to current employees of the Company and/or its Subsidiaries. (d) The Company Group is, and has been for the past three (3) years, in compliance in all material respects with (i) all applicable Laws relating to labor, employment and employment practices, including those Laws regarding terms and conditions of employment, hiring, background checks, disability rights or benefits, accommodations, privacy, compensation, wages and hours (including compliance with Laws relating to overtime pay, meal and rest periods, travel time, on-call, payment, working time, and piece rate pay), benefits, classification of employees and independent contractors, employment discrimination, harassment and retaliation, pay equity, equal opportunity, pay transparency, affirmative action, record retention, leaves of absence, workers’ compensation, unemployment insurance, whistleblowing, occupational health and safety, child labor, reductions in force, plant closures and layoffs (including under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or similar state or local laws (the “WARN Act”)), termination of employment, group terminations, wrongful termination, immigration and employment eligibility verification, collective bargaining, and the collection and payment of payroll Taxes, and (ii) all obligations of the Company Group under any employment Contractual Obligation, consulting Contractual Obligation, severance Contractual Obligation, labor Contractual Obligation, or any other employment or labor-related Contractual Obligation. (e) There are no, and in the past three (3) years there has been no, Action pending, or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries before the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board, the U.S. Department of Labor or any other Governmental Body alleging material non-compliance with applicable Laws relating to labor, employment and employment practices. No Governmental Order imposes any material continuing obligations or otherwise limits, interferes, conflicts or affects the Company’s or its Subsidiaries business or any of their ability to manage employees or job applicants. (f) Except as would not result in material Liability to the Company Group, at all times during the past three (3) years, the Company Group has paid in full when due all wages, salaries, commissions, bonuses, benefits, overtime pay, wage premiums, payments, severance, fees, termination payments, and other compensation due to any of their employees, individual independent contractors, or consultants other than such compensation that is unpaid that will be paid on the next regular payroll date. Except as would not result in material Liability to the Company Group, there are no Actions with respect to the payment of wages, salary, or overtime pending, or, to the Company’s Knowledge, threatened in writing with respect to any current or former employee, individual independent contractor, or consultant of the Company Group. (g) Except as would not result in material Liability to the Company Group, to the Company’s Knowledge there is no current, pending, or ongoing investigation or audit relating to the labor or employment practices of the Company or any of its Subsidiaries by any Governmental Body, including, without limitation, the U.S. Department of Labor, the U.S. Occupational Safety & Health Administration, any state Occupational Safety & Health Commission, or the U.S. Immigration and Custom Enforcement. (h) Within the past three (3) years, (i) there has not been, threatened in writing or, to the Company’s Knowledge, otherwise threatened, any allegation of sexual harassment, sexual assault or sexual misconduct by or against any current or former director, manager, officer, supervisor, or executive employee of the Company or any of its Subsidiaries, and (ii) the Company Group has not entered into any settlement Contractual Obligation related to allegations of sexual harassment or sexual misconduct by any - 55 - current or former director, manager, officer, supervisor, or executive employee of the Company Group. Within the past three (3) years, the Company Group has reasonably investigated all allegations of sexual harassment or sexual misconduct against any director, manager, officer, supervisor, or executive employee which has been reported to the Company or any of its Subsidiaries and with respect to each such allegation, (except those the Company or its applicable Subsidiary deemed to not have merit), the Company or its applicable Subsidiary has taken corrective actions reasonably calculated to prevent further discrimination and harassment. No such allegation of sexual harassment would reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries and to the Company’s Knowledge there are no such allegations that, if known to the public, would reasonably be expected to bring the Company or any of its Subsidiaries into material disrepute. (i) Except as set forth on Schedule 5.16(i): (a) neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or other labor-related contract with any labor union, works council, or other similar labor organization representing any employee of the Company or any of its Subsidiaries; (b) to the Company’s Knowledge, there are no pending union organizing activities involving employees of the Company or any of its Subsidiaries; (c) there are no pending, or, to the Company’s Knowledge, threatened strikes, work stoppages, concerted walkouts, or lockouts against the Company or any of its Subsidiaries; and (d) there are no pending or, to the Company’s Knowledge, threatened, unfair labor practice charges or complaints against the Company or any of its Subsidiaries before the National Labor Relations Board. 5.17 Insurance. Except with respect to any Plan set forth on Schedule 5.15(a), Schedule 5.17 sets forth a true, correct and complete list of all insurance policies by which the Company Group or any of their assets, employees, officers, managers or directors or the Business have been insured (including fire, theft, casualty, comprehensive, general liability, worker’s compensation, business interruption, environmental, product liability, automobile, vehicle and equipment insurance policies), or otherwise have been the beneficiary of coverage of, since January 1, 2021 (the “Insurance Policies”). The list includes for each such Insurance Policy the type of policy, form of coverage, policy number, name of insurer, amount of any deductibles and expiration date. The Company has made available to Parent true, accurate and complete copies of all Insurance Policies, in each case, as amended or otherwise modified and in effect. Schedule 5.17 describes any self-insurance arrangements affecting the Company or any of its Subsidiaries. Since January 1, 2021, the Company Group has maintained in full force and effect, with financially sound and reputable insurers, insurance with respect to their assets and the Business, in such amounts and against such losses and risks as is customarily carried by Persons engaged in the same or similar business and as is required under the terms of any applicable Leases or other Contractual Obligations. Except as disclosed on Schedule 5.17, no insurer (a) has questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any Insurance Policy or (b) has provided any notice of cancellation or any other indication and neither the Company nor any Subsidiary has any reason to believe that any insurer plans to cancel any Insurance Policy or raise the premiums or alter the coverage under any Insurance Policy. All premiums due and payable under all Insurance Policies of the Company Group have been paid and none of the Company or its Subsidiaries is liable for any retroactive premium or similar adjustment. Schedule 5.17 identifies all claims asserted by the Company or any of its Subsidiaries pursuant to any Insurance Policy since the applicable policy effective date and describes the nature and status of each claim. Neither the Company nor any of its Subsidiaries is in material default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any material claim under any Insurance Policy as required by the terms thereof. - 56 - 5.18 Environmental Matters. Except as set forth on Schedule 5.18: (a) The Company Group is in material compliance with all Environmental Laws applicable to their respective operations at all real property locations where the Company Group conducts business, including the Leased Real Property listed on Schedule 5.10(c). (b) Neither the Company nor any of its Subsidiaries has during the past three (3) years received written, or, to the Company’s Knowledge, other notice with respect to its business or any Leased Real Property from any Governmental Body or other Person alleging any material violation of, or material Liability (including asserting any investigatory, corrective or remedial obligation) under, any Environmental Laws. (c) Neither the Company nor any of its Subsidiaries is subject to any Environmental Claim, Environmental Claim threatened in writing or, to the Company’s Knowledge, otherwise threatened Environmental Claim asserting a material investigatory, corrective or remedial obligation or any material Environmental Liabilities under Environmental Laws. (d) Without limiting the generality of the foregoing, the Company Group holds and is in material compliance with all permits, licenses, and other authorizations that are required under Environmental Laws for the operations at and occupancy of all real property locations where the Company Group conducts business, including the Leased Real Property. (e) There have been no Releases, Releases threatened in writing, nor, to the Knowledge of the Company, any otherwise threatened Release, of any Hazardous Substances at any premises of the Company or any Subsidiary, including the Leased Real Property, or in the operation of the business that would reasonably be expected to result in material Environmental Liabilities or a material Environmental Claim. (f) For the past three (3) years, neither the Company nor any Subsidiary has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, exported, sold, distributed, processed or otherwise managed any Hazardous Substances, except in material compliance with all applicable Environmental Laws. (g) There are no underground storage tanks or aboveground storage tanks present at any real property location where the Company Group conducts business, including the Leased Real Property, that are reasonably likely to give rise to material Environmental Liabilities for the Company Group. (h) The Company Group has made available to Parent all material environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, and other similar documents with respect to the business or assets of the Company or any Subsidiary, or any currently or formerly owned, operated, or leased real property, including the Leased Real Property, which are in the possession or control of the Company Group. 5.19 Affiliated Transactions. Except for the AE Consulting Agreement and for transactions between or among the Company and any of its Subsidiaries, employment relationships, the provision of compensation and benefits to employees and powers of attorney and similar grants of authority made, in each case, in the Ordinary Course of Business, and except as set forth on Schedule 5.19, no officer, director, manager (or Member of the Immediate Family of any officer, director or manager) or Affiliate of the Company Group (a) is, directly or indirectly, or has a direct or indirect interest in, a consultant, competitor, creditor, debtor, customer, distributor, supplier or vendor of, or is a party to any Contractual Obligation

- 57 - with the Company Group, (b) has any direct or indirect ownership interest in any material property or asset or material right, tangible or intangible, that is owned or used by the Company or any of its Subsidiaries, or (c) is or at any time since January 1, 2021 is or has been directly or indirectly a party to any transaction with or provided any services, credit enhancements, guarantees, assets or rights to use assets as collateral or any other assistance to facilitate or support transactions or the business of the Company or any of its Subsidiaries. Each Contractual Obligation scheduled pursuant to this Schedule 5.19 is on commercially reasonable terms no more favorable to the counterparty than what any Person negotiating on an arm’s length basis would expect. 5.20 Brokerage. Except as set forth on Schedule 5.20, there are no claims for, and no Person is entitled to any, brokerage commissions, finders’ fees, financial advisory fees, investment banking fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding on the Company or any of its Subsidiaries. 5.21 Permits; Compliance with Laws. (a) Except as set forth on Schedule 5.21(a), the Company Group holds and is in compliance, in all material respects, with all material Permits which are required for the operation of the Business as presently conducted. Neither the Company nor any of its Subsidiaries is subject to any proceedings pending, threatened in writing or, to the Knowledge of the Company, otherwise threatened, relating to the suspension, revocation or modification of any material Permit which is required for the operation of the Business as presently conducted. (b) Except as set forth on Schedule 5.21(b), (i) the Company Group is in compliance, in all material respects, with all Laws applicable to their respective businesses, operations and assets, and (ii) neither the Company nor any of its Subsidiaries has, during the past three (3) years, received any written notice or, to the Knowledge of the Company, other notice of any Action against it alleging any material failure to comply with any applicable Law. (c) Except as set forth on Schedule 5.21(c), the Company Group and its employed Pilots, as applicable, hold all material Aircraft and Pilot licenses, registrations, certificates and permits from the Aviation Authority or any other Governmental Body which are required for the operation of the Aircraft of the Company Group as presently conducted. 5.22 International Trade Compliance. (a) Since the Lookback Date, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or managers, and to the Company’s Knowledge, none of the agents or employees of the Company or any of its Subsidiaries, or any other Person acting for or on behalf of the Company or any of its Subsidiaries, has, either directly or indirectly, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including any expenses related to political activity, (ii) unlawfully offered, promised, authorized, or conferred an improper benefit on any Person in order to influence their action(s) on behalf of the Company or any of its Subsidiaries, including, but not limited to, an offer, promise, authorization or the provision of anything of value to foreign government officials or a foreign political party, employees of a foreign political party or candidates for foreign political office, (iii) violated any applicable money laundering or anti-terrorism Law, or (iv) to the Company’s Knowledge, taken any action that would cause the Company or any of its Subsidiaries to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., or any applicable Law of similar effect (collectively, “Anti-Corruption Laws”). Since the Lookback Date, (i) no audit, inquiry, review, inspection, survey, examination, charge, proceeding or investigation by any Governmental Body with respect to a possible or actual violation of the Anti-Corruption Laws, nor any criminal or civil - 58 - claims, nor factual allegations of non-compliance, with respect to the Anti-Corruption Laws, has been threatened in writing or, to the Knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries have made any voluntary, mandatory, or other disclosure to a Governmental Body with respect to a possible violation of the Anti- Corruption Laws. (b) Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, managers, directors, or employees, nor to the Company’s Knowledge, any agent of the Company or any of its Subsidiaries has, since the Lookback Date: (i) been a Sanctioned Person or organized, resident or located in a Sanctioned Country, or (ii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions. (c) The Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all applicable Trade Compliance Laws. The Company and its Subsidiaries: (i) except as set forth on Schedule 5.22(c) have not directly or indirectly, imported, exported, re-exported, sold or otherwise transferred (including transfers to non-U.S. persons located in the United States) any supplies, software, technology or services in violation of applicable Trade Compliance Laws in any material respects; and (ii) have not engaged, directly or indirectly, in any other transactions involving a Sanctioned Country, or any Person with whom the Company and its Subsidiaries are prohibited from dealing under Trade Compliance Laws, including, for example, any Sanctioned Person, in violation of Trade Compliance Laws. (d) Without limiting the foregoing, since the Lookback Date: (a) the Company Group has obtained or completed all material registrations, reviews, Permits, licenses, license exceptions/exemptions, and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required in accordance with the Trade Compliance Laws for the conduct of the Business; and (b) the Company Group is and has been in compliance in all material respects with the terms of all such licenses that have been received since the Lookback Date or are currently in effect. No charge, proceeding, investigation, or inquiry by any Governmental Body with respect to a violation of any applicable Trade Compliance Laws is now pending or has since the Lookback Date been asserted or threatened in writing or, to the Company’s Knowledge, otherwise threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has since the Lookback Date been the subject of any Action with respect to potential or actual violations of any Trade Compliance Laws. (e) Except as set forth on Schedule 5.22(e), neither the Company nor any of its Subsidiaries has, since the Lookback Date, made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws to any Governmental Body. Neither the Company or any of its Subsidiaries has, since the Lookback Date, been subject to civil or criminal penalties imposed by any Governmental Body with respect to violations of any Trade Compliance Laws. 5.23 Customers and Suppliers. (a) Schedule 5.23(a) sets forth a complete and correct list of the top (i) ten (10) customers of the Company Group on a consolidated basis by volume of sales to such customers (collectively, the “Material Customers”) and (ii) ten (10) suppliers of the Company Group on a consolidated basis by dollar value of net purchases from such suppliers (collectively, the “Material Suppliers”), and the aggregate dollar amount of purchases from or sales to each such Material Customer or Material Supplier, in each case, for the ten (10)-month period ended on October 31, 2024 and for the fiscal year ended on December 31, 2023. - 59 - (b) Except as set forth on Schedule 5.23(b), (i) no Material Customer or Material Supplier has cancelled, failed to renew, materially altered or reduced or otherwise terminated, threatened in writing or, to the Knowledge of the Company, otherwise threatened or indicated that it intends, to cancel, terminate, fail to renew or materially alter, the terms or existence of its relationship with the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral, notice from any Material Customer or Material Supplier to the effect that any such Material Customer or Material Supplier will stop, materially decrease the rate of, or materially change the payment or price terms with respect to, buying products from or supplying products or services to the Company or any of its Subsidiaries. Except as set forth on Schedule 5.23(b), to the Knowledge of the Company, (x) there is no material dispute with any Material Customer or Material Supplier and (y) the transactions contemplated by this Agreement and the Ancillary Agreements will not adversely affect the relationship of the applicable Material Customer or Material Supplier with the Company or any of its Subsidiaries. 5.24 Government Contracts. (a) With respect to each Government Contract and Government Bid within the last three (3) years: (i) all representations and certifications and statements submitted by the Company, and its Subsidiaries were, accurate in all material respects as of their respective effective dates and made by an authorized representative of the Company, or its Subsidiaries, and (ii) the Company, and its Subsidiaries, fully expect and intend to fully perform all material obligations under each Government Contract it has or which it may be awarded. (b) The Company Group (i) has complied with all material terms and conditions of each Government Contract and Government Bid, (ii) have complied with all Laws and regulations applicable to each such Government Contract and Government Bid, including, without limitation, the Truth in Negotiations Act of 1962, as amended, the Service Contract Act of 1965, as amended, and the Federal Acquisition Regulation (“FAR”) and any applicable agency supplement thereto and (iii) neither a Governmental Body nor any prime contractor has provided written or, to the Company’s Knowledge, other notice to the Company or any of its Subsidiaries, that the Company or any of its Subsidiaries has materially breached or violated any Law applicable to any Government Contract. (c) Neither the Company nor any of its Subsidiaries, nor any of their respective principals, owners, officers, directors, employees, nor to the Company’s Knowledge any of their respective, consultants, agents, or representatives is, or within the last three (3) years has been, suspended or debarred from doing business with the United States Government or has been declared non-responsible or ineligible for United States Government contracting. To the Knowledge of the Company, there are no circumstances that would be reasonably expected to warrant the institution of debarment or suspension proceedings against the Company, nor any of its Subsidiaries, or any of their respective principals, owners, officers, directors, employees, consultants, agents or representatives. (d) To the Knowledge of the Company and since the Lookback Date, neither the Company nor any of its Subsidiaries nor any of their respective principals, owners, officers, directors, or employees is under or subject to any civil or criminal investigation involving or related to an alleged violation of a contract requirement or Law or regulation pertaining to any Government Contract or Government Bid. To the Knowledge of the Company, there are no material Actions, irregularities, misstatements, or omissions relating to any Government Contract or Government Bid that have a reasonable likelihood of leading to, (i) any administrative, civil, or criminal investigation, litigation, complaint or indictment of the Company Group, or any of its principals, owners, officers, directors, or employees; (ii) the recoupment of any material payments previously made to the Company, or its Subsidiaries, by a Governmental Body; or (iii) the assessment of any material penalties against the Company, or its - 60 - Subsidiaries, arising out of such Actions, irregularities, misstatements, or omissions. The Company, and its Subsidiaries, have not received any document requests, subpoenas, search warrants or civil investigative demands addressed to or requesting information involving the Company, or its Subsidiaries, or any of their respective principals, owners, officers, directors, or employees in connection with or related to any Government Contract or Government Bid. (e) Neither the Company, nor its Subsidiaries, nor any of their respective principals, owners, officers or directors, or to the Knowledge of the Company any employee, consultant, agent or representative of the Company Group has been convicted of, had a civil judgment rendered against them for, or is currently criminally charged or indicted for the commission of fraud or a criminal offense in connection with a Government Contract or Government Bid. (f) To the Knowledge of the Company, there exist (i) no outstanding material claims or disputes with the Company, or any of its Subsidiaries, either by a Governmental Body or by any prime contractor arising under or relating to any Government Contract or Government Bid, (ii) no facts that would be likely to form the basis for such a claim, (iii) no material disputes between the Company, or its Subsidiaries, and a Governmental Body or any prime contractor or subcontractor arising under any Government Contract, (iv) no facts over which such a material dispute would reasonably be expected to arise in the future, (v) no adverse contracting officer’s final decisions issued by a Governmental Body related to any Government Contract denying the Company Group’s request for a material payment, and (vi) no pending material requests for equitable adjustment against a Governmental Body or against any prime contractor or subcontractor arising under any Government Contract, except for routine demands for payment. (g) The Company Group has not undergone, and is not undergoing, any audit, or, to the Knowledge of the Company, investigation, or examination of records relating to the Government Contracts, other than in the Ordinary Course of Business, and to the Knowledge of the Company there is no basis for any such audit, investigation, or examination of records, other than in the Ordinary Course of Business. (h) To the Knowledge of the Company and since the Lookback Date, neither the Company, nor its Subsidiaries, nor any of their respective principals, owners, officers, directors, employees, consultants, agents, or representatives has made payment, directly or indirectly, to any Person in violation of applicable Laws, including (but not limited to) Laws relating to bribery, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments. (i) No written or, to the Knowledge of the Company, other termination for default, cure notice or show cause notice has been received with respect to any material Government Contract within the last three (3) years and, to the Knowledge of the Company, no facts or allegations exist that are reasonably likely to give rise to such a termination for default. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, other notice terminating or indicating an intention to terminate or seek the termination of any of the Government Contracts for convenience. No stop work order has been issued with respect to any Government Contract or Government Bid, nor is any such stop work order in effect. (j) Within the last three (3) years, neither the Company, nor any of its Subsidiaries, has made a mandatory disclosure under the FAR, or a voluntary disclosure to a Governmental Body in connection with any material noncompliance involving a Government Contract or Government Bid, and, to the Knowledge of the Company, no facts presently exist that would require the Company or any of its Subsidiaries to make a mandatory disclosure under the FAR.

- 61 - (k) Within the last three (3) years, neither the Company, nor any of its Subsidiaries, has been determined to be ineligible for award or received a negative determination of responsibility or an overall past performance evaluation or rating of less than satisfactory with respect to any Government Contract or Government Bid. (l) Neither the Company nor any of its Subsidiaries has received notice of an actual, apparent, or potential “organizational conflict of interest” as defined in FAR Subpart 9.5, and there are no facts that could reasonably be expected to result in an “organizational conflict of interest” as a result of or arising from execution of this Agreement. (m) Except as set forth on Schedule 5.24(m), no Government Contract was premised or awarded based on the Company’s or a Subsidiary’s representation that it is a small business, small disadvantaged business, service-disabled veteran-owned small business, woman-owned small business, participant in the SBA’s 8(a) Business Development program, protégé, or possesses other preferential status afforded by statute or regulation, nor did the Company or any Subsidiary represent itself at the time of submission of any Government Contract or Government Bid as a small business or eligible for any other preferential status under the size standard applicable to such Government Contract or Government Bid. Schedule 5.24(m) identifies the small business or other preferential status associated with each Government Contract or Government Bid listed therein. (n) Since the Lookback Date, neither the Company, nor any of its Subsidiaries, has made any assignment of a Government Contract or of any interest in any Government Contract in violation of the federal Assignment of Claims Act, 31 U.S.C. 3727. (o) Within the last three (3) years, neither a Governmental Body nor any prime contractor or subcontractor under a Government Contract has withheld or setoff or attempted to withhold or setoff, any material payments due to the Company Group under any Government Contract. (p) Within the last three (3) years, all invoices and claims for payment, reimbursement or adjustment, including without limitation requests for progress payments and provisional payments, submitted by or on behalf of the Company or any of its Subsidiaries, in connection with a Government Contract were current, accurate and complete in all material respects as of their applicable submission dates. (q) The Company Group is not Performing At-Risk under a Government Contract or for a prospective Government Contract. (r) Schedule 5.24(r) sets forth a list of all technical data, computer software, or Intellectual Property that was developed in whole or in part using funds from a Government Contract, and lists the applicable government use license for each. Except as set forth on Schedule 5.24(r), the Company Group has not provided technical data, computer software, or Intellectual Property to any Governmental Body or other Person, in connection with a Government Contract or Government Bid, in any manner that gives such Governmental Body or other Person any rights in such technical data, computer software, or Intellectual Property greater than or different from “restricted rights” or “limited rights,” as such terms are defined in the FAR and applicable agency FAR supplements. In each case in which the Company or any of its Subsidiaries has delivered or otherwise provided any technical data, computer software, or Intellectual Property to any Governmental Body or other Person in connection with any Government Contract or Government Bid, the Company Group has marked such technical data, computer software, or Intellectual Property with all markings and legends (including any “restricted rights” or “limited rights” legend) necessary (under the FAR or other applicable Laws) to preclude a Governmental Body or other Person from acquiring any unlimited rights with respect to such technical data, computer software or Intellectual Property. - 62 - (s) Schedule 5.24(s) sets forth a true and correct list of all facility security clearances held or currently subject to a pending application by the Company, and its Subsidiaries, and all personnel security clearances held or currently subject to a pending application by any officer, director, or employee of the Company or any of its Subsidiaries by category. The clearances set forth on Schedule 5.24(s) are all of the facility and personnel security clearances reasonably necessary to conduct the businesses of the Company Group. To the Knowledge of the Company, neither the Company nor any Subsidiary has any reason to believe that that any pending facility security clearance eligibility determination will not be granted. (t) The Company Group is in compliance with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, 32 CFR Part 117 (as amended) (“NISPOM”). (u) Other than routine audits by the Defense Counterintelligence and Security Agency of the United States Department of Defense, there has been no audit by a Governmental Body relating to the Company’s, or its Subsidiaries’, compliance with the requirements of the National Industrial Security Program or other national security obligation that resulted in adverse findings against the Company or any of its Subsidiaries. (v) There is no existing information, fact, condition or circumstance that would reasonably be expected to cause the Company or any of its Subsidiaries to lose any facility security clearance, or to lead to the revocation of any personnel security clearance of the Company’s or Subsidiaries’ officers, directors, or employees. (w) The Company Group has complied in all material respects with all applicable requirements under each Government Contract relating to the safeguarding of and access to classified information. (x) For purposes of this Section 5.24, if not otherwise defined in this Agreement, the terms and phrases in this Section 5.24 shall have the meaning set forth in the Federal Acquisition Regulation, codified at 48 C.F.R. 1.00, et seq. 5.25 Surety Bonds. (a) Schedule 5.25 contains a true and complete list of all deposits, letters of credit, trust funds, bid bonds, performance bonds, surety bonds and all such similar undertakings (collectively, “Surety Bonds”) required to be posted by or on behalf of the Company Group in connection with its operations, including the name of each surety and the amount secured by such Surety Bond. (b) Except as set forth on Schedule 5.25, the Company Group is in material compliance with all Surety Bonds currently posted and applicable to it. Except as set forth on Schedule 5.25, no member of the Company Group is in material default under any of its Surety Bonds and the Surety Bonds will remain in effect in accordance with their current terms immediately following the Closing. 5.26 Banking Facilities. Schedule 5.26 sets forth a true, correct and complete list of: (a) each bank, savings and loan or similar financial institution with or at which the Company or any of its Subsidiaries has an account or safety deposit box or other similar arrangement, and the type and numbers or other identifying codes of such accounts, or safety deposit boxes or other similar arrangements maintained by the Company or its Subsidiaries thereat or therewith; (b) the names of all Persons authorized to draw on any such account or to have access to any such safety deposit box facility or such other - 63 - arrangement; and (c) any outstanding powers of attorney executed by or on behalf of the Company or any of its Subsidiaries in connection with such accounts, safety deposit boxes or other arrangements. 5.27 Warranties; Product Liability. (a) Schedule 5.27(a)(i) sets forth the terms of any warranties, indemnitees, or guaranties or similar items offered by the Company or any of its Subsidiaries for any products or services of the Company or any of its Subsidiaries, in each case, other than warranties, indemnities or guaranties included in Contracts made available in the Data Room. Except as set forth on Schedule 5.27(a)(ii), during the past three (3) years there have not been any, and there are no pending, threatened in writing, or to the Knowledge of the Company, otherwise threatened, material claims under or pursuant to any warranty, whether express or implied, on the products or services sold by the Business where such claim is not reserved against in the Financial Statements in accordance with GAAP. All of the services rendered and goods sold by the Company Group (whether directly or indirectly) have been performed in all material respects in conformity with all warranties of the Company Group and, in all material respects, with all applicable Contractual Obligations, and neither the Company nor any Subsidiary has any material Liability for replacement or repair or for other damages relating to or arising from any such services, except for amounts incurred in the Ordinary Course of Business which are reserved against in the Financial Statements in accordance with GAAP. Except as set forth on Schedule 5.27(a)(iii), no contract of the Company or its Subsidiaries with any customer and which has not been made available in the Data Room contains any warranty provisions not described on Schedule 5.27(a)(i) that would impose material Liability on the Company or any of its Subsidiaries. Set forth on Schedule 5.27(a)(iv) is the aggregate amount of warranty claims incurred by the Company Group during each of the last three (3) completed fiscal years. To the Knowledge of the Company, there is no reason to expect an increase in the amount of warranty claims of the Company Group as a percentage of revenue in the future. (b) None of the Company or its Subsidiaries, or any employee, representative or agent of the Company or its Subsidiaries, has made any marketing or advertising claims, statements or representations that any such Person knows or has reason to believe is or was false, and there is no basis for any claim to be made against the Company or its Subsidiaries that arises from or that relates to any marketing or advertising claims, statements or representations made by the Company or its Subsidiaries, or any of their respective employees, representatives or agents related to any products or services of the Company and its Subsidiaries. (c) Except as disclosed in Schedule 5.27(c), there is no claim pending, or, to the Knowledge of the Company, there is no basis for any claim, against any the Company or its Subsidiaries for injury to person or property suffered as a result of the manufacture, sale, or distribution of any product or the performance of any service by the Company or its Subsidiaries, including any claim arising out of the alleged defective or unsafe nature of the products or work product of the Company or its Subsidiaries. 5.28 Inventory. The inventory of the Company Group, net of reserves, reflected on the Latest Balance Sheet and arising subsequent to the date of the Latest Balance Sheet, consists of a quality and quantity generally usable and salable in the Ordinary Course of Business. The quantities of each item of inventory (other than inventory for which reserves are reflected on the Latest Balance Sheet): (a) are not in any material respect excessive, consistent with past practices and the expected needs of the Company Group, and (b) are in all material respects reasonable, consistent with past practices of the Company Group, to continue operations without creating backlogs in excess of customary levels for the business of the Company Group as currently conducted. - 64 - ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB Each of Parent, Purchaser and Merger Sub, as applicable, represents and warrants to the Company and Seller that the statements in this Article VI are true and correct: 6.01 Organization and Power. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Purchaser and Merger Sub has the requisite corporate or limited liability company, as applicable, power and authority, to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by Parent, Purchaser or Merger Sub, as applicable, in connection with the transactions contemplated by this Agreement (the “Parent Documents”) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. 6.02 Authorization. (a) The execution, delivery and performance of this Agreement and each of the Parent Documents by Parent, Purchaser or Merger Sub, respectively, and, subject to the authorization of the Mergers by the Requisite Vote, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate or limited liability company, respectively, action, and no other corporate or limited liability company, respectively, proceedings on their part, except for the filing of the First Certificate of Merger pursuant to the DGCL and the DLLCA and Second Certificate of Merger pursuant to the DLLCA, are necessary to authorize the execution, delivery or performance of this Agreement, other than approval and adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub and the Initial Surviving Company. This Agreement has been, and each of the Parent Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by Parent, Purchaser or Merger Sub, respectively, and assuming that each of this Agreement and the Parent Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Parent Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Parent, Purchaser or Merger Sub, as applicable, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. (b) As of the date of this Agreement, following the recommendation of the Special Committee, the Board of Directors has (x) (i) determined that the transactions contemplated hereby are advisable, and in the best interests of, Parent and its stockholders, (ii) approved the transactions contemplated hereby, including the Mergers and the issuance of the Parent Shares comprising the Closing Equity Consideration (the “Stock Issuance”) pursuant to the Mergers, (iii) approved and adopted this Agreement and the transactions contemplated hereby and (iv) resolved to recommend the approval of the Mergers, including the Stock Issuance pursuant to the Mergers, to the holders of Parent Shares (the “Recommendation”), and directed that the Mergers, including the Stock Issuance pursuant to the Mergers be submitted to the holders of Parent Shares for their approval. 6.03 Parent Shares. (a) As of January 15, 2025, the authorized capital stock of Parent consists of 600,000,000 shares of capital stock of which: (i) 500,000,000 shares are common stock (“Common Stock”),

- 65 - of which 67,015,471 shares of Common Stock are issued and outstanding and (ii) 100,000,000 shares are preferred stock (“Preferred Stock”), of which 108,649.30 shares of Preferred Stock are issued and outstanding. (b) The Parent Shares comprising the Closing Equity Consideration have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non- assessable, and no stockholder of Parent or any of its Subsidiaries will have any preemptive right of subscription or purchase in respect thereof. The Closing Equity Consideration will be issued to Seller with good and valid title, free and clear of all Liens other than Liens arising under applicable securities Laws and Parent’s Governing Documents. Assuming the accuracy of the representations made by Seller in Section 4.08, the issuance of the Closing Equity Consideration to Seller of the Parent Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Regulation D of the Securities Act. 6.04 No Violation. Neither Parent, Purchaser nor Merger Sub is subject to or obligated under its Governing Documents, any applicable Law, or rule or regulation of any Governmental Body, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Parent’s, Purchaser’s or Merger Sub’s execution, delivery or performance of this Agreement and the Parent Documents. 6.05 Governmental Bodies; Consents. Except for the requirements of the HSR Act and any Other Antitrust Regulations and FDI Regulations, neither Parent, Purchaser nor Merger Sub is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. No consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent, Purchaser or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. No fact or circumstance exists, including any possible other transaction under consideration by Parent (or its Affiliates), that would reasonably be expected to prevent or delay (a) the filings and the expiration or termination of the waiting period for such filings required under the HSR Act or (b) any filings or approvals required under Other Antitrust Regulations and FDI Regulations (a “Competitive Transaction”). 6.06 Litigation. There are no actions, suits or proceedings pending or, to Parent’s, Purchaser’s or Merger Sub’s knowledge, overtly threatened against or affecting Parent, Purchaser or Merger Sub at law or in equity, or before or by any Governmental Body, which would adversely affect Parent’s, Purchaser’s or Merger Sub’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement. 6.07 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Purchaser or Merger Sub. 6.08 Investment Representation. Parent is acquiring the securities of the Company pursuant to this Agreement for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any securities Laws. 6.09 Solvency. Assuming (a) the representations and warranties of Seller and the Company contained in this Agreement and in any other agreement or certificate contemplated to be delivered hereby are correct in all material respects, (b) the performance in all material respects of all covenants and - 66 - agreements of Seller and the Company required by this Agreement and (c) the satisfaction of the conditions to Parent’s obligations to consummate the Closing as set forth herein, then immediately after giving effect to the transactions contemplated by this Agreement, including the Mergers, the payment of the Closing Equity Consideration and the Closing Purchase Price and any other amounts required to be paid pursuant to Section 2.03, the Company and each of its Subsidiaries will be able to pay their respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries will have adequate capital to carry on their respective businesses. No transfer of property is being made by Parent, Purchaser or Merger Sub and no obligation is being incurred Parent, Purchaser or Merger Sub in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company Group. 6.10 Interest in Competitors. None of Parent, Purchaser, Merger Sub or any of their respective Affiliates (a) owns any interest in any Person that derives a substantial portion of its revenues from products, services or lines of business within the Company’s principal products, services or lines of business or (b) is party to or otherwise bound by any agreement to acquire all or any portion of any such Person’s equity, assets or business that could reasonably be expected to adversely affect Parent’s, Purchaser’s or Merger Sub’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement. 6.11 Foreign Person. Neither Parent, Purchaser nor Merger Sub is (a) a “foreign person,” as defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, including any implementing regulations thereof (the “DPA”) or (b) under foreign ownership, control or influence as described in the NISPOM Rule at 32 C.F.R. 117.11(a)(1). None of the transactions contemplated by this Agreement will (i) constitute a “covered transaction” as defined in the DPA or (ii) require notification pursuant to 22 CFR § 122.4(b). 6.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.12, neither Parent nor Purchaser has any material Liabilities that would be required to be reflected or disclosed on a balance sheet prepared in accordance with GAAP other than those (i) specifically set forth on the face of the unaudited condensed consolidated balance sheets of Parent as of September 30, 2024 included in the SEC Documents (the “Parent Latest Balance Sheet”), (ii) which have arisen after the date of the Parent Latest Balance Sheet in the Ordinary Course of Business (none of which is a Liability for, arises out of, or relates to a breach, default, or violation of a Contractual Obligation, Law, Governmental Order, warranty obligation, tort, infringement, misappropriation or is subject to an Action), or (iii) pursuant to this Agreement and the Parent Documents or the transactions contemplated hereby or thereby. 6.13 Tax Matters. Except as set forth on Schedule 6.13: (a) Parent and each of its Subsidiaries has duly and timely filed all Income Tax and other material Tax Returns that are required to be filed by or with respect to it under applicable Laws and regulations (taking into account any extensions) and all such Tax Returns are accurate, correct and complete in all material respects. (b) All Income Tax and other material Taxes due and owing by Parent and each of its Subsidiaries have been fully and timely paid (whether or not such Taxes are shown on any Tax Return) or properly accrued, except to the extent of any reserve included in the Financial Statements in accordance with GAAP. - 67 - (c) Parent and each of its Subsidiaries has withheld or collected and timely paid over to the appropriate Governmental Body all material amounts required to be so withheld or collected and paid over under applicable Law in connection with any amounts paid or owing to any employee (current or former), independent contractor, creditor, equity holder, shareholder, or other Person. Parent and each of its Subsidiaries has complied in all material respects with all reporting and record keeping requirements related thereto. (d) All material deficiencies asserted or material assessments made as a result of any examinations by any Governmental Body of the Tax Returns or Taxes of Parent or any of its Subsidiaries have been satisfied by payment or withdrawn. (e) Neither Parent nor any of its Subsidiaries has waived the statute of limitations with respect to material Taxes or consented to extend the time, or been the beneficiary of any extension of time, in which any material Tax may be assessed or collected by any Governmental Body, in each case, that remains in effect. Neither Parent nor any of its Subsidiaries currently is a beneficiary of any extension of time within which to file any Tax Return that remains in effect (other than automatic extensions). (f) There are no ongoing, pending, threatened in writing, or to Parent’s Knowledge, otherwise threatened Tax audits, assessments or other proceedings with respect to material Taxes or material Tax Returns by any Governmental Body against Parent or any of its Subsidiaries. (g) Neither Parent nor any of its Subsidiaries is a party to or bound by, or has any obligation under any material Tax allocation, sharing, or indemnity agreement or other similar Contractual Obligations (other than (i) any agreement solely among Parent and its Subsidiaries or (ii) any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes). (h) Neither Parent nor any of its Subsidiaries is or has been a member of a consolidated, combined, affiliated or unitary group filing a consolidated Tax Return for U.S. federal Income Tax purposes (or any similar group under state, local or non-U.S. Law) (other than a group the common parent of which is or was Parent or any of its Subsidiaries), and neither Parent nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Parent or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee, successor, by Contractual Obligation, or otherwise by operation of Law. (i) Within the last two (2) years, neither Parent nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (j) Parent is, and has been since its inception, properly classified as an association taxable as a corporation for U.S. federal and applicable state and local Income Tax purposes. Merger Sub is, and has been since its inception, a wholly owned subsidiary of Parent properly classified as an association taxable as a corporation for U.S. federal and applicable state and local Income Tax purposes. Purchaser is, and has been since its inception, a wholly owned subsidiary of Parent properly classified as an entity disregarded as separate from its owner for U.S. federal and applicable state and local Income Tax purposes. (k) Neither Parent nor any of its Subsidiaries is, or has been, a party to any “reportable transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b). (l) Neither Parent nor any of its Subsidiaries is an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code. - 68 - (m) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any condition exists that could reasonably be expected to prevent or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (n) In the last three (3) years, no claim has been made by a Governmental Body in a jurisdiction where Parent or any of its Subsidiaries does not pay Taxes or file Tax Returns for a particular type of Tax that Parent or such Subsidiary, as applicable, is or may be subject to taxation in respect of such type of Tax by that jurisdiction. (o) Neither Parent nor any of its Subsidiaries has (i) executed or entered into a “closing agreement” as described in Section 7121 of the Code or any other similar agreement prior to the Closing Date with respect to Taxes of Parent or any of its Subsidiaries that will bind Parent or any of its Subsidiaries after the Closing Date, (ii) applied for a written ruling from a Governmental Body relating to any Taxes that is currently pending, (iii) commenced any voluntary disclosure proceeding or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, other than in respect of the preparation of Tax Returns. (p) Neither Parent nor any of its Subsidiaries (i) has, or has ever had, a permanent establishment in any country other than the country (or political subdivision thereof) in which it was organized or (ii) is subject to Tax in any country other than the country (or political subdivision thereof) in which it was organized. (q) There are no Liens (other than Taxes described in clause (b) of Permitted Liens) as a result of any unpaid Taxes upon any of the assets of Parent or any of its Subsidiaries. (r) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date: (i) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or any prepaid or deferred revenue received or realized on or prior to the Closing Date, other than in the Ordinary Course of Business, (ii) as a result of any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1.1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax Law) with respect to a transaction consummated prior to the Closing, (iii) as a result of any change in method of accounting made on or prior to the Closing Date or use of an improper method of accounting on or prior to the Closing Date, or (iv) that is attributable to a Tax ruling or agreement entered into with a Governmental Body, including a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) executed on or before the Closing Date. Parent has not made an election pursuant to Section 965(h) of the Code. (s) Parent and each of its Subsidiaries has properly collected and remitted all material sales, use, value added and similar Taxes required to be collected and remitted with respect to sales made to its customers and, to the Knowledge of Parent, for all sales or provision of services that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, Parent and each of its Subsidiaries has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt. (t) Neither Parent nor any of its Subsidiaries is a party to or a member of any joint venture, partnership, limited liability company or other Contractual Obligation which could reasonably be expected to be treated as a partnership for U.S. federal income tax purposes.

- 69 - 6.14 Proxy Statement. The Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of Parent or at the time of the Stockholders Meeting, contain as to the Parent or any of its Subsidiaries, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. 6.15 Issuance of Securities. Assuming the truth and accuracy of the representations and warranties set forth in Section 4.08, the issuance of the Parent Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither Parent nor, to the knowledge of Parent, any other Person authorized by Parent to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Parent Shares, and neither Parent nor, to the knowledge of Parent, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Parent Shares under this Agreement to be integrated with prior offerings or issuances by Parent for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available. 6.16 SEC Documents. (a) Parent has filed with or furnished to the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including all exhibits and financial statements required to be filed or furnished therewith and any other document or information required to be incorporated therein) required by the Securities Act or the Exchange Act to be filed or furnished by Parent with the SEC since January 1, 2023 (collectively, together with any documents filed with or furnished to the SEC during such period by Parent to the SEC on a voluntary basis, the “SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, each SEC Document complied when filed or furnished (or, if applicable, when amended) in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and none of the SEC Documents when filed or furnished (or, in the case of a registration statement filed under the Securities Act, at the time it was declared effective or subsequently amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is required to file any forms, reports or documents with the SEC. (b) The consolidated financial statements of Parent and its Subsidiaries included in the SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by Parent’s accountants with respect thereto (the “SEC Financial Statements”) (i) have been prepared from the books and records of Parent and its Subsidiaries, which have been maintained in accordance with GAAP, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted by Form 10-Q and Regulation S-X under the Securities Act) and (iii) present fairly, in all material respects, Parent’s, and its Subsidiaries’, consolidated financial position as at the respective dates thereof and Parent’s, and its Subsidiaries’, consolidated results of operations and, where included, consolidated stockholders’ equity and consolidated cash flows for the respective periods indicated, in each case, in conformity with GAAP (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, (1) as may be permitted by Form 10-Q and Regulation S-X under the Securities Act and (2) normal year-end adjustments (none of which are material to Parent and its Subsidiaries, taken as a whole)). Except as permitted by GAAP and disclosed in the SEC Documents, between January 1, 2023 and the date hereof, Parent has not made or adopted any material change in its accounting methods, practices or policies. Except - 70 - as have been described in the SEC Documents, there are no unconsolidated Subsidiaries of Parent or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC. (c) Parent is, and since January 1, 2023 has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. (d) Parent has established and maintains, and has at all times since January 1, 2023 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Parent’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by Parent in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. (e) Parent has established and maintains, and at all times since January 1, 2023 has maintained, a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of Parent’s management and the Board of Directors; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries. Since January 1, 2023, neither Parent nor, to the knowledge of Parent, Parent’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by Parent and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Documents. ARTICLE VII COVENANTS OF SELLER AND THE COMPANY 7.01 Conduct of the Business. (a) From the date hereof until the Closing or the earlier termination of this Agreement, the Company shall, and Seller and the Company shall cause the Company Group to, use their respective reasonable best efforts to conduct the Business in all material respects in the Ordinary Course of Business, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as set forth on Schedule 7.01(b) or as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned). - 71 - (b) From the date hereof until the Closing or the earlier termination of this Agreement, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as set forth on Schedule 7.01(b) or as consented to in writing (email being sufficient) by Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to do any of the following, in each case directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise: (i) (A) amend or propose to amend the respective Governing Documents of the Company or any of its Subsidiaries in any manner or (B) split, adjust, subdivide, combine, exchange or reclassify the Equity Securities of the Company or any of its Subsidiaries; (ii) issue, sell, pledge, transfer, or dispose of, or agree to issue, sell pledge, transfer or dispose of, any Equity Securities of the Company or any of its Subsidiaries or issue any Equity Securities of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other Contractual Obligations of any character relating to the issued or unissued shares, capital stock or other Equity Securities of the Company or any of its Subsidiaries (other than this Agreement and the agreements contemplated hereby), or grant any stock appreciation or similar rights; (iii) acquire any Equity Securities or a material portion of the assets of any business or Person; (iv) (A) redeem, purchase or otherwise acquire any outstanding shares, shares of capital stock or other Equity Securities of the Company or any of its Subsidiaries, in each case, other than redemptions, repurchases or other acquisitions from employees or service providers (including former employees or service providers) of the Company Group payable solely in cash and in the Ordinary Course of Business and consistent with past practice (B) declare or pay any dividend or make any other distribution to any Person other than the Company or one (1) or more of its Subsidiaries, (C) enter into or perform any transaction or Contractual Obligation with, or for the benefit of, the Seller, AE Consultant or any of their respective Affiliates, other than (x) with respect to performance in the Ordinary Course of Business of the AE Consulting Agreement pursuant to the terms thereof in effect as of the date of this Agreement or (y) commercial transactions entered into (including any agreements in connection therewith), or waivers of rights, amendments or modifications with respect to such commercial transactions, in each case, which are entered into (or which rights are waived or amendments or modifications are made) on arm’s length terms in the Ordinary Course of Business, or (D) pay any compensation, commissions, benefits or discretionary expenses to the Seller or any of its Affiliates (other than to any employees of the Company Group or pursuant to the AE Consulting Agreement); (v) (A) except for borrowings in the Ordinary Course of Business under the Company Group’s credit facilities existing as of the date hereof, create, incur or assume any Indebtedness for borrowed money or the type of Indebtedness described in clause (l) of the definition thereof; (B) except in the Ordinary Course of Business, grant, create, incur or suffer to exist any Liens, other than Permitted Liens, which did not exist on the date of this Agreement; (C) except in the Ordinary Course of Business, write off or release any material amounts of guarantees, checks, notes or Accounts Receivable; (D) write down the value of any asset on its books or records in any material manner, except for depreciation - 72 - and amortization in the Ordinary Course of Business; or (E) cancel any material Indebtedness owed to the Company Group or waive any material claims or rights; (vi) other than to the extent required by the terms of any existing Plan as in effect on the date hereof or by applicable Laws: (A) increase or decrease the compensation or benefits payable or provided or to become payable or provided to any officer, employee, director or other individual service provider of any of the Company Group (or any dependent or beneficiary thereof); (B) grant any bonus or other discretionary or performance-based payment or benefit to any officer, employee, director or other Person; (C) materially increase the coverage or benefits available under any Plan; (D) materially amend, modify, or establish, enter into, adopt or terminate any material Plan (or any other benefit or compensation plan, policy, program, agreement or arrangement that would be a material Plan if in effect on the date hereof); or (E) accelerate the time of payment, vesting or funding of any compensation or benefits; (vii) sell, lease, transfer, or otherwise dispose of, any material property or material assets owned by the Company or any of its Subsidiaries, except for (A) the sale, lease, transfer or other disposition of inventory or obsolete machinery, equipment, or other assets in the Ordinary Course of Business; provided that any replacements needed to continue to operate in the Ordinary Course of Business have been purchased, (B) as to the Leased Real Property, the exercise of the Company’s or any of its Subsidiaries’ rights and remedies under any Lease, in the Ordinary Course of Business, including any expiration, termination, renewal, expansions, reductions or similar rights as to such Leased Real Property, and (C) the expiration of Intellectual Property in accordance with its statutory terms; (viii) enter into, amend or terminate (except for a termination resulting from the expiration of a contract in accordance with its terms), (i) any Material Contract other than in the Ordinary Course of Business or (ii) any Material Contract that contemplates payments by any party thereto in excess of $500,000; (ix) merge, consolidate, restructure, recapitalize or reorganize with any Person, or acquire any business or Person, by merger or consolidation, purchase of assets or Equity Securities, or by any other manner, in a single transaction or a series of related transactions; (x) except in accordance with the capital budget of the Company Group, purchase any material assets or commit or authorize any commitment to make any capital expenditures in excess of $1,000,000 in the aggregate, or fail to make material capital expenditures in accordance with such budget; (xi) make any material change in any method of financial accounting or auditing practice, including any working capital procedures or practices including any changes in accounting practices or procedures related to Working Capital, other than changes required as a result of changes in GAAP or applicable Law; (xii) make any material loans, advances or capital contributions to, or investments in, any other Person other than loans, advances or capital contributions by the Company or any of its Subsidiaries (A) to any Subsidiary of the Company, or (B) to any employee in connection with travel, entertainment or related business expenses or other customary out-of-pocket expenses in the Ordinary Course of Business;

- 73 - (xiii) (A) make (other than consistent with past practice), revoke or change any Income Tax or other material Tax election, (B) adopt or change any material method of Tax accounting, (C) enter into any “closing agreement” (as defined in Section 7121 of the Code) with any Governmental Body with respect to Taxes, (D) settle or compromise any Action in respect of Income Tax or other material Tax, (E) consent to any extension or waiver of any Tax statute of limitations period (other than automatically granted extensions or waivers), (F) file any amended Tax Return, (G) fail to pay any material Tax when due and payable (including any estimated Tax payments), (H) enter into any Tax allocation, sharing, or indemnity agreement or other similar Contractual Obligation (other than (i) any agreement solely among the Company Group or (ii) any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes), (I) surrender any right to claim an Income Tax refund or other material Tax refund, or (J) prepare any Income Tax Return or other material Tax Returns in a manner materially inconsistent with past practice; (xiv) settle or compromise any material litigation or other disputes (other than in respect of Taxes) unless such settlement or compromise involves no admission of wrong doing or culpability on the part of any Company Group and does not provide for any remedy against the Company Group other than the payment of money (and agreements containing customary confidentiality) and the amount thereof is reflected in the Estimated Closing Purchase Price or paid prior to Closing; (xv) take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (xvi) waive or release any noncompetition, nonsolicitation, nondisclosure or other material restrictive covenant obligation of any current or former employee or individual independent contractor of any of the Company Group; (xvii) dissolve, wind-up or liquidate; (xviii) (A) enter into any Contractual Obligation with any labor union or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of any of the Company Group; (xix) hire, engage or terminate (other than for cause) the employment or engagement or, or promote, any employee, officer, consultant, director or other individual service provider with annualized base compensation at or above $150,000; (xx) terminate or close any facility or line of business (other than related to completed projects); (xxi) engage in hedging, shorting or other transactions involving Parent’s common stock or derivative securities related thereto; (xxii) enter into any transactions that would be required to be disclosed on Schedule 5.19 if in effect as of the date of this Agreement; - 74 - (xxiii) enter into any agreement that restricts the ability of the Company Group to engage in or compete in any line of business, solicit or hire any Person or enter into any agreement that restricts the ability of the Company or any of its Subsidiaries to enter into a new line of business; (xxiv) disclose any material trade secrets included in the Company Intellectual Property to any Person (other than to Parent and its Affiliates or in the Ordinary Course of Business in circumstances in which it has imposed written confidentiality obligations or where a member of the Company Group elects to cease to protect such Company Intellectual Property as trade secrets in its reasonable business judgment); (xxv) terminate, suspend, amend or modify in any material respect, any Permit, except as required by applicable Law or a Governmental Body; (xxvi) fail to maintain or properly repair, in any material respect, any material assets of the Company Group consistent with past practice or commercially prudent practice; or (xxvii) authorize, or commit or agree to take, any action described in clauses (i) through (xxvi) of this Section 7.01(b). (c) Notwithstanding anything to the contrary in this Section 7.01(c), the Company and its Subsidiaries may use all available Cash to pay Transaction Expenses, Indebtedness, Bonus Payments, or spot bonuses in amounts consistent with the Company’s past practices, in each case of this clause (x), so long as (1) such use of Cash does not interfere with the operation of the Company and its Subsidiaries, and (2) the payment of such Cash is completed prior to the Closing transactions contemplated by Section 2.03 and reflected in full in the Estimated Closing Purchase Price and the components thereof. 7.02 Access to Properties, Books and Records. From the date hereof until the Closing or the earlier termination of this Agreement, the Company, consistent with applicable Law, shall provide Parent and its authorized representatives (including Parent’s Debt Financing Sources and Equity Financing Sources and their representatives) with reasonable access at all reasonable times and upon reasonable advance notice to the offices, properties, officers, employees, books and records of the Company Group in order for Parent to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company Group, is permissible under applicable Law (after taking into account any applicable COVID-19 Measures) and does not jeopardize the health and safety of any employee of the Company Group; provided that, such access does not unreasonably interfere with the normal operations of the Company Group; provided, further, that all requests for access shall be directed to Scott Kirk (as representative for the Company) or such other person(s) as he may designate from time to time (each such person, an “Authorized Representative”); and provided, further, that such access shall not extend to any (a) environmental sampling or testing or invasive or subsurface investigation, (b) Trade Secrets or (c) any information that is subject to any applicable confidentiality restrictions or attorney-client, work product or other privilege (provided that, the Company shall use its reasonable best efforts to make alternative arrangements to disclose such privileged information in a manner that does not waive or violate such privilege). Neither the Company nor Seller makes any representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 7.02, and neither Parent, Purchaser, Merger Sub nor any other Person may rely on the accuracy of any such information, in each case, other than the representations and warranties of Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement. The information provided - 75 - pursuant to this Section 7.02 will be used solely for the purpose of effecting the transactions contemplated by this Agreement and will be governed by all the terms and conditions of the Confidentiality Agreement. 7.03 Efforts; Regulatory Filings; Consents; Cooperation. Subject to Section 10.04, the Seller and the Company shall use their respective reasonable best efforts to take and the Company shall cause its Subsidiaries to use their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary under this Agreement to consummate and make effective the Mergers and the other transactions contemplated by this Agreement (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing), in no event later than the Outside Date, including by (a) satisfying the conditions to the obligations of Parent, Purchaser and Merger Sub to consummate the Mergers, (b) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement, (c) making or causing to be made all filings and submissions under any Laws or regulations applicable to Seller, the Company or any of its Subsidiaries required for the consummation of the transactions contemplated by this Agreement, (d) promptly furnishing to Parent upon its reasonable request all information required by the Exchange Act, the Securities Act or applicable Law to be included in the Proxy Statement, any Equity Offering Document or other Parent filing with the SEC concerning the Mergers, the Seller and the Company Group, (e) promptly providing such other reasonable assistance as may be reasonably requested by Parent in connection with the preparation of information to be included in the Proxy Statement, any Equity Offering Document or other filing with the SEC, (f) otherwise reasonably assisting and cooperating with Parent in the preparation of the Proxy Statement, any Equity Offering Document or other filing with the SEC and the resolution of any comments received from the SEC, (g) coordinating and cooperating with Parent in exchanging such information and providing such assistance as Parent may reasonably request in connection with all of the foregoing, and (h) reasonably promptly providing any additional information and documentary material that may be reasonably requested in connection with any filings or the Proxy Statement or any Equity Offering Document, making any further filings pursuant thereto that may be necessary in connection therewith and taking all actions reasonably necessary to obtain all required clearances, including the effectiveness of any Registration Statement, including promptly notifying Parent if any information relating to Seller or the Company Group is discovered which is required to be set forth in an amendment or supplement to the Proxy Statement or any Equity Offering Document such that the Proxy Statement or Equity Offering Document would not (i) include any misstatement of material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly notifying Parent and providing Parent with any such information needed for an amendment or supplement. Notwithstanding the foregoing and without limiting any other covenant (including Section 7.01), agreement, remedy (including Section 13.18), representation or warranty in this Agreement, nothing in this Section 7.03 shall require Seller, the Company or any of its Subsidiaries, or any of their respective Affiliates to cure any (i) breach of, or inaccuracy in, any of the representations and warranties in Article IV, Article V or in any Ancillary Agreement or (ii) any Material Adverse Change. 7.04 Section 280G. (a) The Company and each of its Subsidiaries, as applicable, shall use reasonable best efforts to seek, prior to the initiation of the equityholder approval procedure described in Section 7.04(c), from each Person to whom any payment or benefit is required or proposed to be made that could constitute “parachute payments” under Section 280G(b)(2) of the Code and Treasury Regulations promulgated thereunder (“Section 280G Payments”), a written agreement waiving such Person’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Person shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the - 76 - equityholders of any of the Company and its applicable Subsidiaries in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder. (b) In connection with the foregoing, Parent shall provide Seller with all information and documents necessary to allow the Company and each of its Subsidiaries to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or contract entered into or negotiated by Parent, Purchaser, Merger Sub or any of their respective Affiliates (“Parent Payments”), together with all Section 280G Payments, could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code at least ten (10) Business Days prior to the Closing Date (and shall further provide any such updated information as is necessary prior to the Closing Date). Additionally, the Company shall provide Parent with a copy of its draft mathematical and legal analyses, Waived Benefit agreements, and equityholder disclosure and approval documents prepared pursuant to this Section 7.04 no later than three (3) Business Days prior to the distribution of the Waived Benefit agreements for Parent’s review and comment and shall consider all comments to such documents and analyses reasonably proposed by Parent. (c) Prior to the Closing, the Company and each of its Subsidiaries shall use its reasonable best efforts to obtain the approval by such number of equityholders of such entity in a manner that complies with the terms of Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations, of the right of each Person described in Section 7.04(a) to receive or retain, as applicable, such Person’s Waived Benefits, provided that, in no event shall this Section 7.04 be construed to require the Company or any of its Subsidiaries to compel any Person to waive any existing rights under any contract or agreement that such Person has with the Company, such Subsidiary or any other Person, and in no event shall the Company or any of its Subsidiaries be deemed in breach of this Section 7.04 if any such Person refuses to waive any such rights or if the equityholders fail to approve any Waived Benefits. (d) Notwithstanding anything to the contrary in this Section 7.04 or otherwise in this Agreement, to the extent Parent has provided misinformation, or Parent’s omission of information has resulted in misinformation, with respect to any Parent Payments and, in either case, this has directly resulted in a “parachute payment” to a “disqualified individual” that otherwise would not have been a “parachute payment, then there shall be no breach of the representation contained in Section 5.15(l) or the covenant contained in this Section 7.04. 7.05 Exclusive Dealing. During the period from the execution and delivery of this Agreement by the parties hereto through the Closing or the earlier termination of this Agreement pursuant to Section 9.01, Seller and the Company will not, and will cause their respective Affiliates not to, and will direct their Affiliates’ respective officers, members, employees and managers (collectively, the “Company Parties”) not to, and will use reasonable best efforts to cause their respective partners, members, equityholders, agents, advisors, investment bankers, attorneys, accountants and other representatives (collectively with the Company Parties, “Representatives”) not to, directly or indirectly, (a) solicit, initiate or encourage or facilitate any inquiries or the making of any proposals or offers from any Person (other than Parent and its respective Representatives) that would constitute an Alternative Transaction, (b) engage in or continue discussions or negotiations with any person (other than Parent and its Representatives) with respect to any Alternative Transaction, (c) disclose to any person (other than Parent and its Representatives) any material nonpublic information relating to the Company or any of its Subsidiaries, or enter into, participate in, maintain or continue any communications or negotiations that would, in each case, reasonably be expected to lead to an Alternative Transaction, (d) agree to accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse) any Alternative Transaction or (e) enter into any letter of intent or other Contractual Obligation with respect to any Alternative Transaction. Notwithstanding the foregoing, for the avoidance of doubt, nothing in this

- 77 - Section 7.05 shall prevent Seller or the Company or any of their respective Representatives from informing any person who contacts Seller or the Company that Seller and the Company cannot engage in any such discussions. 7.06 Payoff Letters. At least four (4) Business Days prior to the Closing, the Company shall deliver to Parent drafts of customary payoff letters in substantially final form from the holders of Indebtedness of the Company Group identified on Schedule 7.06 (the “Payoff Letters”) and shall make arrangements for such holders of such Indebtedness to deliver all related Lien released to Parent as soon as practicable after the Closing. 7.07 Company’s Financing Covenants. (a) From the date hereof until the Closing or the earlier termination of this Agreement, subject to the terms of Sections 8.10(b) and 8.10(c), the Company shall, and the Company shall cause each of its Subsidiaries to, at Parent’s sole cost and expense and at Parent’s reasonable request, use reasonable best efforts to cooperate with Parent in connection with the arrangement of the Debt Financing by (i) instructing the Company’s senior officers with appropriate expertise, at reasonable times and upon reasonable notice, to participate in (including by preparing for) a reasonable number of telephonic or virtual meetings (including road shows, bank meetings, drafting sessions, due diligence sessions and similar presentations) to and with prospective lenders, rating agencies and Equity Financing Sources, (ii) assisting with the preparation of customary materials for rating agency presentations, bank information memoranda, lender presentations and other customary marketing and syndication materials required in connection with the Debt Financing, (iii) assisting with the preparation of definitive financing documentation (including officer’s certificates) and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the applicable debt commitment letters, (iv) to the extent requested at least five (5) Business Days prior to the Closing Date, providing to Parent and its financing sources all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (v) facilitating the pledging of collateral, provided that no pledge shall be operative until the Closing Date, (vi) obtaining customary and reasonable corporate resolutions as customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the applicable debt commitment letters (provided that in no event shall (i) the Company be required to provide any affidavits or indemnification agreements in connection therewith that would be effective prior to the Closing or (ii) Seller be required to provide any affidavits or indemnification agreements in connection therewith) and (vii) providing the Required Financial Statements, and such other financial information reasonably required by the Debt Financing Sources. (b) All information provided pursuant to this Section 7.07 shall constitute “confidential information” under the Confidentiality Agreement and shall be kept confidential in accordance with the terms of the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to the Debt Financing Sources, rating agencies and other lenders or potential lenders in accordance with the terms of any debt commitment letters or otherwise, subject to customary confidentiality undertakings by the Debt Financing Sources, rating agencies and other lenders and potential lenders which are, in all material respects, the same as those in the Confidentiality Agreement; provided that, Parent shall be responsible for any acts or omissions of the Debt Financing Sources or other lenders or potential lenders with respect to such information. The Company, its Affiliates and Parent hereby consent to the use of the Company’s and its Affiliates logos solely in connection with the Debt Financing (but in no event to commercialize any product or service); provided, that such logos are used solely in a manner that does not and is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the value or goodwill of the Company’s or any of its Subsidiaries’ rights in any such logo. - 78 - (c) Notwithstanding anything in this Agreement to the contrary, (i) none of the Company, its Affiliates, or any of their respective directors, officers, employees or agents shall be required to execute or enter into any certificate, instrument, agreement or other document in connection with the Debt Financing which will be effective prior to the Closing, (ii) nothing herein shall require cooperation or other actions or efforts on the part of the Company or any of its Affiliates, or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent it would interfere materially with the business or operations of the Company or any of its Affiliates, (iii) none of the Company, its Affiliates, or any of their respective directors, officers, employees or agents will be required to pay any commitment or other similar fee, to incur any other liability or obligation or to enter into any agreement effective in connection with the Debt Financing prior to the Closing, unless such fees are reimbursed by Parent, and (iv) nothing herein shall require the board of directors or similar governing body of the Company, prior to the Closing, to adopt resolutions approving or to otherwise approve the agreements, documents or instruments pursuant to which the Debt Financing is made. Nothing in this Section 7.07 shall require the cooperation contemplated in Section 7.07(a) to the extent that it would (x) cause or be reasonably likely to cause any condition to Closing set forth in Article III to fail to be satisfied or otherwise cause any breach of this Agreement or (y) require the Company to take any action that will conflict with or violate the Company’s Governing Documents or any applicable Laws, or result in the material contravention of, or would reasonably be expected to result in a material violation of, or material default under, any material contract to which the Company or any of its Subsidiaries is a party as of the date hereof. (d) If Parent determines in its sole discretion to undertake an Equity Financing in connection with the Mergers, then the Company shall (i) provide the Required Financial Statements and such other financial and other information reasonably requested by the Parent or by the Equity Financing Sources or in connection with any Equity Offering Documents, (ii) take all corporate, partnership, limited liability company and other entity actions that are necessary or customary to market and obtain Equity Financing, (iii) provide or cause to be provided any customary opinions and other documents reasonably requested by the Equity Financing Sources, including comfort letters and consents to the inclusion of audit reports from the Company’s auditors and legal opinions and negative assurance letters from the Company’s outside counsel, (iv) consent to the use of all of the Company’s and its Subsidiaries’ logos solely in connection with the Equity Financing (but in no event to commercialize any product or service); provided, that such logos are used solely in a manner that does not and is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the value or goodwill of the Company’s or any of its Subsidiaries’ rights in any such logo, and (v) otherwise cooperate with Parent in the preparation of any Equity Offering Documents with respect to any Equity Financing, in accordance with Section 7.03. 7.08 Lock-Up. For a period of six (6) months following the Closing, without the prior written approval of Parent, Seller shall not sell, transfer, distribute or otherwise dispose of any Parent Shares issued as Closing Equity Consideration. 7.09 Financial Statements. As promptly as practicable following the date of this Agreement, the Company shall, or shall cause its Subsidiaries to, engage PricewaterhouseCoopers International Limited (the “Auditor”) in order to prepare and deliver to Parent (a) audited financial statements (including any related notes thereto) of the Company and its consolidated Subsidiaries as of and for the fiscal years ended December 31, 2024, 2023 and 2022, audited by the Auditor in accordance with the standards of the AICPA or other appropriate standards proposed by KPMG International Limited, the auditor of Parent, together with the Auditor’s report thereon, for inclusion in the Proxy Statement and the Equity Offering Documents, as applicable, (b) unaudited interim financial statements (including any related notes thereto) of the Company and its consolidated Subsidiaries as of and for each subsequent interim period as may be required by SEC Regulation S-X to be included in the Proxy Statement or the Equity Offering Documents, reviewed by the Auditor in accordance with the procedures specified by the AICPA or other appropriate procedures - 79 - proposed by KPMG International Limited, and (c) financial information reasonably requested by Parent to prepare the pro forma financial statements required by SEC Regulation S-X, for inclusion in the Proxy Statement, the Equity Offering Documents and the Parent’s other filings with the SEC (collectively, the “Required Financial Statements”). The Required Financial Statements shall comply as to form in all material respects, shall be prepared in accordance with GAAP (as modified by the rules and regulations of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), shall fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of complete footnotes) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of its operations, cash flows and stockholders’ equity for the respective periods then ended. 7.10 Access and Investigation; Non-Reliance. Seller and each of its Non-Recourse Parties have each conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of Parent and each of its Subsidiaries, and any of their respective joint ventures and businesses, and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Seller and its Non-Recourse Parties (i) have relied solely on the results of such independent investigation and verification and on the representations and warranties of the Parent, Purchaser and Merger Sub set forth in Article VI, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, as well as the representations and warranties contained in any certificates tendered in accordance with this Agreement, and (ii) have not relied on any other representations, warranties or statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of Parent or any of its Non-Recourse Parties as to any matter concerning Parent, any of its Subsidiaries or any of its joint ventures (if any) or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Seller, the Company or any of their respective Non- Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to Seller, the Company or any of their respective Non-Recourse Parties in certain “data rooms” or presentations, including “management presentations”). In connection with the transactions contemplated by this Agreement, each of Seller and the Company has been represented by, and adequately consulted with, legal counsel of its choice and each of Seller, the Company and such counsel has carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Seller and the Company have knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 7.10, Section 11.02, and Section 13.15. Nothing in this Section 7.10 shall amend or limit the representations and warranties of the Parent, Purchaser and Merger Sub set forth in Article VI. 7.11 Confidentiality. Seller acknowledges that the success of the Company after the Closing Date depends in part upon the continued preservation of the confidentiality of certain information that may be possessed by Seller and its Affiliates, that the preservation of the confidentiality of any such information by Seller and its Affiliates is an essential premise of the bargain between the parties hereto, and that Parent would be unwilling to enter into this Agreement in the absence of this Section 7.11. Accordingly, for a period of five (5) years from and after the Closing Date, except as otherwise permitted by this Agreement, or with the consent of Parent, Seller shall not, and shall cause its Affiliates who have received, or who receive, Confidential Information from or on behalf of Seller, not to disclose, reveal or divulge to any Person, any Confidential Information (as defined below); provided, that Seller shall have no such obligation with respect to any Confidential Information if and to the extent (a) disclosure thereof is required by applicable Law or (b) disclosure of such Confidential Information is reasonably necessary to enforce or - 80 - defend any of its rights, claims or causes of action under this Agreement or otherwise relating to the transactions contemplated thereby; provided, further, that in the case of the foregoing clause (a), in the event disclosure is required by applicable Law (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise), Seller shall, to the extent practicable and legally permissible, provide Parent with prompt written notice of such requirement prior to making any such disclosure so that Parent may, at Parent’s sole cost and expense, seek an appropriate protective order. Notwithstanding anything to the contrary contained herein, no such notice will be required with respect to disclosure to any bank, securities, tax or other regulatory authority having jurisdiction in the course of an examination of Seller’s books and records by such regulatory authority or in response to any request by a regulatory authority. 7.12 Third Party Consents. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 9.01, the Company shall use its reasonable best efforts to seek to obtain all consents, waivers, approvals and notices required under the Contractual Obligations set forth on Schedule 7.12 in connection with the transactions contemplated hereby. Executed counterparts of such consents, waivers and approvals shall be delivered to Parent promptly after receipt thereof, and copies of such notices shall be delivered to Parent promptly after the making thereof. For the avoidance of doubt, failure to obtain (in and of itself) any consent, waiver, approval or amendment contemplated by this Section 7.12 shall not be considered a breach of this Agreement or otherwise result in the failure of any of the conditions set forth in Article III to be satisfied. 7.13 Employment Agreements. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 9.01, the Company shall provide commercially reasonable cooperation to Parent in Parent’s efforts to obtain employment arrangements or restrictive covenant agreements with the employees of the Company Group set forth on Schedule 7.13. For the avoidance of doubt, failure to obtain (in and of itself) any such arrangement or agreement contemplated by this Section 7.13 shall not be considered a breach of this Agreement or otherwise result in the failure of any of the conditions set forth in Article III to be satisfied. 7.14 Company Pre-Closing Payments. On the Closing Date and prior to the Closing transactions contemplated by Section 2.03, if all of the conditions set forth in Article III have been satisfied or waived, the Company shall utilize all available Cash to make the following payments (in each case, to the fullest extent possible) (the aggregate amount of such payments, the “Company Pre-Closing Payments”): (a) First, the Company shall repay, or cause to be repaid, on behalf of the Company Group, as applicable, all amounts necessary to discharge fully the then-outstanding balance of all Indebtedness set forth on Schedule 2.03(d); (b) Second, the Company shall pay, or cause to be paid, all Transaction Expenses identified on Schedule 2.03(g) (other than the Bonus Payments, if any) to each Person who is owed a portion thereof; and (c) Third, the Company shall pay, or cause to be paid, an aggregate amount equal to all Bonus Payments that are set forth on Schedule 2.03(g), to its applicable employees or other service providers.

- 81 - ARTICLE VIII COVENANTS OF PARENT 8.01 Conduct of Parent’s Business. From the date hereof until the Closing or the earlier termination of this Agreement, Parent and Merger Sub shall, and Parent shall cause its other Subsidiaries to, use their respective reasonable best efforts to conduct their business in all material respects in the Ordinary Course of Business, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as consented to in writing by Seller (such consent not to be unreasonably withheld, delayed or conditioned) or in connection with refinancing its Indebtedness for borrowed money. 8.02 Access to Books and Records. From and after the Closing, Parent shall, and shall cause each of the Company Group to, provide Seller and its agents and advisors with reasonable access (for the purpose of examining and copying at Seller’s cost and expense) to, during normal business hours and upon reasonable advance notice, (a) the books and records of the Company Group with respect to periods or occurrences prior to the Closing Date and (b) employees (if any) of each of Parent, the Company and the Company’s Subsidiaries, and each of their respective Affiliates for purposes of complying with any applicable Tax, financial reporting or regulatory requirements; provided that, such access does not unreasonably interfere with the normal operations of the Company or any of its Subsidiaries and is permissible under applicable Law. Unless otherwise consented to in writing by Seller, none of Parent, the Company or the Company’s Subsidiaries shall, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company and each of its Subsidiaries for any period prior to the Closing Date without first offering to surrender to Seller such books and records or any portion thereof which Parent or the Company or any of its Subsidiaries may intend to destroy, alter or dispose of. 8.03 Director, Manager and Officer Liability and Indemnification. (a) Prior to or simultaneously with the Closing, the Company shall purchase from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’, managers’ and officers’ liability insurance a prepaid insurance policy(ies) (i.e., “tail coverage”) which provide “side A, B and C directors and officers” insurance coverage for each of the individuals who were officers, directors or managers (or the foreign equivalent thereof) of the Company or any of its Subsidiaries at or prior to the Closing on terms no less favorable (including with respect to both policy limit and scope) as the policy or policy(ies) maintained by the Company or any of the Company’s Subsidiaries immediately prior to the Closing for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the transactions contemplated by this Agreement (such policies, the “D&O Tail Policies”). The cost of the D&O Tail Policies shall not exceed two-hundred percent (200%) of the aggregate annual premium payable by the Company Group for its existing coverage under their insurance policy or policies in effect on the date of this Agreement. The cost of the D&O Tail Policies shall be borne fifty percent (50%) by Parent and fifty percent (50%) by Seller as Transaction Expenses. Notwithstanding anything to the contrary in this Section 8.03, none of Parent or Purchaser or any of their respective Affiliates shall have any obligation to indemnify Seller’s, or after the Closing, the Final Surviving Company’s and its Subsidiaries’ respective officers, directors, or managers pursuant to this Section 8.03 or otherwise for Liabilities relating to or arising from fraud. (b) The Parent shall cause the Governing Documents of the Final Surviving Company and its Subsidiaries to contain, except as prohibited by Law, provisions relating to exculpation and indemnification of the officers, directors, or managers of the Final Surviving Company and its Subsidiaries - 82 - substantially identical to those set forth in the Company’s and its Subsidiaries’ Governing Documents as of the date hereof and for a period of six (6) years after the Closing, Parent shall not, and shall not permit the Final Surviving Company and its Subsidiaries to, amend, repeal or otherwise modify any such provisions in such Governing Documents (unless to provide for greater exculpation or indemnification or unless required by Law), it being the intent of the parties hereto that the current and former officers, directors and managers of the Company Group shall continue to be entitled to such exculpation and indemnification (including with respect to advancement of expenses) to the full extent of the Law. Parent agrees and acknowledges that this Section 8.03 shall be binding on Parent’s successors and assigns. (c) If the Final Surviving Company or its Subsidiaries or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Final Surviving Company and its Subsidiaries shall assume all of the obligations set forth in this Section 8.03. (d) Notwithstanding anything in this Agreement to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any individual who was an officer, director, or manager of the Company Group at or prior to the Closing or any other party covered by directors’, managers’ and officers’ liability insurance, on or prior to the sixth (6th) anniversary of the Closing, the provisions of this Section 8.03 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation. (e) From and after the Second Effective Time, the obligations under this Section 8.03 shall not be terminated or modified in such a manner as to affect adversely any indemnitee or exculpee to whom this Section 8.03 applies without the consent of such affected indemnitee or exculpee. From and after the Second Effective Time, the provisions of this Section 8.03 are intended for the benefit of, and will be enforceable by (as express third party beneficiaries), each current and former officer, director, or manager of each of the Final Surviving Company and its Subsidiaries and his or her heirs and representatives, successors and assigns and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise. 8.04 Efforts. On the terms and subject to the conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the Closing (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing). In furtherance of the foregoing but subject to and without limiting Section 10.04, Parent shall (a) use its reasonable best efforts to make or cause to be made all filings and submissions under any Laws or regulations applicable to Parent required for the consummation of the transactions contemplated by this Agreement, (b) reasonably coordinate and cooperate with the Company in exchanging such information and providing such assistance as the Company may reasonably request in connection with all of the foregoing and (c) supply promptly any additional information and documentary material that may be requested in connection with such filings, make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith, and take all actions necessary to obtain all required clearances. For the avoidance of doubt, nothing in this Section 8.04 shall limit the obligations of Parent and its Affiliates pursuant to Section 10.04 of this Agreement. 8.05 Edge Autonomy Riga Insurance Proceeds. Following the Closing, Seller shall be entitled to receive any and all proceeds received by the Final Surviving Company or any of its Subsidiaries paid out of or in connection with the Riga Insurance Claim (net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or - 83 - any of its Subsidiaries not paid prior to the Closing) (such proceeds, the “Riga Insurance Proceeds”). In furtherance of the foregoing, following the Closing, to the extent Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries receive communications with respect to the Riga Insurance Claim, Parent or Purchaser, as applicable, shall, and shall cause the Final Surviving Company and its Subsidiaries to, promptly deliver such communications to the Seller. Neither Parent nor Purchaser shall, and shall not permit the Final Surviving Company and its Subsidiaries to, participate in any communications, negotiations, settlements or dispute resolution proceedings regarding the Riga Insurance Claim without the prior consent of the Seller not to be unreasonably delayed, conditioned or withheld. Promptly (and in any event within fifteen (15) Business Days) after receipt by the Final Surviving Company or any of its Subsidiaries of any Riga Insurance Proceeds, the Final Surviving Company shall, or shall cause its applicable Subsidiary(ies) to (and Parent or Purchaser shall cause the Final Surviving Company or its applicable Subsidiary(ies) to) remit such Riga Insurance Proceeds to the Seller, by wire transfer of immediately available funds to the account(s) designated by Seller, net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries in connection with the Riga Insurance Claim, including any Losses related thereto which are indemnifiable under Section 11.03(a) (subject to the limitations set forth therein). Notwithstanding the foregoing, if following the Closing and prior to payment to Seller of the Riga Insurance Proceeds, Parent or any of its Affiliates (including the Final Surviving Company and its Subsidiaries following the Closing) incurs and pays out any reasonable and documented out-of-pocket fees or expenses in connection with the Riga Insurance Proceeds or the collection thereof, then Seller shall promptly (and in any event within fifteen (15) Business Days) reimburse Parent or its applicable Affiliate(s) for such amount following written demand therefor (i) from time-to-time whenever the total amount owed is at least $100,000, and (ii) upon the final resolution of the Riga Insurance Claim. 8.06 Contact with Business Relations. Neither Parent, Purchaser nor Merger Sub is authorized to and shall not (and shall not permit any of their respective employees, agents, representatives or Affiliates to) contact any director, manager, officer, employee (in each case, other than an Authorized Representative), or, with respect to the businesses of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement, any customer, supplier, distributor or other material business relation, of the Company or any of its Subsidiaries prior to the Closing without the prior written consent and coordination of an Authorized Representative (not to be unreasonably delayed, conditioned or withheld). 8.07 Continuing Confidentiality. Until the Closing, Parent shall remain bound by the Confidentiality Agreement, and it shall be responsible for any breaches of the Confidentiality Agreement by any of Parent’s representatives. 8.08 Access and Investigation; Non-Reliance. (a) Each of Parent, Purchaser, Merger Sub and their respective representatives (a) have had access to and the opportunity to review all of the documents in the Project Echelon virtual data room hosted by Datasite on behalf of the Company (the “Data Room”) as of 11:59 p.m. Eastern Time on the day two days prior to the date of this Agreement, and (b) have been afforded reasonable access to the books and records, facilities and officers, directors, employees and other representatives of the Company Group for purposes of conducting a due diligence investigation with respect thereto. (b) Parent and each of its Non-Recourse Parties have each conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and each of its Subsidiaries, and any of their respective joint ventures and businesses, and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Parent and its Non-Recourse Parties (i) have relied solely on the - 84 - results of such independent investigation and verification and on the representations and warranties of the Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, as well as the representations and warranties contained in any certificates tendered in accordance with this Agreement, and (ii) have not relied on any other representations, warranties or statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of any of Seller, the Company or any of their respective Non-Recourse Parties as to any matter concerning the Company, any of its Subsidiaries or any of their respective joint ventures (if any) or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties in certain “data rooms” or presentations, including “management presentations”). In connection with the transactions contemplated by this Agreement, each of Parent, Purchaser and Merger Sub has been represented by, and adequately consulted with, legal counsel of their choice and each of Parent, Purchaser, Merger Sub and such counsel has carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Parent, Purchaser and Merger Sub have knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 8.08, Section 10.01, Section 11.02, and Section 13.15. Nothing in this Section 8.08 shall amend or limit the representations and warranties of the Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)). 8.09 R&W Insurance Policies. Parent shall ensure that the R&W Insurance Policies expressly waive any claims of subrogation (except in the case of Fraud (as defined in this Agreement)) against Seller and its Affiliates and their respective representatives and shall not amend, waive or otherwise modify the R&W Insurance Policies in any manner that would allow the applicable insurer thereunder or any other Person to subrogate or otherwise make or bring any action, suit or proceeding against Seller, its Affiliates or any of their respective representatives, based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution or performance of this Agreement, other than in the case of Fraud. 8.10 Parent’s Financing Covenants. (a) Parent may, but shall not be obligated, to arrange and consummate an Equity Financing in connection with the transactions contemplated by this Agreement, to be consummated not later than immediately prior to the First Effective Time. (b) Notwithstanding anything herein to the contrary, none of the arrangement, consummation or obtaining of the Debt Financing or any alternative financing by Parent is a condition to Closing and the obligations of Parent to consummate the transactions contemplated by this Agreement are not subject to the availability of the Debt Financing. (c) Parent shall indemnify and hold harmless Seller, the Company and each of their respective Affiliates, officers, directors, employees or agents from and against any and all losses suffered or incurred by any of them (other than such losses resulting primarily from breaches of this Agreement or such Person’s bad faith, gross negligence, fraud or willful misconduct) in connection with any of their cooperation or assistance with respect to the Debt Financing or the Equity Financing or the provision of

- 85 - any information utilized in connection therewith or otherwise arising from the Debt Financing or the Equity Financing. Parent shall from time to time, promptly upon request by Seller and in any event prior to the Closing, reimburse Seller, the Company and each of their respective Affiliates, officers, directors, employees or agents for any and all reasonable and documented out-of-pocket fees, costs or expenses (including fees, costs and expenses of counsel, accountants and other advisors, but excluding such costs or expenses incurred by or on behalf of the Company, its Subsidiaries, or their respective Affiliates in connection with their ordinary course financial reporting requirements) incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt Financing or the Equity Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing or the Equity Financing (such out-of-pocket fees, costs and expenses, the “Financing Cooperation Expenses”). 8.11 Preparation of Proxy Statement. Parent shall prepare (with the Company’s cooperation) and file with the SEC a preliminary proxy statement relating to the Stockholders Meeting (the “Proxy Statement”), as promptly as reasonably practicable (but in no event later than five (5) Business Days after Seller and the Company have provided all information reasonably requested by Parent for inclusion in the Proxy Statement, including the Required Financial Statements). Prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of Parent, or responding to any comments from the SEC with respect thereto, Parent shall provide the Company, Seller and their counsel with a reasonable opportunity to review such document or response (except made pursuant to any telephone call initiated by the SEC, in which case Parent shall promptly provide the Company and Seller with a summary of any such communication), and Parent shall consider in good faith any comments proposed by the Company and Seller thereto (which comments shall be provided to Parent as promptly as reasonably practicable). Parent shall (with the Company’s cooperation) respond promptly to any comments from the SEC or the staff of the SEC with respect to the Proxy Statement (or any amendment or supplement thereto). Parent shall notify the Company and Seller promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the Company and Seller with copies of all correspondence between the Parent and any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Stockholders Meeting (or any adjournment or postponement thereof) any information relating to any of the parties hereto, or any of their respective Affiliates, officers or directors, is discovered by Parent, the Company or Seller (in the case of the Company and Seller, solely with respect to the information supplied by the Company or Seller, as applicable) that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Parent. Parent shall cause the definitive Proxy Statement to be mailed to Parent’s stockholders as promptly as reasonably practicable (and in any event no later than five (5) Business Days) after the date the SEC advises that it has no further comments thereon or that Parent may commence mailing the Proxy Statement (which advice will be deemed to have been received if the SEC has not affirmatively notified Parent prior to the eleventh (11th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, the “Clearance Date”). - 86 - 8.12 Stockholder Meeting; Fiduciary Exception to Recommendation. (a) Subject to the terms of this Section 8.12, Parent shall take all actions necessary in accordance with applicable Law and the Governing Documents of Parent to set a record date for, duly give notice of, convene and hold a meeting of its stockholders to consider and vote upon the approval of the Mergers, including the Stock Issuance pursuant to the Mergers and the Equity Financing (the “Stockholders Meeting”), as soon as reasonably practicable following the Clearance Date and, subject to the terms of this Section 8.12, in any event no later than twenty (20) Business Days following the mailing of the Proxy Statement and shall submit such proposal to such holders at the Stockholders Meeting and, without the prior written consent of the Company and the Seller, shall not submit any other proposal to such holders in connection with the Stockholders Meeting, a customary proposal regarding adjournment of the Stockholders Meeting and, at Parent’s option, the election of Directors of Parent, ratification of Parent’s auditor and any other matter required by the Exchange Act and the applicable rules and regulations of the SEC for inclusion in a proxy statement of Parent related to an annual meeting of stockholders or a special meeting in lieu thereof. Once filed in the definitive Proxy Statement, Parent shall not change the record date for the Stockholders Meeting without the prior written consent of the Company and Seller or as otherwise required by applicable Law (including any requirement of Law in connection with any rescheduling, postponement or adjournment of the Stockholders Meeting that is permitted hereunder) or the rules and regulations of the Stock Exchange. If the Special Committee has not made a Change in Recommendation in accordance with this Section 8.12, the Board of Directors shall make the Recommendation and shall include the Recommendation in the Proxy Statement and recommend at the Stockholders Meeting that the stockholders of Parent approve the Mergers, including the Stock Issuance pursuant to the Mergers, and Parent shall use its reasonable best efforts to obtain and solicit such approval (including by soliciting from its stockholders proxies in favor of the approval of the Mergers, including the Stock Issuance pursuant to the Mergers and the Equity Financing), and taking all other action reasonably necessary to secure the approval (the “Requisite Vote”) of the Mergers, including the Stock Issuance pursuant to the Mergers and, if effected, the Equity Financing, by (i) the holders of a majority of the votes cast at the Stockholders Meeting, in accordance with Sections 312.03 and 312.07 of the NYSE Listed Company Manual and (ii) the holders of a majority in voting power of the Parent capital stock issued and outstanding and held by Persons other than AE Industrial Partners, LP or any of its Affiliates. Parent shall not adjourn or otherwise postpone or delay the Stockholders Meeting without the prior written consent of the Company and Seller, which shall not be unreasonably withheld, delayed or conditioned; provided, that without the Company’s and the Seller’s prior written consent, Parent may adjourn or postpone the Stockholder Meeting (i) after consultation with the Company and the Seller, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement is provided to the stockholders of Parent within a reasonable amount of time in advance of the Stockholders Meeting, (ii) to a date that is in the aggregate not more than thirty (30) days following the originally scheduled date (or the date rescheduled pursuant to clause (i) hereof) but at least two (2) Business Days prior to the Outside Date if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Stockholders Meeting or to obtain the Requisite Vote, in order to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Requisite Vote, or (iii) if required by applicable Law. (b) Neither the Board of Directors nor the Special Committee shall (A) withdraw, qualify or modify in a manner adverse to the Company or Seller, or propose publicly to withdraw, qualify or modify in a manner adverse to the Company or Seller, the Recommendation or its declaration of advisability, or resolve or agree to take any such action or (B) fail to include the Recommendation in the Proxy Statement when disseminated to the stockholders of Parent (any actions in clauses (A) and (B) being referred to herein as a “Change in Recommendation”). Notwithstanding the immediately preceding sentence, prior to the time the Requisite Vote is obtained, the Board of Directors and the Special Committee may make a Change in Recommendation in response to, and in respect of, an Intervening Event if (but only if) the following conditions are collectively satisfied: (1) an Intervening Event has occurred; (2) in light of - 87 - such Intervening Event, the Board of Directors and the Special Committee have determined in good faith, after consultation with outside legal counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law; (3) Parent has notified the Company and Seller in writing that the Board of Directors and the Special Committee intend to make a Change in Recommendation and the basis therefor (which notice shall include a reasonably detailed description of the Intervening Event in connection with which such notice has been given) (any such notice, a “Triggering Notice”); (4) at least four (4) Business Days pass following the Company’s and Seller’s receipt of the Triggering Notice (it being understood that any material change to the Intervening Event shall constitute a new Intervening Event and shall require Parent to provide a new Triggering Notice in respect of such Intervening Event and comply with this Section 8.12 in respect of such Intervening Event, except that, in such case, the four (4) Business Day period referred to in this clause (4) and in clauses (5) and (6) shall be reduced to two (2) Business Days following the giving of such new Triggering Notice); (5) after providing such Triggering Notice and prior to effecting such Change in Recommendation, (x) Parent shall, during such four (4) Business Day period, negotiate in good faith with the Company and Seller and their representatives, to the extent the Company and Seller wish to negotiate, with respect to any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company and Seller, and (y) in determining whether it may still under the terms of this Agreement make a Change in Recommendation, the Board of Directors and the Special Committee shall take into account any changes to the terms of this Agreement proposed by the Company and Seller and any other information provided by the Company and Seller in response to such notice during such four (4) Business Day period; and (6) after taking into account any changes to the terms of this Agreement proposed by the Company and Seller and any other information provided by the Company and Seller in response to a Triggering Notice during such four (4) Business Day period, the Board of Directors and the Special Committee again determine in good faith, after consultation with outside counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law. Notwithstanding any Change in Recommendation, the proposal in respect of the Mergers, including the Stock Issuance pursuant to the Mergers shall be submitted to the Parent stockholders at the Stockholders Meeting for the purpose of obtaining the Requisite Vote, and nothing contained herein (unless this Agreement is otherwise terminated in accordance with its terms) shall relieve Parent of such obligation or any of Parent, Purchaser or Merger Sub of any of their respective obligations hereunder. (c) In the event that a Change in Recommendation occurs pursuant to, and in accordance, with this Section 8.12, the holders of a majority of the Parent Shares represented in person or by proxy at the Stockholders Meeting held by Persons other than AE Industrial Partners, LP and its Affiliates fail to vote in favor of the Mergers, including the Stock Issuance pursuant to the Mergers at the Stockholders Meeting, and this Agreement is terminated by the Company or the Seller in accordance with Article IX such that no Termination Fee is payable by Parent, then within two (2) Business Days after written demand by the Company or Seller, Parent shall pay to Seller an amount equal to Seller’s and its Affiliates’ (other than Parent and its Subsidiaries) reasonable and documented out-of-pocket fees and expenses of third parties (including legal fees and expenses of outside counsel) incurred by Seller and its Affiliates (but not, for the avoidance of doubt, Parent and its Subsidiaries) on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement in cash by wire transfer of immediately available funds to an account designated in writing by Seller. 8.13 368(a) Reorganization. From the date hereof until the Closing or the earlier termination of this Agreement, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as set forth on Schedule 8.13 or as consented to in writing (email being sufficient) by Seller (such consent not to be unreasonably withheld, delayed or conditioned), Parent shall not, and shall cause each of its Subsidiaries not to, take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the First Merger and the Second - 88 - Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. 8.14 Tenant Improvement Project Reimbursements. Following the Closing, upon receipt thereof by the Final Surviving Company or any of its Subsidiaries, Seller shall be entitled to receive (net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries in connection with the Tenant Improvement Project Reimbursements (as defined below) not paid prior to the Closing) any and all reimbursements or other proceeds for amounts spent by the Company Group prior to Closing (or included as a Liability in Closing Working Capital or Indebtedness) (the “Tenant Improvement Project Reimbursements”) on a dollar for dollar basis up to the amount of funds received by the Final Surviving Company or any of its Subsidiaries following the Closing from the Ann Arbor Landlord with respect to that certain tenant improvement project contemplated by Exhibit D of that certain Industrial Lease Agreement, dated as of December 18, 2023, by and between 35700 Van Dyke Avenue, LLC (the “Ann Arbor Landlord”) and Edge Autonomy Energy Systems, LLC (f/k/a Adaptive Energy, LLC). In furtherance of the foregoing, following the Closing, to the extent Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries receive communications with respect to the Tenant Improvement Project Reimbursements, Parent or Purchaser, as applicable, shall, and shall cause the Final Surviving Company and its Subsidiaries to, promptly deliver such communications to the Seller. Promptly (and in any event within fifteen (15) Business Days) after receipt by the Final Surviving Company or any of its Subsidiaries of any Tenant Improvement Project Reimbursements, the Final Surviving Company shall, or shall cause its applicable Subsidiary(ies) to (and Parent or Purchaser shall cause the Final Surviving Company or its applicable Subsidiary(ies) to) remit such Tenant Improvement Project Reimbursements to the Seller, by wire transfer of immediately available funds to the account(s) designated by Seller, net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries in connection with the Tenant Improvement Project Reimbursements. Notwithstanding the foregoing, if following the Closing and prior to payment to Seller of the Tenant Improvement Project Reimbursements, Parent or any of its Affiliates (including the Final Surviving Company and its Subsidiaries following the Closing) incurs and pays out any reasonable and documented out-of-pocket fees or expenses in connection with the Tenant Improvement Project Reimbursements or the collection thereof, then Seller shall promptly (and in any event within fifteen (15) Business Days) reimburse Parent or its applicable Affiliate(s) for such amount following written demand therefor (i) from time-to-time whenever the total amount owed is at least $100,000, and (ii) upon the final resolution of the Tenant Improvement Project Reimbursements. ARTICLE IX TERMINATION 9.01 Termination. This Agreement may be terminated at any time prior to the Closing only as follows, and in no other manner: (a) by mutual written consent of Parent, on the one hand, and the Company and Seller, on the other hand; (b) by Parent, on the one hand, or by the Company or Seller, on the other hand, by written notice to the other, upon the issuance by any Governmental Body of an order, decree or ruling or its taking of any other action restraining, enjoining or otherwise prohibiting the performance of this Agreement or the consummation of the transactions contemplated by this Agreement, which order, decree, ruling or any other action shall have become final and non-appealable and which renders the condition set forth in Section 3.03(a) or Section 3.03(b) incapable of being satisfied; provided that, no termination may

- 89 - be made under this Section 9.01(b) if the issuance of such order, decree, ruling or such other action has been primarily caused by the action or inaction of the terminating party; (c) by Parent, on the one hand, or by the Company or Seller, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before the date that is one hundred eighty (180) days following the date of this Agreement (the “Outside Date”); provided, however, that no termination may be made under this Section 9.01(c) if the failure to close shall have been caused by the action or inaction of the terminating party; and provided, further, that, if on the Outside Date the conditions to Closing set forth in Section 3.03(a) shall not have been satisfied or waived but all other conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing shall be capable of being satisfied on such date), then the Outside Date may be extended by either the Company or Seller to the date that is two hundred seventy (270) days following the date of this Agreement; (d) by Parent, Purchaser and Merger Sub, if neither Parent, Purchaser nor Merger Sub is then in material breach of this Agreement, by written notice to the Company, upon a breach of any covenant or agreement on the part of Seller or the Company set forth in this Agreement, or if any representation or warranty contained in Article IV, Article V or Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.01(a), Section 3.01(b) or Section 3.01(c) would not be satisfied; provided, however, that, if such breach is curable, the right to terminate under this Section 9.01(d) will not be available to Parent, Purchaser or Merger Sub if Seller and the Company use reasonable best efforts to cure such breach or breaches or such failure to perform after notice thereof is delivered by Parent, Purchaser or Merger Sub to the Company or Seller, as applicable, and such breach or breaches or failure to perform, as applicable, is cured by the earlier of (x) thirty (30) days following receipt by the Company or Seller, as applicable, of written notice of such breach or failure to perform from Parent, Purchaser or Merger Sub and (y) the day which is the last Business Day prior to the Outside Date; (e) by the Company or Seller, if the Company and Seller, as applicable, are not then in material breach of this Agreement, by written notice to Parent, upon a breach of any covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent, Purchaser or Merger Sub shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.02(a) or Section 3.02(b) would not be satisfied; provided, however, that if such breach is curable, the right to terminate under this Section 9.01(e) will not be available to the Company or Seller if Parent, Purchaser and Merger Sub use reasonable best efforts to cure such breach or breaches or such failure to perform after notice thereof is delivered by the Company or Seller to Parent, Purchaser or Merger Sub, as applicable, and such breach or breaches or failure to perform, as applicable, is cured by the earlier of (x) thirty (30) days following receipt by Parent, Purchaser or Merger Sub, as applicable, of written notice of such breach or failure to perform from the Company or Seller and (y) the day which is the last Business Day prior to the Outside Date; (f) by Seller, if (i) the conditions provided for in Section 3.01 and Section 3.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by Seller to Parent), (ii) Parent, Purchaser and Merger Sub do not consummate the transactions contemplated by this Agreement by the day and time the Closing is required to occur pursuant to Section 2.02 and (iii) Seller has, at least two (2) Business Days prior to terminating this Agreement pursuant to this Section 9.01(f), irrevocably confirmed in a written notice delivered to Parent that Seller and the Company are ready, willing and able to consummate the Closing subject to conditions that by their terms - 90 - or nature are to be satisfied at the Closing, and Parent, Purchaser and Merger Sub have not consummated the Closing by the end of such two (2)-Business Day period; or (g) by either Parent or Seller if Parent fails to obtain the Requisite Vote at the Stockholders Meeting at which a vote is taken on the Mergers. 9.02 Effect of Termination. (a) If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no further force and effect (other than Article I, Section 7.10, Section 8.07, Section 8.08, this Section 9.02 (including, for the avoidance of doubt, Parent’s obligations for payment of the Termination Fee pursuant to Section 9.02(b)), Section 10.01, Section 13.02, Section 13.11, Section 13.13, Section 13.15, Section 13.17 and Section 13.18, which shall survive the termination of this Agreement) without any liability or obligation on the part of any party hereto, (i) other than liabilities and obligations under the Confidentiality Agreement and (ii) except that no such termination shall relieve any party hereto of any liability for damages resulting from Fraud or any Willful Breach of this Agreement by such party. In determining losses or damages that are recoverable in accordance with this Section 9.02 upon termination by a party hereto for another party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by such party hereto, taking into consideration all relevant matters (including other opportunities and the time value of money), which shall be deemed to be damages of such party hereto. (b) In the event of a termination of this Agreement by Seller pursuant to Section 9.01(e) (other than with respect to a breach of any representation or warranty of Parent, Purchaser or Merger Sub) or Section 9.01(f), then Parent shall, as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination, pay or cause to be paid to Seller or its designee (as directed by Seller in writing) one million dollars ($1,000,000.00) (the “Termination Fee”) by wire transfer of immediately available funds to an account designated by Seller or such designee; it being understood that in no event shall (1) Parent be required to pay the Termination Fee on more than one (1) occasion, or (2) Parent’s, Purchaser’s and Merger Sub’s aggregate liability under this Agreement or any other agreement contemplated hereby, including the Confidentiality Agreement, with respect to remedies other than specific performance to cause the consummation of the Closing in accordance with Section 13.18 exceed an amount equal to the Termination Fee. The Termination Fee is inclusive of any Taxes. The agreements contained in this Section 9.02 are an integral part of the transactions contemplated by this Agreement and without these agreements, no Party would enter into this Agreement. (c) If Seller (or its designee(s)) receives full payment of the Termination Fee pursuant to Section 9.02(b), the receipt of the Termination Fee will be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, through piercing of the corporate veil, by or through a claim by or on behalf of a party or another Person or otherwise) of the Seller, the Company Group, each of their Affiliates and each such Person’s and their respective Affiliates’ agents, successors and permitted assigns for any and all Liabilities (including all Liability(ies) of any of the such Persons for the benefit of the bargain, opportunity cost, loss of premium, time value of money or otherwise, or for any punitive, special, exemplary, indirect, consequential or incidental damages, or damages argued to be associated with lost profits or diminution in value) as a result of any breach of, or non-compliance with, any covenant, agreement, representation or warranty in this Agreement (including any Willful Breach) or any agreement contemplated hereby or the failure of the transactions contemplated by this Agreement to be consummated or otherwise related or connected to this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement (or the abandonment or termination thereof) suffered or incurred by Seller, the Company Group, any of their Affiliates and each such Person’s and their respective Affiliates’ agents, - 91 - successors and permitted assigns in connection with this Agreement and the transactions contemplated by this Agreement, and none of the Seller, the Company, any of their respective Affiliates or any such Person’s or their respective Affiliates’ agents, successors and permitted assigns shall seek to recover any other damages or seek any other remedy, at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or any debt commitment letter or the transactions contemplated hereby or thereby or any oral representation made or alleged to be made in connection herewith. If the Seller or the Company receives any payments from Parent in respect of any breach of this Agreement and thereafter the Seller or the Company receives the Termination Fee pursuant to Section 9.02(b), the amount of the Termination Fee shall be reduced by the aggregate amount of such prior payments received by Seller or the Company from Parent in respect of any such breaches, and in no event shall Parent or its Affiliates be subject to (nor shall the Seller, the Company or any of their Affiliates seek to recover) monetary damages in excess of an amount equal to the Termination Fee, in the aggregate, for any losses or other liabilities arising out of or in connection with breaches by Parent of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that the Seller, the Company or any of their Affiliates may have; for the avoidance of doubt, receipt of the full Termination Fee pursuant to Section 9.02(b) shall prohibit Seller from (i) seeking specific performance or other equitable relief as provided in Section 13.18 or (ii) being indemnified and reimbursed for losses or expenses in accordance with Section 8.10(c). The actual receipt by Seller (or its designee(s)) of the Termination Fee shall be deemed to be liquidated damages, which amounts constitute a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement (and not a penalty). (d) Each of the Parties further acknowledges that the payment of the amounts by Parent specified in this Section 9.02 is not a penalty, but, in each case, is liquidated damages in a reasonable amount that will compensate the Company and Seller in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. While the Seller and the Company may pursue each of (i) a grant of specific performance or other equitable relief under Section 13.18, and (ii) the payment of the Termination Fee under this Section 9.02, any recovery by the Seller or the Company shall be subject to the limitations set forth in this Section 9.02 and the Seller or the Company shall be permitted or entitled to receive only (A) a grant of specific performance to cause Parent to consummate the Closing, or (B) the Termination Fee; provided, however, that if the Termination Fee is paid, then Seller and the Company shall no longer have the right to initiate or maintain any action for any other remedy, including specific performance to consummate the Closing. ARTICLE X ADDITIONAL AGREEMENTS AND COVENANTS 10.01 No Other Representations or Warranties. The representations and warranties of the Parties set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, constitute the sole and exclusive representations, warranties, and statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of the Parties or any of their respective Non-Recourse Parties as to any matter concerning the Parties, and of their respective Subsidiaries or any of their respective joint ventures or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) the Parties or any of their respective Non-Recourse - 92 - Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other material made available to Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties in certain “data rooms” or presentations including “management presentations”) and all other purported representations and warranties or statements (including by omission) (“Ex-Contractual Statements”) are hereby disclaimed by the Parties and each of their respective Non-Recourse Parties and (a)(i) each of Parent, Purchaser, Merger Sub and their respective Non-Recourse Parties has only relied, and will only rely, on the representations and warranties of Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) respectively, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, and (ii) each of Seller, the Company and their respective Non-Recourse Parties has only relied, and will only rely, on the representations and warranties of Parent, Purchaser and Merger Sub set forth in Article VI, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, (b) each of the Parties and their respective Non-Recourse Parties hereby expressly and irrevocably acknowledges and agrees that he, she or it has not relied and will not rely on any Ex-Contractual Statements, and (c) none of the Parties or any of their respective Non-Recourse Parties shall have any claim with respect to their purported use of, or reliance on, any Ex-Contractual Statement on any basis or legal theory whatsoever (whether sounding in contract or tort, at law or in equity, on public policy grounds, under any Law (including under securities Laws or the Racketeer Influence and Corrupt Organizations Act of 1970 (“RICO”)), on the basis of “unjust enrichment” or otherwise). Except with respect to the representations and warranties of the Parties set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) as applicable, the Parties are consummating the transactions contemplated by this Agreement on an “AS IS, WHERE IS” basis. Without in any way limiting the generality of the foregoing, the Parties acknowledge that there are uncertainties inherent in attempting to make projections, forward looking statements and other forecasts and estimates, and certain business plan information, that the Parties are familiar with such uncertainties, that except with respect to the applicable representations and warranties of set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)), the Parties and their respective Non-Recourse Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of any such projections, forward looking statements, forecasts, estimates and business plan information provided to (or otherwise acquired by) any other Party and its Non-Recourse Parties in connection with the transactions contemplated by this Agreement (including the reasonableness of the assumptions underlying such projections, forward looking statements, forecasts, estimates and business plan information). Under no circumstances shall any of the representations and warranties of the Parties made herein be imputed to, or deemed to have been made by, any other Person. Nothing in this Section 10.01 shall amend or limit the representations and warranties set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)). 10.02 Further Assurances. From time to time following the Closing, as and when requested in writing by any party hereto and at such requesting party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement. 10.03 Employees and Employee Benefits. (a) Salary and Wages. Parent will cause the Company Group to continue the employment effective immediately after the Closing Date of all employees of the Company Group, including each such employee on medical, disability, family or other leave of absence as of the Closing Date. All such employees of the Company Group who are employed by the Company Group immediately following the Closing Date are referred to as “Retained Employees”. Parent will cause the Company Group

- 93 - to provide each such Retained Employee who remains employed with base wages, annual base salary and annual target rate of cash bonus potential (determined as a percentage of annual base salary) (but excluding any equity plan, retention, transaction, change in control or similar program or arrangement), that is in the aggregate at least equal to such compensation provided to each such employee on the Closing Date for a period of at least one (1) year thereafter; provided, however, that nothing in this Section 10.03(a) shall obligate Parent or the Company or any of its Subsidiaries to continue the employment of any such Retained Employee for any specific period. (b) Employee Benefits. As of the Closing Date and for a period of at least one (1) year thereafter, Parent shall provide, or shall cause the Company Group to provide, each Retained Employee with employee benefits (other than any nonqualified deferred compensation benefits) that are substantially similar in the aggregate to the benefits provided to similarly situated employees of Parent. (c) Employee Service Credit. Parent (i) shall use commercially reasonable efforts to give, or cause the Company Group to give, each Retained Employee credit under all benefit plan or personnel policies that cover the Retained Employee after the Closing Date, including any vacation, sick leave and severance policies, for purposes of eligibility, vesting and entitlement to vacation, sick leave and severance benefits for the Retained Employee’s service with the Company Group prior to the Closing Date, to the same extent recognized by the Company Group as of the Closing Date, but not to the extent any such credit would result in a duplication of benefits, (ii) shall use commercially reasonable efforts to allow such Retained Employees to participate in each plan in which Retained Employees are eligible to participate following the Closing Date providing welfare benefits (including medical, dental, vision, prescription drug, life insurance, long-term disability insurance and long-term care insurance) without regard to preexisting condition limitations, waiting periods, evidence of insurability or other exclusions or limitations not imposed on the Retained Employee by the corresponding Plans immediately prior to the Closing Date, and (iii) if coverage for Retained Employees under any Welfare Plan is terminated prior to the end of the plan year that includes the Closing Date, shall use commercially reasonable efforts to credit the Retained Employee with any expenses that were covered by such Welfare Plan(s) during the plan year that includes the Closing Date for purposes of determining deductibles, co-pays and other applicable limits under any similar replacement plans. (d) Vacation Pay and Personal Holidays. Parent shall cause the Company Group to continue to credit to each Retained Employee to use all vacation, sick leave, personal holiday and other paid time off that the Retained Employee is entitled to use but has not used as of the Closing Date (including any such vacation, sick leave, personal holiday and other paid time off to be used in future years), and shall retain all liability for the payment of all such amounts, but only to the extent such Liabilities are included as Indebtedness in the determination of the Closing Purchase Price pursuant to Section 2.04. (e) No Third-Party Beneficiaries. The provisions of this Section 10.03 are solely for the benefit of the parties to this Agreement, and no current or former employee, officer, director, manager or consultant, or any other individual associated therewith, shall be regarded for any purpose as a third party beneficiary of this Section 10.03. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Plan or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, or Contractual Obligation maintained or sponsored by the Company, Parent, the Company and their respective Subsidiaries or any of their respective Affiliates, (ii) alter or limit the ability of Parent or the Company and their respective Subsidiaries to amend, modify or terminate any Plan or any other benefit or employment plan, program or Contractual Obligation after the Closing Date, or (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Parent or the Company or any of their respective Subsidiaries, or constitute or create an employment agreement with any employee. - 94 - 10.04 Antitrust and Governmental Notifications. (a) The Company and Parent shall file, or cause to be filed, with the U.S. Federal Trade Commission and the U.S. Department of Justice, as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, the notification and report form (which shall request early termination) required for the transactions contemplated by this Agreement and any supplemental information requested in connection therewith pursuant to the HSR Act. Parent shall file with any other Governmental Body, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, any other filings (including any pre-notification draft), reports, information and documentation as may be required for the transactions contemplated by this Agreement pursuant to any Other Antitrust Regulations and FDI Regulations. Each of the Company and Parent shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Regulations and FDI Regulations. Parent and Seller shall each be responsible for fifty percent (50%) of all filing fees and local counsel fees payable in connection with the filings described in the first two (2) sentences of this Section 10.04(a). Neither Parent, the Company, or any of their respective Affiliates shall enter into any agreement with any Governmental Body to extend any waiting period under the HSR Act or any Other Antitrust Regulations and FDI Regulations without the consent of the other parties hereto (such consents shall not be unreasonably conditioned, delayed, or withheld). (b) The Company and Parent shall: (i) use their reasonable best efforts to promptly obtain any clearance required under the HSR Act or any Other Antitrust Regulations and FDI Regulations for the consummation of this Agreement and the transactions contemplated by this Agreement; (ii) keep each other apprised of the status of any material communications with, and any material inquiries or requests for additional information from any Governmental Body; and (iii) comply as promptly as practicable with any such material inquiry or request and supply to any Governmental Body without undue delay any additional information requested. Parent agrees to take (and cause its Affiliates to take) any and all steps necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Body or any other Person so as to enable the parties hereto to expeditiously close the transactions contemplated by this Agreement (and for the avoidance of doubt, so as to avoid an in depth, second request or second phase review by the relevant Governmental Body) including consenting to any divestiture or other structural or conduct relief in order to obtain clearance from any Governmental Body and, at the reasonable request of the Company, Parent and its Affiliates shall be obligated to contest, administratively or in court, any ruling, order, or other action of any Governmental Body or any other Person respecting the transactions contemplated by this Agreement. Prior to the Closing, Parent shall not, and shall cause its Affiliates not to, undertake or consummate any Competitive Transaction. In addition to the foregoing, subject to the terms and conditions of this Agreement, Parent shall not (and shall cause its Affiliates not to) take or fail to take any action that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, materially delaying or otherwise adversely affecting (A) the consummation of the transactions contemplated by this Agreement, including (w) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Body necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (x) materially increasing the risk of any Governmental Body entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (y) materially increasing the risk of not being able to remove any such order on appeal or otherwise, or (z) materially delaying or preventing the consummation of the transactions contemplated by this Agreement or (B) the ability of such party to fully perform its obligations pursuant to this Agreement. - 95 - (c) The parties hereto commit to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act or any Other Antitrust Regulations and FDI Regulations at the earliest practicable dates. Such reasonable best efforts and cooperation include counsel’s undertaking (i) to keep each other appropriately informed of material communications from and to personnel of the reviewing Governmental Bodies, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Bodies and the content of any such contacts or presentations. Neither the Company nor Parent shall participate in any meeting or material discussion with any Governmental Body with respect to any such filings, applications, investigation, or other inquiry without giving the other party prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Body, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Parent or the Company, shall be limited to outside antitrust counsel only). The Company and Parent shall each approve the content of any filings (as contemplated by Section 10.04(a)), material communications, presentations, white papers or other written materials to be submitted to any Governmental Body in advance of any such submission, provided that, such materials may be redacted to (A) remove references to commercially or competitively-sensitive information, and (B) address reasonable attorney-client privilege or confidentiality concerns; provided, further, that copies of filings made under the HSR Act need not be shared. (d) Except as otherwise provided in this Agreement: (i) each of Parent, Purchaser and Merger Sub, with the reasonable cooperation of Seller and the Company, shall use its reasonable efforts to, as promptly as practicable following the execution of this Agreement, (i) take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under any applicable Law, regulation or otherwise to consummate the transactions contemplated by this Agreement, (ii) obtain from or provide to any Governmental Body or any other Person all consents, licenses, permits, waivers, approvals, authorizations, notices, orders, or expirations or terminations of any relevant waiting period required to be obtained or made by Parent or any of its Affiliates or Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement and the transactions contemplated by this Agreement, required under applicable Law or regulation; and (ii) each of Seller, the Company Group, with the reasonable cooperation of Parent, Purchaser and Merger Sub, shall use its reasonable efforts to, as promptly as practicable following the execution of this Agreement, (i) take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under any applicable Law, regulation or otherwise to consummate the transactions contemplated by this Agreement, (ii) obtain from or provide to any Governmental Body or any other Person all consents, licenses, permits, waivers, approvals, authorizations, notices, orders, or expirations or terminations of any relevant waiting period required to be obtained or made by Seller or the Company Group in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement and the transactions contemplated by this Agreement, required under applicable Law or regulation. - 96 - 10.05 Back Leverage Cooperation. Following the expiration of the lock-up set forth in Section 7.08, and subject to applicable limitations under the Securities Act, if requested by Seller or any stockholder, Parent will provide the following cooperation in connection with Seller obtaining any Back Leverage: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage in a mutually agreed upon form, (ii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Parent Shares in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry form on the books and records of Parent’s transfer agent, in each case, subject to appropriate transfer restrictions and related restrictive legends, (iii) entering into customary triparty agreements reasonably acceptable to Parent with each lender or counterparty and the applicable stockholder relating to the delivery of the Parent Shares, in certificated or restricted book-entry form on the books and records of Parent’s transfer agent, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender or counterparty for crediting to the relevant collateral accounts upon funding of any Back Leverage and payment of the purchase price, including a right for such lender or counterparty as a third-party beneficiary of Parent’s obligation under Article II to issue the Parent Shares in accordance with the terms of this Agreement and/or (iv) such other cooperation and assistance in connection with such Back Leverage as the applicable stockholder or such lender or counterparty may reasonably request. ARTICLE XI NO SURVIVAL OR CLAIMS FOR REPRESENTATIONS, WARRANTIES, OR PRE-CLOSING COVENANTS 11.01 Survival. None of the representations or warranties set forth in Article IV, Article V or Article VI, in any Ancillary Agreement, in any of the Company Documents, Parent Documents or Seller Documents, or in any other document, agreement, instrument or certificate delivered in connection herewith shall survive the Closing and each such representation and warranty shall terminate on and as of the Closing, and no claims may be brought with respect to such representations or warranties from or after the Closing. None of the covenants in this Agreement to the extent required to be performed prior to the Closing shall survive the Closing and each such covenant shall terminate on and as of the Closing, and no claims may be brought with respect to such covenants from or after the Closing. All other covenants which are to be performed at or after the Closing, whether in this Agreement or any Ancillary Agreement, shall survive for the time periods specified therein or, if no time period is specified, shall survive until such covenants are fully performed, and shall terminate immediately thereafter. Notwithstanding anything contained herein to the contrary, nothing in this Section 11.01 shall preclude any claims for Fraud. 11.02 Exclusive Remedy. (a) From and after (i) the date hereof until the Closing, Parent’s, Purchaser’s, Merger Sub’s and their respective Non-Recourse Parties’ sole and exclusive remedy against the Company and its Subsidiaries, Seller and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, shall be solely pursuant to (x) the provisions of Section 9.01 (subject to Section 9.02) or Section 13.18 in accordance with the terms hereof, or (y) the Confidentiality Agreement, and (ii) the Closing, Parent’s, Purchaser’s, Merger Sub’s and their respective Non-Recourse Parties’ sole and exclusive remedy against Seller and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be

- 97 - imposed (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise), shall be solely and exclusively for breach of any agreement or covenant herein or any Ancillary Agreement expressly surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 and the provisions of the Escrow Agreement, and in accordance with (and subject to the limitations set forth in) Section 11.03. In furtherance of the foregoing, Parent, Purchaser and Merger Sub hereby waive and release to the fullest extent permitted under applicable Law, the Company and its Subsidiaries, Seller and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, from and against any and all other rights, claims and causes of action it may have against the Company and its Subsidiaries, Seller or their respective Non-Recourse Parties relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement (including relating to any exhibit, Schedule or document delivered hereunder), regardless of the legal theory under which any such right, claim or cause of action may arise (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO, or the Comprehensive Environmental Response Compensation and Liability Act or any other Environmental Law), on the basis of “unjust enrichment” or otherwise) and including any rights to rescission of the transactions contemplated by this Agreement, other than claims for breach of any agreement or covenant herein or any Ancillary Agreement surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 or the provisions of the Escrow Agreement, and in accordance with (and subject to the limitations set forth in) Section 11.03. For the avoidance of doubt, nothing herein shall constitute a waiver of any rights that AE Consultant or its affiliated investment funds may have as an equityholder of Parent or Seller. (b) From and after (i) the date hereof until the Closing, Seller’s, the Company’s and their respective Non-Recourse Parties’ sole and exclusive remedy against Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, shall be solely pursuant to (x) the provisions of Section 9.01 (subject to Section 9.02) or Section 13.18 in accordance with the terms hereof or (y) the Confidentiality Agreement, and (ii) the Closing, Seller’s and the Company’s and their respective Non-Recourse Parties’ sole and exclusive remedy against Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise), shall be solely and exclusively for breach of any agreement or covenant herein or any Ancillary Agreement expressly surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 and the provisions of the Escrow Agreement. In furtherance of the foregoing, Seller and the Company hereby waive and release to the fullest extent permitted under applicable Law, Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, from and against any and all other rights, claims and causes of action it may have against Parent, Purchaser, Merger Sub or their respective Non-Recourse Parties relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement (including relating to any exhibit, Schedule or document delivered hereunder), regardless of the legal theory under which any such right, claim or cause of action may arise (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise) and including any rights to rescission of the transactions contemplated by this Agreement, other than claims for breach of any agreement or covenant herein or any Ancillary - 98 - Agreement surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 or the provisions of the Escrow Agreement. For the avoidance of doubt, nothing herein shall constitute a waiver of any rights that AE Consultant or its affiliated investment funds may have as an equityholder of Parent or Seller. (c) The limits imposed on each Party’s and its respective Non-Recourse Parties’ remedies with respect to this Agreement and the transactions contemplated by this Agreement (including this Section 11.02) were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to Seller hereunder. No Party or any of their respective Non-Recourse Parties may avoid the limitations on liability set forth in this Agreement by seeking damages for breach of contract, tort or pursuant to any other theory of liability. Notwithstanding anything to the contrary in this Section 11.02, each Party may (i) seek specific performance of this Agreement in accordance with Section 13.18, (ii) subject to the applicable limitations set forth in Article IX, if any, bring a claim (and, if successful, recover damages) for Fraud or (iii) subject to the limitations set forth therein, seek indemnification as set forth in Section 11.03, in each case, in accordance with the terms and conditions hereof. 11.03 Indemnification By Seller. (a) Subject to the limitations set forth in this Section 11.03, from and after the Closing until the first (1st) anniversary thereof, the Seller, without any right of indemnification (including in regard to the status of the Seller as a member or manager, of the Company) or contribution from the Company shall assume liability for and indemnify, defend, reimburse and hold harmless Parent and each of its Affiliates (including, following the Closing, the Company and its Subsidiaries), and the Representatives and Affiliates of each of the foregoing Persons (each, a “Parent Indemnified Person” and collectively, the “Parent Indemnified Persons”), from, against and in respect of any and all Actions, Liabilities, Governmental Orders, Liens, Environmental Liabilities, losses, damages, bonds, dues, assessments, fines, interest, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, whether or not realized and including attorneys’, experts’ and paralegal fees and other expenses and court costs at the administrative, trial and appellate levels), threatened or actual, and whether or not involving a third party claim (collectively, “Losses”), accrued, incurred or suffered by Parent Indemnified Persons or any of them as a result of, arising out of or in connection with: (i) the Disclosed Liabilities; or (ii) the Material R&W Insurance Policy Exclusion; provided, that with respect to items no. 7 and no. 8 on Schedule 5.14(a), the Parent Indemnified Parties shall only be entitled to indemnification under this Section 11.03 for Losses as a result of, arising out of or in connection with a claim by LMC or any of its Affiliates which has been made prior to the date hereof. (b) For the avoidance of doubt, Purchaser shall not be required to first seek recovery under and exhaust the R&W Insurance Policies before seeking recovery from Seller with respect to any such indemnity payment owed pursuant to this Section 11.03. (c) No claim may be made or suit instituted seeking indemnification pursuant to Section 11.03(a) unless a written notice describing the nature of the Losses related to the Disclosed Liabilities in reasonable detail in light of the circumstances then known to the Parent Indemnified Person, is provided to Seller at any time prior to 11:59 p.m. (Eastern Time) on the last day of the twelve (12) month period following the Closing Date. Notwithstanding the foregoing, if, at any time prior to 11:59 p.m. - 99 - (Eastern Time) on the last day of the twelve (12) month period following the Closing Date, any Parent Indemnified Person delivers to Seller a written notice alleging the existence or reasonably likely existence of Losses related to the Disclosed Liabilities and asserting a claim for Losses pursuant to Section 11.03 regardless of whether litigation is commenced or a complaint in litigation is filed at such time or otherwise, then all indemnity obligations under this Section 11.03 related thereto and the right to commence a proceeding in respect thereof shall survive until such claim is finally and fully resolved in accordance with this Agreement and the Losses for which a Parent Indemnified Person shall be entitled to recover under this Agreement in connection with any such claim shall include any Losses accrued, incurred, suffered or arising on or after the expiration of the applicable survival period until such claim is fully and finally resolved. (d) The maximum aggregate amount of Losses that Parent Indemnified Persons will be entitled to recover under Section 11.03(a) shall not exceed $20,000,000 (the “Cap”). (e) Claims made by a third party which may give rise to a claim against Parent Indemnified Persons under this Section 11.03 (a “Third Party Claim”) shall be conducted as follows: (i) If any third party notifies a Parent Indemnified Person with respect to a Third Party Claim, then Parent will promptly give written notice to the Seller with respect to such Third Party Claim; provided, however, that no delay on the part of Parent in notifying Seller will relieve Seller from any obligation under this Section 11.03, except to the extent that such delay shall have caused the Losses for which Seller is obligated to be greater than such damages would have been had Parent provided prompt notice hereunder. (ii) Seller will have the right to assume the defense of the Parent Indemnified Person against the Third Party Claim with counsel satisfactory to Parent so long as (a) Seller gives written notice to Parent within fifteen (15) days after Parent has given notice of the Third Party Claim that the Seller will indemnify the Parent Indemnified Persons from and against the entirety of any and all Losses the Parent Indemnified Persons may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (b) Seller provides Parent with evidence reasonably acceptable to Parent that the Seller will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against any Parent Indemnified Person, (d) Parent does not reasonably believe that such Third Party Claim could negatively impact the Parent Indemnified Persons’ businesses, relationships with customers, vendors or other third Persons or future business prospects, (e) no Parent Indemnified Person has been advised by counsel that an actual or potential conflict exists between any Parent Indemnified Person and Seller in connection with the defense of the Third Party Claim, (f) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action, (g) such Third Party Claim does not involve potential Losses that, together with the potential Losses associated with all other pending Claims, are reasonably expected to exceed the Cap and (h) Seller conducts the defense of the Third Party Claim actively and diligently (the foregoing conditions to such assumption of defense, collectively, the “Assumption Conditions”). The Parent Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Seller will pay the fees and expenses of separate co-counsel retained by the Parent Indemnified Person that are incurred prior to Seller’s assumption of control of the defense of the Third Party Claim. - 100 - (iii) Seller will not consent to the entry of any judgment or enter into any compromise or settlement with respect to any Third Party Claim without the prior written consent of Parent, unless such judgment, compromise or settlement (a) provides for the payment by Seller of money as sole relief for the claimant, (b) results in the full and general release of all Parent Indemnified Persons from all Liabilities arising from, relating to or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and has no effect on any other claims that may be made against any Parent Indemnified Person. (iv) If (x) Seller with respect to a Third Party Claim does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 11.03(e)(ii) within fifteen (15) days after the Parent Indemnified Person has given notice of the Third Party Claim, (y) any of the Assumption Conditions ceases to be met at any time with respect to a Third Party Claim, or (z) Seller otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, any of the Parent Indemnified Persons may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner such Person(s) may deem appropriate (and the Parent Indemnified Persons need not consult with, or obtain any consent from, Seller in connection therewith). If such notice and evidence is given on a timely basis and Seller conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 11.03(e)(ii) is or becomes unsatisfied, the Parent Indemnified Persons may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim with the consent of Seller, which consent shall not be unreasonably delayed, conditioned or withheld. In the event that the Parent Indemnified Persons conduct the defense of the Third Party Claim pursuant to this Section 11.03(e)(iv), Seller will (a) advance (whether in cash or pursuant to a sale of Parent Shares in accordance with the procedures set forth in Section 11.03(g)) the Parent Indemnified Persons promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses) and (b) remain responsible for any and all Losses that the Parent Indemnified Persons may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 11.03 (subject to the limitations set forth herein). (v) The party or parties not in control of the prosecution or defense of a Third Party Claim will reasonably cooperate with the other party or parties in the conduct of the prosecution or defense of such Third Party Claim. (f) The investigations and inquiries made by or on behalf of Parent and the information, materials and documents supplied to Parent or its Representatives in connection with their review of the Seller, the Company, its Subsidiaries and the Business were intended to provide Parent with the comfort necessary for it to enter into this Agreement but shall not (and were not intended to) limit or affect the representations and warranties of the Seller or the Company. The right of any Parent Indemnified Person to indemnification pursuant to this Section 11.03(f) will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representation or warranty referred to in this Section 11.03(f) or otherwise. (g) Except as otherwise set forth in this Section 11.03, any amount owing by Seller pursuant to this Section 11.03 (the “Indemnification Amount”) shall be paid by Seller in immediately available funds within five (5) Business Days after final determination of such amount by a court or arbitral

- 101 - body of competent jurisdiction (an “Indemnity Determination”) or, at Seller’s election as set forth in writing delivered to Parent (email being sufficient) (an “Indemnity Payment Notice”): (i) within five (5) Business Days after an Indemnity Determination, and provided that a sufficient number of Seller’s Parent Shares (A) are registered for resale pursuant to an effective registration under the Securities Act or (B) may be resold pursuant to Rule 144 under the Securities Act, Seller shall cause to be sold for cash a number of Parent Shares sufficient to satisfy the full Indemnification Amount and deliver such cash to the applicable Parent Indemnified Person(s) by wire transfer to an account designated in writing in the Indemnity Payment Notice within five (5) Business Days following such sale; or (ii) within five (5) Business Days following an Indemnity Determination, Parent shall cause its transfer agent to cancel a number of Parent Shares, having a value based on the Closing Per Share Price of Parent Shares sufficient to satisfy the Indemnification Amount. If, however, Seller is not the record holder of such Parent Shares on the books of Parent’s transfer agent, then Seller shall cause such Parent Shares to be delivered to an account designated in writing by Parent within two (2) Business Days after delivery of an Indemnity Payment Notice and Seller shall execute and deliver such stock powers or other instruments of transfer and assignment as Parent may require to vest in Parent good and marketable title to such Parent Shares. Payments (or the value thereof as determined above) received by any Parent Indemnified Person shall be treated by the parties as an adjustment to the Closing Date Purchase Price for Tax purposes to the extent permitted by applicable Law. (h) Notwithstanding anything to the contrary set forth herein, no Parent Indemnified Person shall be entitled to indemnification or reimbursement under this Section 11.03 for any amount to the extent that such Parent Indemnified Person has been indemnified or reimbursed for such amount by any applicable insurance (less all costs and expenses incurred to obtain any such recovery including, without limitation, any increase of premium related to any insurance policy). Except for payments owed pursuant to Section 2.04, notwithstanding anything to the contrary contained in this Agreement, no Parent Indemnified Person shall have any right to indemnification under this Section 11.03 with respect to any Loss or alleged Loss to the extent included as a Liability in the final determination of the Closing Purchase Price pursuant to Section 2.04 and Parent has received in such adjustment the full amount of indemnification it otherwise would have been entitled to receive pursuant to this Section 11.03. (i) The Seller hereby waives, acknowledges and agrees that it neither shall exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company or any of its Affiliates in connection with any indemnification obligation or any other Liability to which it may become subject under this Section 11.03. (j) For the avoidance of doubt, and subject to the second sentence of Section 11.03(c), following the first (1st) anniversary of the Closing, Seller shall have no indemnification obligations under this Section 11.03. - 102 - ARTICLE XII TAX MATTERS 12.01 Allocation of Certain Taxes. In the case of any Straddle Period, (a) the amount of any Taxes based on or measured by income, receipts, payments, or payroll of the Company Group for the portion of the Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any controlled foreign corporation, partnership or other pass-through entity in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and (b) the amount of other Taxes of the Company Group for the portion of the Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period; provided that, exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions for property placed in service on or before the Closing Date) shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each such period. 12.02 Pre-Closing Tax Returns. Parent shall prepare all Tax Returns of the Company Group that are due on or after the Closing Date, taking into account all valid extensions, with respect to any Pre-Closing Tax Periods. Each such Tax Return shall be true and correct in all respects and Parent shall prepare such Tax Returns on a basis consistent with the past customs, practices and accounting methods of prior similar Tax Returns of the Company Group (including applicable methods and elections) for the immediately preceding taxable period, unless otherwise required by applicable Law or this Agreement. Parent shall give a draft of each such Tax Return to Seller prior to filing for Seller’s review and comment at least thirty (30) days (or, in the case of non-income Tax Returns, such shorter period as is reasonably practicable under the circumstances) prior to the date on which such Tax Return is required to be filed (taking into account applicable extensions) and shall incorporate any reasonable comments provided by Seller in writing at least ten (10) days (or, in the case of non-income Tax Returns, such shorter period as is reasonably practicable under the circumstances) before the date on which such Tax Return is due to be filed (taking into account any extensions). Parent shall not file or submit any such Tax Return that reflects a material amount of Taxes that is inconsistent with amounts for such Taxes for the immediately prior period without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The parties agree that the Transaction Tax Deductions shall, to the extent permitted by applicable Law, be reflected in the Pre-Closing Tax Period on all applicable Tax Returns. The provisions of this Section 12.02 shall not apply (i) following the final determination of the Closing Purchase Price pursuant to Section 2.04 or (ii) to the extent Seller (or any direct or indirect beneficial owner thereof) does not economically bear any Tax liability for Taxes arising from such Tax Returns under this Agreement. 12.03 Cooperation on Tax Matters. Following the Closing, Parent and the Final Surviving Company and its Subsidiaries, on the one hand, and Seller, on the other hand, and their respective Affiliates shall reasonably cooperate, at the requesting party’s cost, in the preparation and review of all Tax Returns for any Tax periods, the conduct of any Tax proceeding and to the extent relating to Tax matters of the Company Group or in connection with the Tax treatment of the transactions contemplated by this Agreement, in each case to the extent relating to the Company Group. Such cooperation shall include the retention and, upon the other party’s reasonable request, furnishing prior years’ Tax Returns of the Company or any of its Subsidiaries or return preparation packages containing information relevant to the preparation of such Tax Returns and making employees and representatives available for discussion of such Tax matters. - 103 - 12.04 Amended Tax Returns; Tax Elections. Unless otherwise contemplated by this Agreement or required by applicable Law (provided that Parent and Seller must agree whether any such action is required by applicable Law or if they cannot agree submit such determination to a mutually agreeable tax expert for dispute resolution), following the Closing, Parent will not, and will cause each of the Final Surviving Company, any successor thereto and any of their respective Subsidiaries not to, without Seller’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed: (a) other than in accordance with Section 12.02, file, re-file, amend, or otherwise modify any Tax Return of the Company or any of its Subsidiaries relating to a Pre-Closing Tax Period, (b) make, revoke or change any election with respect to the Company or any of its Subsidiaries with respect to, or that has retroactive effect to, any Pre-Closing Tax Period, (c) voluntarily approach any Governmental Body with respect to any Tax Returns or Taxes of the Company or any of its Subsidiaries for any Pre-Closing Tax Period (including, for the avoidance of doubt, through any voluntary disclosure agreement process), (d) file any ruling or request with any Governmental Body that relates to Taxes or Tax Returns of the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period, or (e) compromise, concede or settle any Tax liability of the Company or any of its Subsidiaries in respect of a Pre-Closing Tax Period; in the case of each of clauses (a) through (e), to the extent such action would reasonably be expected to (i) increase the amount of Taxes included in the Income Tax Amount hereunder, (ii) increase the amount of Taxes included in Closing Working Capital hereunder, or (iii) increase the Tax liability of Seller (or any direct or indirect beneficial owner thereof); provided that following the final determination of the Closing Purchase Price pursuant to Section 2.04 this Section 12.04 shall only apply to the extent such action would result in a decrease to any Tax Refund to which Seller is entitled pursuant to Section 12.08. 12.05 Transfer Taxes. At Closing or, if due thereafter, promptly when due, all transfer, property, documentary, sales, use, stamp, registration and other similar taxes, and all conveyance fees, recording charges and other similar fees and charges (together with any penalties, interest, or additions with respect to any such Tax) applicable to, arising out of or imposed upon the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid by fifty percent (50%) by Parent and fifty percent (50%) by the Seller. The party required under applicable Law shall prepare and file any related Tax Return with respect to such Transfer Taxes and the other party shall cooperate reasonably in the preparation of such Tax Returns. 12.06 Section 336(e) and Section 338 of the Code. No party to this Agreement nor any Subsidiary or Affiliate thereof shall make an election under Section 336(e) or Section 338 of the Code (or any similar provision under state, local, or non-U.S. Law) with respect to the transactions contemplated by this Agreement. 12.07 Consolidated Group Matters. Parent covenants and agrees that Parent is a U.S. corporation, which corporation will be included in a consolidated return with the applicable Subsidiaries of the Company such that the taxable year of the Company and its applicable Subsidiaries will end on the Closing Date for U.S. federal income Tax purposes (and, to the maximum extent permitted by applicable Law, state and local income Tax purposes). All U.S. federal income Tax Returns (and, to the maximum extent permitted by applicable Law, applicable state and local income Tax Returns) including such Tax Returns of Parent, the Final Surviving Company, the Company and the applicable Subsidiaries of the Company, shall be filed in a manner consistent with the foregoing. Seller and Parent further agree that the U.S. federal income Tax Return of the Company for such taxable period ending on the Closing Date shall be prepared in accordance with Treasury Regulations Section 1.1502-76(b)(1)(ii) and that (a) none of Parent, the Final Surviving Company, the Company or any of their respective Affiliates shall make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2) or any analogous provision of state, local or non-U.S. Law, and (b) in accordance with Treasury Regulations Section 1.1502-76 and any analogous provision of state, local or non-U.S. Law, any Taxes arising out of, relating to, or resulting from any transactions or actions engaged in by the Final Surviving Company or any applicable Subsidiary of the Company not in the - 104 - Ordinary Course of Business at the direction of Parent or any Affiliate thereof that occur on the Closing Date but after the Closing shall be allocable to the taxable period (or portion thereof) beginning after the Closing Date. 12.08 Tax Refunds. To the extent that, subsequent to the Closing Date, the Company Group receives on or before the second (2nd) anniversary of the Closing Date (a) any Tax refund attributable to any Pre-Closing Tax Period or (b) any credits against Taxes in lieu of refunds described in clause (a) that actually reduce cash Taxes otherwise payable by Parent, the Company Group or any of their respective Affiliates, in each case, described on Schedule 12.08, including any interest thereon (each, a “Tax Refund”), such Tax Refund shall be the property of Seller to the extent such Tax Refund is attributable to a Tax that was paid on or prior to the Closing Date by the Company Group; provided, however, that Seller shall not be entitled to a Tax Refund to the extent such Tax Refund (i) is attributable to the carryback of any loss, credit or other allowance arising in a post-Closing Tax period (or portion thereof), (ii) is required to be paid over by the Company Group or any of its Affiliates to any other Person under a provision of a Contract to which the Company Group or such Affiliate was a party prior to the Closing, or (iii) is included in the calculation of the Closing Purchase Price hereunder. Parent shall remit, and shall cause the Company Group to remit, such Tax Refund, net of any Taxes and documented out-of-pocket costs incurred by Parent, the Company Group or any of their respective Affiliates attributable to the obtaining and receipt of such Tax Refund, to Seller within thirty (30) days of, in the case of a refund, actual receipt of such refund in cash or, in case of a credit in lieu of a refund, the date on which the Tax Return claiming such credit is filed. To the extent any amount previously paid by Parent or the Company Group under this Section 12.08 is subsequently disallowed by a Governmental Body, Seller shall promptly pay such amount back to Parent or the Company Group, including penalties and interest in respect of such disallowed amount owed to any Governmental Body or other reasonable, documented and out-of-pocket costs of Parent, the Company Group, or any of their Affiliates, in connection with such disallowance. 12.09 Tax Treatment of Merger. For U.S. federal (and applicable state and local) income tax purposes, the parties hereto intend and agree that (i) the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”) and this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a) to which Parent, Purchaser, Merger Sub and the Company are parties under Section 368(b) of the Code. The parties will prepare and file all income Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any income Tax Return or during the course of any audit, litigation or other proceeding with respect to income Taxes, except to the extent required pursuant to a determination within the meaning of Section 1313(a) of the Code (or a similar provision of applicable state or local Law) or a change in applicable Law. Each of the parties agrees to promptly notify all other parties in writing of any challenge to the Intended Tax Treatment by any Governmental Body (with such notice including a copy of any such challenge). No party hereto shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the First Merger and Second Merger, taken together, from qualifying for the Intended Tax Treatment. 12.10 Tax Sharing Agreements. All Tax sharing, allocation, indemnification or similar Contractual Obligation (other than this Agreement) to which the Company Group, on the one hand, and Seller or any of its Affiliates (other than the Company Group), on the other hand, are parties shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any of its Subsidiaries, nor Seller nor any of its Affiliates, will be bound thereby or have any liability thereunder.

- 105 - ARTICLE XIII MISCELLANEOUS 13.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated by this Agreement, or, prior to the Closing, any other announcement or communication (other than by the Company, any of its Subsidiaries or any of their respective officers, employees and agents in the Ordinary Course of Business) to the employees, customers, suppliers or other business relations of the Company or any of its Subsidiaries, shall be issued or made without the joint approval of Parent and Seller, unless required by Law (in the reasonable opinion of counsel) in which case Parent and Seller shall have the right to review and comment on such press release or announcement prior to publication (in which case, any such comments shall be provided promptly, and in any event, within forty-eight (48) hours after such communication); provided that, Seller shall be entitled to communicate with and may disclose the terms and the existence of this Agreement and the transactions contemplated by this Agreement to its direct and indirect equityholders, as applicable, in order that such Persons may provide information about the subject matter of this Agreement and the transactions contemplated by this Agreement to their respective investors and prospective investors in connection with their fundraising and reporting activities, and following the consummation of the transactions contemplated by this Agreement, Seller and its Affiliates shall retain the right to disclose the Company’s and its Subsidiaries’ historical sales and earnings information for the period during which the Company was owned by Seller; provided further, that Parent shall be entitled to make any press release or other public announcement or filing required under applicable Law or Stock Exchange regulations or rule, including applicable SEC regulations (in the reasonable opinion of counsel), in which case, to the extent practicable under applicable Law or Stock Exchange regulations or rule Seller shall have the right to review and comment on such press release or announcement prior to publication (in which case, any such comments shall be provided promptly, and in any event, within forty-eight (48) hours after such communication). For the avoidance of doubt, each party hereto may make announcements to their respective employees or other business relations that are not inconsistent in any material respects with the parties’ prior public disclosures regarding the transactions contemplated by this Agreement. 13.02 Expenses. Whether or not the Closing takes place, except as otherwise provided herein, all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses, and travel, lodging, entertainment and associated expenses) incurred in connection with the negotiation and performance of this Agreement, the Seller Documents, the Company Documents, the Parent Documents, and the consummation of the transactions contemplated hereby and thereby (a) by the Company Group (including all fees payable by the Company or any of its Subsidiaries to AE Consultant in connection with this Agreement or the transactions contemplated by this Agreement) shall be paid by Seller or, prior to the Closing, by the Company Group, or (b) by Parent, Purchaser or Merger Sub shall be paid by Parent. Without limiting the generality of the foregoing and for the avoidance of doubt, (x) Parent shall pay fifty percent (50%), and the Company shall pay the other fifty percent (50%), of any and all expenses relating to (1) the R&W Insurance Policies, (2) all costs and fees (including all filing fees incurred by the Parties) in connection with any HSR Act or Other Antitrust Regulations and FDI Regulations filing or any regulatory approval required by any Governmental Body in connection with the transactions contemplated by this Agreement, (3) costs of the D&O Tail Policies, and (4) any Transfer Taxes, (y) Parent shall pay fifty percent (50%), and the Company shall pay the other fifty percent (50%) of the first $900,000 of any and all costs, fees and expenses associated with preparing the Required Financial Statements and the Company shall pay one hundred percent (100%) of any and all costs, fees and expenses associated with preparing the Required Financial Statements in excess of $900,000. For the avoidance of doubt, the expenses for which the Company (but not, for the avoidance of doubt, the Final Surviving Company) is responsible pursuant to this Section 13.02 are and shall be Transaction Expenses to the extent not paid prior to the Closing. - 106 - 13.03 Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail (unless the sender receives a notice of failure of transmission in connection therewith), (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties hereto at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto: Notices to Parent, Purchaser, Merger Sub and the Final Surviving Company: Redwire Corporation 8226 Philips Highway Suite 102 Jacksonville, Florida 32256 Attention: Aaron Futch Email: aaron.futch@redwirespace.com with a mandatory copy (which shall not constitute notice) to: Holland & Knight LLP 701 Brickell Avenue Suite 3300 Miami, Florida 33131 Attention: David Barkus, Ibrahim Barakat, Ira Rosner and Ivan Colao Email: David.Barkus@hklaw.com Ibrahim.Barakat@hklaw.com Ira.Rosner@hklaw.com Ivan.Colao@hklaw.com Notices to Seller and the Company: Edge Autonomy Ultimate Holdings, LP c/o AE Industrial Partners, LP 6700 Broken Sound Pkwy NW Boca Raton, Florida 33487 Attention: Jeffrey Hart Email: jhart@areoequity.com with mandatory copies (which shall not constitute notice) to: Kirkland & Ellis LLP Three Brickell City Centre 98 SE 7th St, Suite 700 Miami, Florida 33131 Attention: Jeremy S. Liss, P.C., Matthew S. Arenson, P.C. and Jeffrey P. Swatzell, P.C. Email: jeremy.liss@kirkland.com matthew.arenson@kirkland.com jeffrey.swatzell@kirkland.com - 107 - 13.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Parent, the Company or Seller without the prior written consent of the other parties hereto; provided that, substantially simultaneously with (but not prior to) the Closing, each of Parent and the Company (or, following the Closing, the Final Surviving Company) may assign, without the prior written consent of the other parties hereto, any or all of their respective rights under this Agreement to their lenders as collateral security for their obligations under any of their secured debt financing arrangements. 13.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remaining provisions should be effective to the greatest extent possible. 13.06 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, no rule of strict construction shall be applied against any Person, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. The parties hereto hereby agree that time is of the essence with respect to the performance of each of the parties’ obligations under this Agreement. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict, expand, or otherwise modify any of the terms or provisions hereof. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from, be a defense against, or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the given representation, warranty or covenant. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Disclosure Schedules or exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Disclosure Schedules, or exhibits in any dispute or controversy between the parties hereto as to whether any obligation, item or matter not set forth or included in this Agreement, the Disclosure Schedules, or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business for purposes of this Agreement. In addition, matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The Disclosure Schedules have been arranged in separate sections and subsections, with each section solely qualifying the corresponding section or subsection of Article I, Article IV, Article V and Article VII; provided that, information disclosed on one section or subsection of the Disclosure Schedules shall be deemed to be disclosed on another section or subsection of the Disclosure Schedules or be deemed to be an exception to another representation and warranty in Article IV, Article V or Article VII, in each case, only if the relevance of such information to such other section or subsection of the Disclosure Schedules is reasonably apparent on its face. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The information contained in this Agreement, in the Disclosure Schedules, and exhibits hereto is disclosed solely for purposes of this Agreement, and no - 108 - information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract). 13.07 Amendment and Waiver. Except as provided herein, any provision of this Agreement or the Disclosure Schedules or exhibits hereto may be amended or waived only in a writing signed by a duly authorized officer of Seller, the Company (or, following the Closing, the Final Surviving Company) and Parent respectively. No waiver of any provision hereunder or any breach or default thereof, or any inaccuracy in any representation, warranty or covenant hereunder, shall extend to or affect in any way any rights arising by virtue of any prior or subsequent such occurrence or by virtue of any other provisions. 13.08 Complete Agreement. This Agreement, the Ancillary Agreements and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior or contemporaneous understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including any letter of intent. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement) and will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the parties hereto. 13.09 Third Party Beneficiaries. Section 8.03 shall be enforceable by each of the current and former officers, directors or similar functionaries of the Company Group and his or her heirs and representatives, and Section 13.14 shall be enforceable by K&E and Sorainen, and Section 13.20 shall be enforceable by the Debt Financing Sources. Except as otherwise expressly provided in this Section 13.09, nothing expressed or referred to in this Agreement will be construed to give any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement to any Person other than (a) the parties to this Agreement, (b) for purposes of Section 8.03, each of the current and former officers, directors or similar functionaries of the Company Group and his or her heirs and representatives, and (c) for purposes of Section 13.14, K&E and Sorainen. 13.10 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in two (2) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or to any signed agreement or instrument entered into in connection with this Agreement, or any amendments hereto or thereto, shall re-execute the original form of this Agreement, or the applicable signed agreement, instrument or amendment, and deliver such form to all other parties hereto or thereto. Any request to re-execute this Agreement shall not alter the Agreement’s effective date. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

- 109 - 13.11 GOVERNING LAW; CHOICE OF LAW; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) EXCEPT AS SET FORTH IN SECTION 13.20, ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED HERETO AND THE ANCILLARY AGREEMENTS, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED HERETO OR THE ANCILLARY AGREEMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. (b) For the avoidance of doubt, the parties hereto intend the arbitration provision set forth in Section 13.12 to be binding and appliable to the broadest extent possible, and include this sub- paragraph (b) to address only matters that: (1) are permitted to be brought in court pursuant to Sections 13.12(d) and 13.18 and (2) in the event a court, arbitrator, arbitral society, or another person or body were to determine that a particular dispute is not arbitrable. Nothing in this subsection alters the parties’ rights under Section 13.12. In the event that certain disputes arising out of or relating to this Agreement or the Disclosure Schedules attached hereto are not required to be arbitrated pursuant to Section 13.12, the parties agree as follows: (c) Jurisdiction and Venue. Each party, by its execution hereof: (a) hereby irrevocably attorns and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or the federal court sitting in the City of Wilmington, Delaware for the purpose of any of the litigation referenced in the immediately preceding sub-paragraph occurring between or among the parties (or any of them); (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such litigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such litigation brought in one of the above- named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence any such litigation (including for a declaratory judgment or the like) other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence litigation in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above- named courts. For the avoidance of doubt, because this provision addresses a court’s jurisdiction, as noted in the immediately preceding subparagraph, nothing herein alters the rights and obligations of the parties to arbitrate disputes pursuant to Section 13.12. Each party further waives any claim, and will not assert, that venue should properly lie in any other location within the selected jurisdiction or otherwise. - 110 - (d) Service of Process. Each party hereby: (a) consents to service of process in any litigation in court between the parties arising out of or relating to this Agreement in any manner permitted by the Laws of the State of Delaware; (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail return receipt requested and with a simultaneous e-mail notification, at its physical and electronic addresses specified pursuant to Section 13.03, will constitute good and valid service of process in any such litigation; and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such litigation any argument that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process. (e) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, RESPONDENT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED THERETO OR THE ANCILLARY AGREEMENTS, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY EQUITABLE RELIEF). THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED HERETO OR THE ANCILLARY AGREEMENTS, WHICH LITIGATION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 13.11(e) PREJUDICES THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO ARBITRATE DISPUTES PURSUANT TO SECTION 13.12. 13.12 Arbitration. (a) Except for disputes, controversies or claims arising under Section 2.04 (which will be resolved in accordance with the dispute resolution provisions set forth therein, except that in the event a dispute arises over whether a party has failed to comply with Section 2.04, then this provision shall apply to resolve such dispute), for other claims seeking specific performance or injunctive relief (for which the provisions of Section 13.11, Section 13.18 and subsection (d) of this Section 13.12 will be applicable) or as otherwise explicitly set forth in an Ancillary Agreement, all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement (whether in contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the JAMS Comprehensive Arbitration Rules & Procedures (“JAMS Rules”) and this Section 13.12. Prior to submitting a dispute to arbitration, any party hereto aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to JAMS arbitration conducted before a panel of three (3) arbitrators in New York, New York (provided that, if the arbitrators unanimously determine in their reasonable discretion that an arbitration cannot be conducted in-person in such location without jeopardizing the health and safety of the parties or the arbitrators, then the arbitration may be conducted either in an alternative location or via video conference, as determined by the arbitrators in their reasonable discretion). Parent and Seller will each appoint one (1) arbitrator (the “Party-Appointed Arbitrators”) within fourteen (14) days of service of the claim, and the Party-Appointed Arbitrators will appoint the third and presiding arbitrator within fourteen (14) days of the appointment of the second - 111 - arbitrator; provided that, any arbitrator not timely appointed herein will be appointed in accordance with the JAMS Rules upon the written demand of any party to the dispute. Anything in the JAMS Rules notwithstanding, if, for any reason, a Party-Appointed Arbitrator is unable to fulfill his or her arbitrator duties, the party that appointed that arbitrator shall select a replacement Party-Appointed Arbitrator, unless the Parties expressly agree to proceed with the remaining two arbitrators. In the event a party fails to participate in the arbitration proceedings, JAMS Rules addressing the absence of a party shall apply. (b) The decision of the arbitrators on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrators will only be authorized to interpret the provisions of this Agreement, and will not amend, change or add to any such provisions. The parties hereto agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by any party with respect to this Agreement (other than disputes, controversies or claims arising under Section 2.04 (which will be resolved in accordance with the dispute resolution provisions set forth therein) or other claims seeking injunctive relief (for which the provisions of Section 13.18 will be applicable)). (c) The parties hereto and the arbitrators will keep confidential, and will not disclose to any person, except the parties’ advisors and legal representatives, or as may be required by Law (including to enforce, confirm or vacate an arbitral award (though the parties will attempt to submit all such court filings under seal, subject to the court’s approval)), the existence of any controversy under this Section 13.12, the referral of any such controversy to arbitration or the status or resolution thereof. (d) The parties hereto may seek any interim or conservatory relief, including an injunction or injunctions, to prevent breaches of this Agreement, at the moving party’s option, in arbitration pursuant to Section 13.12 or in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware, this being in addition to any other substantive remedy to which such party is entitled at law or in equity. Any such litigation for such measures or for the implementation or enforcement of any such measures ordered by an arbitral tribunal will not be deemed to be an infringement or a waiver of this Section 13.12 and will not affect the relevant powers reserved to the arbitral tribunal. Any party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity. 13.13 Prevailing Party. Except with respect to disputes resolved according to Section 2.04, all other disputes (including, for the avoidance of doubt, any dispute arbitrated under Section 13.12 or any litigation or arbitration that relates to Section 2.04 that is not resolved pursuant to Section 2.04) arising out of or related to this Agreement, any of the exhibits or schedules hereto, or any agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement, any of the exhibits or schedules hereto, or any agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage (between zero (0) percent to one hundred (100) percent, as deemed appropriate) of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement, any of the exhibits or schedules hereto, or any agreement, document, instrument or certificate contemplated hereby or thereby; provided that, notwithstanding the foregoing, no prevailing party in any - 112 - such action shall be entitled to an award of attorneys’ fees based on any contingent, “success fee” or similar arrangement. 13.14 Legal Representation. Following consummation of the transactions contemplated by this Agreement, the Company’s and its Subsidiaries’ current and former legal counsel (including K&E and Sorainen, each “Company Counsel”) may serve as counsel to each and any of Seller and its Non-Recourse Parties, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of any other Person (including Seller and its Affiliates), and each of the parties hereto (on behalf of itself and each of its Non-Recourse Parties) consents thereto and waives any conflict of interest arising therefrom. The decision to represent any of Seller and its Non-Recourse Parties shall be solely that of such Company Counsel. Any attorney-client privilege, work product protection or expectation of confidentiality arising out of or as a result of any Company Counsel’s representing of the Company or any of its Subsidiaries in any matter relating in any way to Seller, AE Industrial Partners, LP and their respective Affiliates or in connection with the transactions contemplated by this Agreement or any Ancillary Agreement (collectively, the “Privileges”) shall survive the Closing and shall remain in full force and effect; provided that, notwithstanding anything to the contrary in this Agreement or any Company Document, the Privileges and all information, data, documents or communications, in any format and by whomever possessed, covered by or subject to any of the Privileges (collectively, “Privileged Materials”) shall, from and after the Closing, automatically be assigned and exclusively belong to, and be controlled by, Seller. For the avoidance of doubt, as to any Privileged Materials, Parent and the Company (including, after the Closing, the Final Surviving Company), together with any of their respective Affiliates, successors or assigns, agree that no such party may, as a result of this Agreement or any Ancillary Agreement or otherwise (except as expressly provided below), assert that it has a right to use or rely on any of the Privileged Materials in any action or claim against or involving any of the parties hereto or any of their respective Non-Recourse Parties after the Closing, and Seller, AE Industrial Partners, LP and their respective Affiliates shall have the right to assert any of the Privileges against the Company (including, after the Closing, the Final Surviving Company) and its Subsidiaries, provided, however, that to the extent the common law or any applicable statute would waive privilege (by way of example only, and in no way limited to this example, via the crime-fraud exemption), Parent reserves the right to argue that any relevant privilege has been waived. Parent further agrees that, on its own behalf and on behalf of its Subsidiaries (including, following the Closing, the Final Surviving Company), any Company Counsel’s retention by the Final Surviving Company or any of its Subsidiaries shall be deemed completed and terminated without any further action by any Person effective as of the Closing, except that this provision shall not apply to Company Counsel in any ongoing litigation or arbitral proceedings filed prior to Closing for which Company Counsel had been engaged, provided, however, that such proceedings have no relation to this Agreement or any Ancillary Agreement. For the avoidance of further doubt, any attorney client privilege, work product protection or expectation of confidentiality arising out of or as a result of Company Counsel’s representation of the Company Group in any matter other than the transactions contemplated by this Agreement or any Ancillary Agreement, shall be deemed as having been held by the Company and shall pass to the Final Surviving Company. The Final Surviving Company shall cause each of its future direct and indirect Subsidiaries and its and their successors and assigns that are not signatories to this Agreement to fulfill and comply with the terms of this Section 13.14 and take any and all other steps necessary to effect the agreements in this Section 13.14. 13.15 Non-Recourse Parties. Notwithstanding any provision of this Agreement or otherwise, the Parties agree on their own behalf and on behalf of their Subsidiaries and Affiliates that no Non-Recourse Party of a Party shall have any liability relating to this Agreement or any of the transactions contemplated by this Agreement except to the extent agreed to in writing by such Non-Recourse Party.

- 113 - 13.16 Disclosures to Parent. The phrase “made available” in this Agreement means that such document or information has been uploaded for review and download to the Data Room as of 11:59 p.m. Eastern Time on the day that is two (2) days prior to the date of this Agreement. 13.17 Conflict Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control. 13.18 Specific Performance. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that, subject to Section 9.02, Section 13.11 and Section 13.12(d), as applicable, each party shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of any other party, and appropriate injunctive relief shall be granted in connection therewith, and no party shall assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor that a remedy of monetary damages (including any amounts payable pursuant to Section 9.02) would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at law. Any party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and, subject to Section 9.02, any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity. (b) Notwithstanding the foregoing, it is expressly agreed that: (i) Seller will be entitled to specific performance of Parent’s, Purchaser’s and Merger Sub’s obligations to consummate the Closing only in the event that (i) all conditions set forth in Section 3.01 and Section 3.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied by the date the Closing is required to have occurred pursuant to this Agreement) and Parent, Purchaser or Merger Sub fails to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement, (ii) funds in an amount sufficient to allow Parent to pay all cash amounts required to be paid by it pursuant to this Agreement are available to Parent from any Debt Financing or Equity Financing pursuant to the terms of the applicable agreements with respect thereto and (iii) Seller has irrevocably confirmed in a written notice delivered to Parent that Seller and the Company are ready, willing and able to consummate the Closing. Until such time as Parent pays the Termination Fee in accordance with Section 9.02, the remedies available to Seller pursuant to this Section 13.18 will be in addition to Seller’s and the Company’s right to seek payment of the Termination Fee in accordance with Section 9.02. Under no circumstances may Seller, the Company or any of the Non Recourse Parties seek or be entitled to any other remedy at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit Seller from seeking to collect or collecting the Termination Fee pursuant to Section 9.02; provided, however, that if the Termination Fee is paid, then Seller and the Company shall no longer have the right to initiate or maintain any action for any other remedy, including specific performance to consummate the Closing. - 114 - (ii) Parent shall be entitled to specific performance of Seller’s and the Company’s obligations to consummate the Closing only in the event that (i) all conditions set forth in Section 3.02 and Section 3.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied by the date the Closing is required to have occurred pursuant to this Agreement) and Seller or the Company fails to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement, and (ii) Parent has irrevocably confirmed in a written notice delivered to Seller that if the Closing Equity Consideration, Closing Date Cash Payment Amount, if any, and Debt Financing, if any, are funded, then it shall consummate the Closing. The remedies available to Parent pursuant to this Section 13.18 will be in addition to any other remedy to which it or Purchaser is entitled at law or in equity. (c) If, before the Outside Date, any party hereto brings any action to enforce specifically the performance of the terms and provisions hereof by any other party, then the Outside Date will automatically be extended (i) for the period during which such action is pending and until such action has been finally resolved by a non-appealable ruling by an arbitrator or court of competent jurisdiction in accordance with the terms hereof, plus ten (10) Business Days, or (ii) by such greater time period established by the court or arbitrator presiding over such action, as the case may be. 13.19 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No party shall have any duties (including fiduciary duties) towards any other party hereto except as specifically set forth herein. 13.20 Debt Financing Sources. Notwithstanding anything herein to the contrary, each of the parties hereto, on behalf of itself and each of its Subsidiaries and other controlled Affiliates, agrees that: (a) no Debt Financing Source shall have any liability hereunder (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or losses arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance, or breach (provided that nothing in this Section 13.20 shall limit the liability or obligations of the Debt Financing Sources under the applicable debt commitment letters or any definitive agreements with respect to the Debt Financing); and (b) only Parent (including its permitted successors and assigns under the applicable debt commitment letters or the applicable definitive agreement with respect to the Debt Financing) shall be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the applicable debt commitment letters or any definitive agreement with respect thereto. (c) No amendment or waiver of this Section 13.20 (or the definitions used herein) shall be effective to the extent such amendment is adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources. In addition, in no event will any Debt Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business, or anticipated savings), or damages of a tortious nature in connection with the Debt Financing. If, notwithstanding the foregoing waivers, any claim is brought against the Debt Financing Sources, such claim will be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state) and subject to the jurisdiction limitations and waiver of jury trial provisions set forth in the applicable debt commitment letters as if fully - 115 - set forth herein. The Debt Financing Sources are intended third-party beneficiaries of this Section 13.20. This Section 13.20 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] Signature Page to Agreement and Plan of Merger IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the date first above written. COMPANY: EDGE AUTONOMY INTERMEDIATE HOLDINGS, LLC By: Name: Its: SELLER: EDGE AUTONOMY ULTIMATE HOLDINGS, LP By: Name: Its:

Signature Page to Agreement and Plan of Merger PARENT: REDWIRE CORPORATION By: Name: Peter Cannito Its: Chief Executive Officer and President PURCHASER: ECHELON PURCHASER, LLC By: Name: Aaron Futch Its: Vice President and Secretary MERGER SUB: ECHELON MERGER SUB, INC. By: Name: Aaron Futch Its: Vice President and Secretary Exhibit A Form of Escrow Agreement (See attached.) Exhibit B R&W Insurance Policies (See attached.) Exhibit C Form of Consulting Termination Agreement (See attached.)

Exhibit (See attached.) Exhibit E Form of Company Closing Certificate (See attached.) Exhibit F Form of Seller Closing Certificate (See attached.) Exhibit G Form of Parent Closing Certificate (See attached.)

Exhibit H Reference Balance Sheet (See attached.) Exhibit I Form of Amended and Restated Investor Rights Agreement (See attached.) Exhibit I AGREED FORM AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT THIS AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with its terms, the “Investor Rights Agreement”), dated as of Effective Date”), is made by and among (i) Redwire Corporation, a Delaware corporation (f/k/a Genesis Park Acquisition Corp.) (“PubCo”); (ii) AE Red Holdings, LLC, a Delaware limited liability company (f/k/a Redwire, LLC) (“AE Red”, and collectively with the other entities named on the signature pages as Partners, together with their Permitted Transferees (as defined herein) that have executed a joinder to this Investor Rights Agreement, the “Partners” and each a “Partner”), (iii) Genesis Park Holdings, a Cayman Islands limited liability company (together with any of its Permitted Transferees that are party to this Investor Rights Agreement or have executed a joinder to this Investor Rights Agreement, the “Sponsor”), (iv) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (collectively with any its Permitted Transferees that have executed a joinder to this Investor Rights Agreement, the “Rollover Seller”), and (vi) each other Person who executes a joinder as an “Other Holder” (collectively, the “Other Holders”). Each of PubCo, the Partners, the Sponsor, the Rollover Seller and the Other Holders may be referred to herein as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, the Partners and the Sponsor previously entered into the original Investor Original IRA”); WHEREAS, PubCo entered into that certain Agreement and Plan of Merger, dated as of (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Original Merger Agreement”), by and among PubCo, AE Red, Cosmos Intermediate, LLC (“Cosmos”), a Delaware limited liablity company and wholly owned subsidiary of AE Red, and Shepard Merger Sub Corporation, a Delaware corporation, in connection with the business combination (the “Original Business Combination”) set forth in the Original Merger Agreement; Original Closing Date”); WHEREAS, PubCo has entered into that certain Agreement and Plan of Merger, dated as of January (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “New Merger Agreement”), by and among PubCo, the Rollover Seller, Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (“Edge Autonomy Intermediate”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of PubCo (“Merger Sub”), and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of PubCo (“Purchaser”), in connection with the business combination (the “New Business Combination”) set forth in the New Merger Agreement; WHEREAS, pursuant to the New Merger Agreement and as a result of the mergers contemplated thereby, Edge Autonomy Intermediate will become a wholly-owned subsidiary of PubCo; WHEREAS, pursuant to the New Merger Agreement and on the Effective Date, the Rollover Consideration Shares”) in exchange for equity interests in Edge Autonomy Intermediate; and WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings: “Action” has the meaning set forth in . “Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by PubCo or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving PubCo and either (x) PubCo has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on PubCo or PubCo’s ability to consummate such transaction, or (z) such transaction renders PubCo unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable. “AE Red” has the meaning set forth in the Preamble. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Party or affiliate thereof shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Investor Rights Agreement. “Automatic Shelf Registration Statement” has promulgated by the SEC pursuant to the Securities Act. “B. Riley RRA PubCo. “Bain RRA “Beneficially Own” has the meaning - Exchange Act. “Board” means the board of directors of PubCo. “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York. “Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time. “Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time. “Charitable Distribution” means the distribution or similar Transfer of shares of Common Stock by a Holder that is a PE Fund to its partners, members, stockholders or other equityholders solely to effect charitable donations in connection with a Transfer of shares of Common Stock by such PE Fund that is otherwise permitted under this Investor Rights Agreement (other than, for the avoidance of doubt, a Transfer solely permitted pursuant to clause (iii) of ); provided, that the aggregate amount of shares of Common Stock subject to the Charitable Distribution, together with such shares of Common Stock otherwise Transferred by such PE Fund in connection therewith, shall not exceed the aggregate amount of shares of Common Stock that such PE Fund would have been permitted to so Transfer. “Closing” has the meaning given to such term in the New Merger Agreement. “Closing Date” has the meaning given to such term in the New Merger Agreement. “Common Stock” means shares of the of PubCo, including (i) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (ii) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to such Class A 4 common stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. “Confidential Information” has the meaning set forth in . “Cosmos” has the meaning set forth in the Recitals. “Demand Delay” has the meaning set forth in . “Demand Initiating Holders” has the meaning set forth in . “Demand Period” has the meaning set forth in . “Demand Registration” has the meaning set forth in . “Distribution” means a distribution (other than a Charitable Distribution), however structured (including through dissolution), by any Holder of Equity Securities of PubCo to such Holder’s limited partners, members or equityholders (as applicable). “Effective Date” has the meaning set forth in the Preamble. “Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. “Exchange Act” , as amended, and any successor thereto, as the same shall be in effect from time to time. “Family Member” means with respect to (a) any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary or (b) any trust, (i) any current or former employee of PubCo and its subsidiaries or prior to the (x) Original Closing Date, Cosmos and its subsidiaries, and (y) Closing Date, Edge Autonomy Intermediate and its subsidiaries, who is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary and (ii) to the extent such trust is a Partner or Rollover Seller (as applicable), any current or former employee of PubCo and its subsidiaries or prior to the (x) Original Closing Date, Cosmos and its subsidiaries or (y) Closing Date, Edge Autonomy Intermediate and its subsidiaries whose spouse, lineal descendant (whether natural or adopted) or lineal descendant’s spouse is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary. “FINRA” means the Financial Industry Regulatory Authority, Inc. “First Merger” has the meaning set forth in the Recitals. “Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction. “Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to ; provided, that, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a Holder until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds. “Holder Indemnitees” has the meaning set forth in . “In-Kind Distribution” means any Charitable Distribution or Distribution. “Indemnification Sources” has the meaning set forth in . “Indemnified Liabilities” has the meaning set forth in . “Indemnified Party” has the meaning set forth in . “Indemnitee-Related Entities” has the meaning set forth in . “Institutional Partners” means the Rollover Seller and any Partner that is not a current or former employee of Cosmos, Pubco, Edge Autonomy Intermediate or any of their respective subsidiaries or an Affiliate or Family Member of such employee. “Investor Rights Agreement” has the meaning set forth in the Preamble. “Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires. “Lock-Up Period” means the period commencing on the Closing Date and ending on the . “Lock-Up Shares” has the meaning set forth in . “Market Stand-Off Period” has the meaning set forth in . “Marketed” means an Underwritten Shelf Take-Down or other Underwritten Offering, as applicable, that involves the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Underwriters over a period of at “Marketed Underwritten Shelf Take-Down” has the meaning set forth in . “Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of PubCo. “New Business Combination” has the meaning set forth in the Recitals. “New Merger Agreement” has the meaning set forth in the Recitals. “NYSE Rules” means the listing rules of the New York Stock Exchange. “Non-Marketed” means an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down. “Non-Marketed Underwritten Shelf Take-Down Selling Holders” has the meaning set forth in . “Non-Underwritten Shelf Take-Down” has the meaning set forth in . “Organizational Documents” means the Certificate of Incorporation and the Bylaws. “Original Business Combination” has the meaning set forth in the Recitals. “Original Closing Date” has the meaning set forth in the Recitals. “Original IRA” has the meaning set forth in the Recitals. “Original Merger Agreement” has the meaning set forth in the Recitals. “Other Holders” has the meaning set forth in the Preamble. “Partner” has the meaning set forth in the Preamble. “Partner Director” has the meaning set forth in .

7 “Party” has the meaning set forth in the Preamble. “PE Fund” means (a) a private equity investment fund that makes investments in multiple portfolio companies, or PubCo or any of its subsidiaries, together with any alternative investment vehicles related to that private equity investment fund and (b) any investment vehicle directly or indirectly wholly owned by any fund described in the foregoing clause (a). “Permitted Transferee” means (i) with respect to AE Red, any direct holder of Equity Securities of AE Red (the “AE Red Holders”), (ii) with respect to the Sponsor, any direct holder of Equity Securities of the Sponsor (together with the Sponsor, the “Sponsor Holders”), and (iii) with respect to any other Person (including the AE Red Holders but excluding the Rollover Seller), (a) any Family Member of such Person, (b) any Affiliate of such Person, and (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of PubCo and its subsidiaries). “Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity. “Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus. “PubCo” has the meaning set forth in the Preamble. “Registrable Securities” means (a) any shares of Common Stock, (b) any Warrants or any shares of Common Stock issued or issuable upon the exercise thereof and (c) any Equity Securities of PubCo or any subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case currently held directly or indirectly or subsequently acquired by a Partner, the Sponsor, the Rollover Seller or the Other Holders, or in each case, any of their respective Permitted Transferees; provided that, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding the foregoing, any Registrable . “Registration” means a registration, including any related Shelf Take-Down, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective. “Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including (a) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as its counsel), (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (e) the fees and disbursements of counsel for PubCo and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (f) any fees and disbursements of Underwriters customarily paid by the issuers or sellers of securities, including liability insurance if PubCo so desires or if the Underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (g) the reasonable and documented fees and out-of-pocket expenses of one counsel for all of the Holders participating in such Registration or other Transfer, selected by such Holders that own a majority of the Registrable Securities participating in such Registration or other Transfer, (h) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Holders) and (i) any other fees and disbursements customarily paid by the issuers of securities. “Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement. “Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person. “Rollover Seller” has the meaning set forth in the Preamble. “SEC” means the United States Securities and Exchange Commission. “Second Merger” has the meaning set forth in the Recitals. “Sec ” means all regulations issued and effective thereunder. “Securities Act” means the Securities Act as the same shall be in effect from time to time. 9 “Shared Representative” has the meaning set forth in . “Shelf Holder” means any Holder that owns Registrable Securities that have been registered on a Shelf Registration Statement. “Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC lgated under the Securities Act. “Shelf Registration Statement” means a Registration Statement of PubCo filed with the SEC on either (a) Form S- Act) or (b) if PubCo is not permitted to file a Registration Statement on Form S- a Registration Statement on Form S- under the Securities Act covering the Registrable Securities, as applicable. “Shelf Suspension” has the meaning set forth in . “Shelf Take-Down” means any offering or sale of Registrable Securities initiated by a Shelf Take-Down Initiating Holder pursuant to a Shelf Registration Statement. “Shelf Take-Down Initiating Holders” means the Partners, Sponsor, Rollover Seller and, solely with respect to Non-Underwritten Shelf Take-Downs, the other Shelf Holders. “Sponsor” has the meaning set forth in the Preamble. “Subscription Agreements” has the meaning given to such term in the Original Merger Agreement. “Subsequent Shelf Registration” has the meaning set forth in . “Surviving Company” has the meaning set forth in the Recitals. “Take-Down Participation Notice” has the meaning set forth in . “Take-Down Tagging Holder” has the meaning set forth in . “Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge or hypothecation, distribution or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges or hypothecates, distributes or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided, that none of the following will be considered a Transfer: (A) a pledge of Equity Securities of PubCo as collateral for a PE Fund’s bona fide revolving credit facility that is also secured by other private equity investments of such PE Fund and where such collateral is not the sole recourse of the lenders under such facility and (B) a transfer of partnership interests in any PE Fund or in any Person that holds a direct or indirect interest in such PE Fund. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. For avoidance of doubt, any In-Kind Distribution shall each be deemed a Transfer. “Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering. “Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public. “Underwritten Shelf Take-Down” has the meaning set forth in . “Underwritten Shelf Take-Down Notice” has the meaning set forth in . “Warrants” means the following outstanding warrants of PubCo, each exercisable for one share of Common Stock: (a) warrants to purchase _____________ shares of Common Stock issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated as warrant; (b) warrants to purchase __________ shares of Common Stock issued to AE Red pursuant to the consummation of the Original Merger Agreement and that are designated Private Placement between PubCo and Continental Stock Transfer & Trust Company, a New York corporation); and (c) any other warrants to purchase shares of Common Stock. “Well-Known Seasoned Issuer” has SEC pursuant to the Securities Act. Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires: (a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms; (b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement; (c) references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder; (d) whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation;”

(e) the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement; and (f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms. ARTICLE II GOVERNANCE Board of Directors. (a) Composition of the Board. At and following the Closing, each of the Partners, Sponsor and Rollover Seller, severally and not jointly, agrees with PubCo to take all Necessary Action, for so long as any Party still has director nomination rights hereunder, to cause the full Board to be composed of at least nine (9) directors inclusive of the directors nominated by each of the Partners and Rollover Seller pursuant to their respective director nomination rights in accordance with this Article II. The Partners shall have the right to nominate such number of directors (each, a “Partner Director”) as determined pursuant to . The Rollover Seller shall have the right to designate such number of directors (each, a “Rollover Director”) as determined pursuant to ; provided, ing the - respect to service on the audit committee of the Board). At any time that the Company is no longer considered a “controlled company” under the NYSE Rules, if the Partners and of such nominees must be independent, and if the Partners and Rollover Seller are entitled to a majority of such nominees must be independent. At and following the Closing, but subject to Sections and , each of the Partners and Rollover Seller, severally and not jointly, agrees with PubCo to take all Necessary Action to the extent permitted by Delaware General Corporation Law and the Organizational Documents, to -year terms as follows, the terms of such directors to expire in accordance with the applicable provisions of the Delaware General Corporation Law and PubCo’s bylaws: (i) (ii) Director and one (iii) (b) Partner Representation. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected a number of individuals designated by the Partners that, if elected, will result in the Partners having a number of directors serving on the Board as shown below (it being understood that the number of directors shall be determined as of the record date for such annual or special meetings): Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) as a Percentage of the Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) on the Closing Date Number of Partner Directors 4 For so long as the Board is divided into three classes, to the extent permitted by Delaware General Corporation Law and the Organizational Documents, PubCo agrees to take all Necessary Action to apportion the Partner Directors among such classes so as to maintain the proportion of the Partner Directors in each class as nearly as possible to the relative apportionment of the Partner Directors among the classes as contemplated in Section . (c) Rollover Seller Representation. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected a number of individuals designated by the Rollover Seller that, if elected, will result in the Rollover Seller having a number of directors serving on the Board as shown below: Common Stock Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) as a Percentage of the Common Stock Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date Number of Rollover Directors (d) Removal; Vacancies. The Partners or Rollover Seller, as applicable, shall have the exclusive right to (i) require PubCo to take all Necessary Action to submit to the Company’s stockholders the approval of the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary in this , no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated or designated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Investor Rights Agreement. Each of the Partners and Rollover Seller agrees with PubCo not to take action to remove any director nominee of another Party from office unless such removal is for cause. (e) Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, for so long as the Partners Beneficially Own (excluding Common Stock Beneficially Owned by the Rollover Seller) Common the Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) on the Closing Date, PubCo shall take, and each of the Partners and Rollover Seller, severally and not jointly, agrees with PubCo to take, all Necessary Action to have at least one Partner Director appointed to serve on (excluding Common Stock Beneficially Owned by the Partners) Beneficially Owns the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date, PubCo shall take, and each of the Partners and Rollover Seller, severally and not jointly, agrees with PubCo to take, all Necessary Action to have one Rollover Director appointed to serve on each committee of the Board. (f) Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses in accordance with PubCo’s documentation policies for expense reimbursements. (g) Indemnification. PubCo shall provide each Partner Director and Rollover Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo, and PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Partner Director or Rollover Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, the Certificate of Incorporation, the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto). (h) Review of Nominees. Any nominee as a Partner Director or Rollover Director (or alternate thereof) shall be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reaso receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the of a pending criminal proceeding (excluding traffic violations and other minor offenses); reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority engage in any activity described in , or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or administrative order, judgment, decree or finding, not subsequently reversed, suspended such nominee, if elected to the Board, would cause the Partners or Rollover Seller, as applicable, to be in noncompliance with the independence requirements specified in , or (7) such nominee, if elected to the Board, would cause PubCo to be a or blue sky law or regulation. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing through (7) and reasonably objects to such nominated director, the applicable Holder shall be entitled to such Holder of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this . (i) Common Stock (excluding Common Stock Beneficially Owned by the Rollover Seller) beneficially owned by the Partners on the Closing Date, the Partners shall be entitled to designate one of their Partner Directors as the Chairman of the Board. In the event the (excluding Common Stock Beneficially Owned by the Rollover Seller) beneficially owned by the Partners on the Closing Date, the Rollover Seller shall then be entitled to designate one of its Rollover Directors as the Chairman of the Board for so long as the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) beneficially owns greater (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date. Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of PubCo, the Partners and the Rollover Seller agrees and acknowledges that the directors designated by the Partners and Rollover Seller may share confidential, non-public information about PubCo and its subsidiaries (“Confidential Information”) with the Partners and Rollover Seller, as applicable. Each of the Partners and Rollover Seller recognizes that it, or its Affiliates and Representatives, has acquired or will acquire

Confidential Information the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the Partners and Rollover Seller covenants and agrees with PubCo that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law (including any filing following the Closing Date with the SEC pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity; provided, that (other than in the case of any required filing following the Closing Date with the SEC or in connection with any routine audit or examination as described below) such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit any of the Partners or Rollover Seller from disclosing Confidential Information (x) to any Affiliate, Representative, limited partner, member or shareholder of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such Party shall be responsible for any breach of this by any such Person or (y) if such disclosure is made to a governmental or regulatory authority with jurisdiction over such Party in connection with a routine audit or examination that is not specifically directed at PubCo or the Confidential Information, provided, that such Party shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of the Partners or Rollover Seller, unless such Confidential Information is actually provided to such Person. Furthermore, receipt of Confidential Information shall not be imputed to any Affiliate of the Partners or Rollover Seller solely by virtue of the fact that the party serves in a similar capacity for such Affiliate (a “Shared Representative”) and has received Confidential Information unless a Shared Representative (x) conveys, shares or communicates, in any manner, Confidential Information to such Affiliate or (y) participates, directly or indirectly, on behalf of such Affiliate in activities prohibited by this Agreement. ARTICLE III REGISTRATION RIGHTS Shelf Registration. (a) Filing. PubCo shall file, as soon as is reasonably practicable and in any , a Shelf Registration Statement on Form S- (and if unavailable, on Form S- covering the resale of all Registrable Securities (except as determined by PubCo pursuant to as of two Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as soon as practicable after such filing, but in no event later than the calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Business Day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. PubCo shall maintain such Shelf Registration Statement in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post- effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. In the event PubCo files a Shelf Registration Statement on Form S- PubCo shall use its commercially reasonable efforts to convert such Shelf Registration Statement (and any Subsequent Shelf Registration) to a Shelf Registration Statement on Form S- soon as practicable after PubCo is eligible to use Form S- PubCo shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this . (b) Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while there remain any Registrable Securities registered by such Shelf Registration Statement, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities registered by such prior Shelf Registration Statement. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Subsequent Shelf Registration have been sold or cease to be Registrable Securities. (c) Suspension of Filing or Registration. If PubCo shall furnish to the Shelf Holders a certificate signed by the chief executive officer or equivalent senior executive of PubCo stating that the filing, effectiveness or continued use of any Shelf Registration Statement would require PubCo to make an Adverse Disclosure, then PubCo shall have a (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that PubCo period (i) more than one ( ) Shelf Suspension pursuant to this and Demand Delay pursuant to in the aggregate or (ii) aggregate Shelf Suspensions pursuant to this and Demand Delays pursuant to Section of more than days. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by PubCo, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law. In the case of a Shelf Suspension that occurs after the effectiveness of the applicable Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. PubCo shall immediately notify the Holders or Shelf Holders, as applicable, upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. PubCo agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by PubCo for the Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Holders Beneficially Owning a majority of the Registrable Securities then outstanding. (d) Shelf Take-Downs. (i) Generally. Subject to the terms and provisions of this Article III, following the Lock-Up Period, a Shelf Take-Down Initiating Holder may initiate a Shelf Take-Down that, at the option of such Shelf Take-Down Initiating Holder (A) is in the form of an Underwritten Shelf Take-Down or a Shelf Take-Down that is not an Underwritten Shelf Take-Down and (B) in the case of an Underwritten Shelf Take-Down, is Non-Marketed or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to PubCo pursuant to the provisions of this . (ii) Underwritten Shelf Take-Downs. (A) A Shelf Take-Down Initiating Holder may elect in a written demand delivered to PubCo (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and PubCo shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable. The Shelf Holders that own a majority of the Registrable Securities to be offered for sale in such Underwritten Shelf Take-Down shall have the right to select the Underwriter or Underwriters to administer such Underwritten Shelf Take-Down; provided, that such Underwriter or Underwriters shall be reasonably acceptable to PubCo. (B) With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to this , Section or , as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all Shelf Holders proposing to distribute their securities through such Underwritten Shelf Take-Down, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected in accordance with . Notwithstanding any other provision of this , if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten in an Underwritten Shelf Take-Down, then PubCo shall so advise all Shelf Holders that have requested to participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder that exceeds such Shelf Holder’s request shall be reallocated among the remaining Shelf Holders in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Shelf Take-Down shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from any contemporaneous Underwritten Offering. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the Underwriter’s marketing limitation shall be included in such underwritten offering. (iii) Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to PubCo pursuant to whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten

Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, PubCo shall promptly (but in any Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writin days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of . (iv) Non-Marketed Underwritten Shelf Take-Downs and Non- Underwritten Shelf Take-Downs. (A) Any Shelf Take-Down Initiating Holder may initiate (x) an Underwritten Shelf Take-Down that is Non-Marketed (a “Non-Marketed Underwritten Shelf Take-Down”) or (y) a Shelf Take-Down that is not an Underwritten Shelf Take-Down (a “Non-Underwritten Shelf Take-Down”) by providing written notice thereof to PubCo and, to the extent required by , PubCo shall provide written notice thereof to all other Shelf Holders. Any notice delivered pursuant to the immediately preceding sentence shall include (I) the total number of Registrable Securities expected to be offered and sold in such Shelf Take-Down and (II) the expected timing and plan of distribution of such Shelf Take-Down. (B) With respect to each Non-Marketed Underwritten Shelf Take-Down, the Shelf Take-Down Initiating Holder initiating such Non- Marketed Underwritten Shelf Take-Down shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non- Marketed Underwritten Shelf Take-Down to PubCo and PubCo shall provide written notice thereof to all other Shelf Holders at least forty-eight - Marketed Underwritten Shelf Take-Down, which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Non- Marketed Underwritten Shelf Take-Down, (II) the expected timing and plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (III) other than in the case of a Distribution (if applicable), an invitation to each Shelf Holder to elect (such Shelf Holders who make such an election being “Take-Down Tagging Holders” and, together with the Shelf Take-Down Initiating Holders and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holders) who otherwise are Transferring, or have exercised a contractual or other right to Transfer, Registrable Securities in connection with such Non-Marketed Underwritten Shelf Take- Down, the “Non-Marketed Underwritten Shelf Take-Down Selling Holders”) to include in the Non-Marketed Underwritten Shelf Take-Down Registrable Securities held by such Take-Down Tagging Holder (but subject to ) and (IV) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Shelf Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Shelf Holder to be sold in such Non-Marketed Underwritten Shelf Take-Down). (C) Upon delivery of a Non-Marketed Underwritten Shelf Take- Down Notice, other than in the case of a Distribution, each Shelf Holder may elect to sell Registrable Securities in such Non-Marketed Underwritten Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Shelf Take-Down Initiating Holders, by sending an irrevocable written notice (a “Take-Down Participation Notice”) to PubCo within the time period specified in such Non-Marketed Underwritten Shelf Take-Down Notice (which time period shall be at least twenty- applicable Non-Marketed Underwritten Shelf Take-Down), indicating its, his or her election to sell up to the number of Registrable Securities in the Non-Marketed Underwritten Shelf Take-Down specified by such Shelf Holder in such Take-Down Participation Notice (but, in all cases, subject to ). Following the time period specified in such Non- Marketed Underwritten Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Non-Marketed Underwritten Shelf Take-Down on the terms and conditions set forth in the Non-Marketed Underwritten Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holders and the other Non-Marketed Underwritten Shelf Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to . It is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Non-Marketed Underwritten Shelf Take-Down pursuant to this , each Take-Down Tagging Holder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Shelf Take-Down Initiating Holders agree to make in connection with the Non- Marketed Underwritten Shelf Take-Down, with such additions or changes as are required of such Take-Down Tagging Holder by the Underwriters (if applicable). (D) Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take- Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Non-Marketed Underwritten Shelf Take-Down shall be at the sole discretion of the applicable Shelf Take-Down Initiating Holder, and PubCo agrees to cooperate in facilitating any Non-Marketed Underwritten Shelf Take-Down pursuant to . Each of the Shelf Holders agrees to reasonably cooperate with each of the other Shelf Holders and PubCo to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holders’ participation in Non-Marketed Underwritten Shelf Take-Downs pursuant to this . Demand Registrations. (a) Holders’ Demand for Registration. If, at a time when a Shelf Registration Statement is not effective pursuant to , PubCo shall receive from the Partners or the Rollover Seller, at any time following the Lock-up Period (in such capacity, the “Demand Initiating Holders”), a written demand that PubCo effect any Registration in connection with an Underwritten Offering other than a Shelf Registration or a Shelf Take- Down (a “Demand Registration”) of Registrable Securities held by such Holders, PubCo will: (i) Demand Registration becomes effective under the Securities Act) give written notice of the proposed Demand Registration to all other Holders; and (ii) use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of the Demand Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written notice received by is given; provided, that PubCo shall not be obligated to file any Registration Statement or other disclosure document pursuant to this (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if PubCo shall furnish to the Demand Initiating Holders and any other participating Holders, a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing or effectiveness of such Registration Statement would require PubCo to make an Adverse Disclosure, in which case PubCo shall have an additional period (each, a “Demand Delay”) of not provided, however, that PubCo (x) more than one ( ) Demand Delay pursuant to this and Shelf Suspension pursuant to or (y) aggregate Demand Delays pursuant to this and Shelf Suspensions pursuant to of more than days. The Demand Initiating Holders and any other participating Holders shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by PubCo, except (A) for disclosure to the Demand Initiating Holders’ or other participating Holders’ employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law. (b) Underwriting. If the Demand Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an Underwritten Offering, they shall so advise PubCo as part of their demand made pursuant to this , and PubCo shall include such information in the written notice referred to in . In such event, the right of any Holder to registration pursuant to this shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all holders of Registrable Securities of PubCo proposing to distribute their securities through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected by the Demand Initiating Holders and reasonably satisfactory to PubCo. Notwithstanding any other provision of this , if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo shall so advise the Demand Initiating Holders and all other Holders that have requested to participate in such offering and the number of Registrable Securities that may be included in the Demand Registration and Underwritten Offering shall be allocated pro rata among the Partners, the Rollover Seller, the other Holders that have requested to participate in such offering and other holders of Registrable Securities exercising a contractual or other right to dispose of Registrable Securities in such Underwritten Offering thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the Registration Statement; provided, that any Registrable Securities thereby allocated to any such Person that exceed such Person’s request shall be reallocated among the Demand Initiating Holders, the other Holders that have requested to participate in such offering and other requesting holders of Registrable Securities in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Offering shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from the Underwritten Offering. No Registrable Securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Demand Registration. If the Underwriter has not limited the number of Registrable Securities to be underwritten, PubCo may include securities for its own account (or for the account of any other Persons) in such Demand Registration if the Underwriter so agrees and if the number of Registrable Securities would not thereby be limited. (c) Effective Registration. PubCo shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder. Piggyback Registration. (a) If at any time or from time to time PubCo shall determine to register any of its Equity Securities, either for its own account or for the account of security holders (other than in registration statement on Form S-4 or S- PubCo is offering to exchange its own securities for other securities, (4) a registration statement relating solely to dividend the initial purchasers and subsequent transferees of debt securities of PubCo or any of its subsidiaries that are convertible for Common Stock and that are initially issued pursuant to resell such notes and sell the Common Stock into which such notes may be converted, a registration pursuant to or hereof or (7) a registration expressly contemplated by the Subscription Agreements) PubCo will: (i) date of the relevant Registration Statement) give to each Holder written notice thereof; and (ii) include in such Registration (and any related qualification under state securities Laws or other compliance), and in any Underwritten Offering involved therein, all the Registrable Securities specified in a written request or PubCo by any Holder or Holders except as set forth in below. Notwithstanding anything herein to the contrary, this shall not apply (i) to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down or (ii) to any Distribution (if applicable). (b) Underwriting. If the Registration of which PubCo gives notice pursuant to is for an Underwritten Offering, PubCo shall so advise the Holders as a part of the written notice given pursuant to . In such event the right of any Holder to participate in such registration pursuant to this shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such Underwritten Offering, together with PubCo and the other parties distributing their Equity Securities of PubCo through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by PubCo. Notwithstanding any other provision of this , if the Underwriters shall advise PubCo that marketing factors (including, without limitation, an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo may limit the number of Registrable Securities to be included in the Registration and Underwritten Offering as follows: (i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders and (C) third, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such Persons; provided, that any Registrable Securities or Equity Securities thereby allocated to any such Person that exceed such Person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner. (ii) If the Registration is initiated and undertaken at the request of one or more holders of Equity Securities of PubCo who are not Holders, PubCo shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to the initiating holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering, on a pro rata basis based on the total number of Equity Securities of PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders, (C) third, to PubCo, (D) fourth, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such persons; provided, in the case of this foregoing clause (D) that any Registrable Securities or Equity Securities thereby allocated to any such Person that exceed such Person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner. No such reduction pursuant to and shall reduce the amount of Registrable Securities of the selling Holders included in the Registration below twenty- Equity Securities included in such Registration. No securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Registration. (c) Right to Terminate Registration. PubCo shall have the right to terminate or withdraw any Registration initiated by it under this prior to the effectiveness of such Registration whether or not any Holder has elected to include Registrable Securities in such Registration. Expenses of Registration. All Registration Expenses incurred in connection with all Registrations or other Transfers effected pursuant to or permitted by this Investor Rights Agreement (including any Distribution), shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling or otherwise Transferring any Registrable Securities in any Registration or Transfer shall bear all incremental selling expenses relating to the sale or Transfer of such Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold or Transferred in such Registration. Obligations of PubCo. Whenever required under this Article III to effect the Registration of any Registrable Securities, PubCo shall, as expeditiously as reasonably possible: (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold; (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement; (c) permit any Holder that (in the good faith reasonable judgment of PubCo) might be deemed to be a controlling person of PubCo to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to PubCo in writing, that in the reasonable judgment of such Holder and its counsel should be included; (d) furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them; (e) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; (f) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by PubCo of any written comments by the SEC or any request by the SEC or any other federal or state Governmental Entity for amendments or supplements to such Registration Statement or such Prospectus or for additional information; (g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (h) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by PubCo of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (i) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable; (j) make available for inspection by each Holder including Registrable Securities in such Registration, any Underwriter participating in any distribution pursuant to such Registration, and any attorney, accountant or other agent retained by such Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of PubCo, as such parties may reasonably request, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement; (k) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the Underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities Laws of each state and other jurisdiction of the United States as any such Holder or Underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by and , as applicable; provided, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject; (l) in the case of an Underwritten Offering, obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the Underwriters an opinion or opinions from counsel for PubCo, dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or Underwriters, as the case may be, and their respective counsel; (m) in the case of an Underwritten Offering, obtain for delivery to PubCo and the Underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from PubCo’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing Underwriter or Underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement; (n) use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Stock or other Equity Securities of PubCo, as applicable, are then listed; (o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement; (p) cooperate with Holders including Registrable Securities in such Registration and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing U Securities; (q) use its reasonable best efforts to comply with all applicable securities Laws and make available to its Holders, as soon as reasonably practicable, an earnings statement ions promulgated thereunder; (r) in the case of an Underwritten Offering that is Marketed, cause the senior executive officers of PubCo to participate in the customary “road show” presentations that may be reasonably requested by the Underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and (s) otherwise, in good faith, reasonably cooperate with, and take such customary actions as may reasonably be requested by, the Holders, in connection with such Registration. Indemnification. (a) PubCo will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either any Registration, qualification, compliance or sale effected pursuant to this Article III, and each Underwriter, if any, and each Person who controls any Underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state Law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such Registration, qualification, compliance or sale effected pursuant to this Article III, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by PubCo of any Law applicable to PubCo in connection with any such Registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where PubCo or its agents have affirmatively undertaken or agreed in writing (including pursuant to ) that PubCo (the undertaking of any Underwriter being attributed to PubCo) will undertake such Registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance PubCo shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such Underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that PubCo will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by such Holder or Underwriter expressly for use therein. (b) Each Holder (if Registrable Securities held by or issuable to such Holder are included in such Registration, qualification, compliance or sale pursuant to this Article III) does hereby undertake to indemnify and hold harmless, severally and not jointly, PubCo, each of its officers, directors, employees, affiliates and agents and each Person, if any, who controls PubCo and each Underwriter, if any, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, PubCo, each of its officers, directors, employees, affiliates and agents and each Person, if any, who controls PubCo within the meaning of either Se Act, and each Underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information that (i) relates to such Holder in its capacity as a selling security holder and (ii) was furnished to PubCo by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the net proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this . (c) Each party entitled to indemnification under this (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this , except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party. (d) In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the net proceeds after Underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. (e) The indemnities provided in this shall survive the Transfer of any Registrable Securities by such Holder. Information by Holder. The Holder or Holders of Registrable Securities included in any Registration shall furnish to PubCo such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as PubCo may reasonably request in writing and as shall be required in connection with any Registration, qualification or compliance referred to in this Article III. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of hereof. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo with information requested pursuant to this , PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of outside counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless such Person completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in and of this Investor Rights Agreement, the exclusion of a Holder’s Registrable Securities as a result of this shall not affect the registration of the other Registrable Securities to be included in such Registration. . With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without Registration, PubCo agrees to use its reasonable best efforts to: (a) make and keep current public information available, within the meaning of times; (b) file with the SEC, in a timely manner, all reports and other documents required of PubCo under the Securities Act and Exchange Act; and (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by PubCo as to its compliance with the reporting the Lock-Up Period), the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of PubCo and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without Registration. “Market Stand Off” Agreement. Each Holder hereby agrees with PubCo that, with respect to Underwritten Offerings initiated by a Holder only, during such period (which period shall in no event exceed days) following the effective date of a Registration Statement of PubCo (or, in the case of an Underwritten Shelf Take-Down, the date of the filing of a preliminary Prospectus or Prospectus supplement relating to such Underwritten Offering (or if there is no such filing, the first contemporaneous press release announcing commencement of such Underwritten Offering)) as the Holders that own a majority of the Registrable Securities participating in such Underwritten Offering may agree to with the Underwriter or Underwriters of such Underwritten Offering (a “Market Stand-Off Period”), such Holder or its Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period except Registrable Securities included in such Registration and shares of Common Stock subject to a Charitable Distribution in connection with such Underwritten Offering. In connection with any Underwritten Offering contemplated by this , PubCo shall use reasonable best efforts to cause each director and executive officer of PubCo to execute a customary lock-up for the Market Stand-Off Period. Each Holder agrees with PubCo that it shall deliver to the Underwriter or Underwriters for any such Underwritten Offering a customary agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the Underwriter or Underwriters by the Holders that own a majority of the Registrable Securities participating in such Registration reflecting their agreement set forth in this ; provided, that such agreement shall not be materially more restrictive than any similar agreement entered into by PubCo’s directors and executive officers participating in such Underwritten Offering; provided, further, that such agreement shall not be required unless all Holders are required to enter into similar agreements; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders. Other Obligations. In connection with a Transfer of Registrable Securities -dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under the foregoing clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering. Other Registration Rights. Other than the registration rights set forth in the the B. Riley RRA, the Bain RRA and the Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and the Sponsor represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement (including, for the avoidance of doubt, that certain Registration and Shareholder or agreement other than the B. Riley RRA, the Bain RRA and the Subscription Agreements. In the event of any conflict among the registration rights set forth in this Investor Rights Agreement, the B. Riley RRA, the Bain RRA and the Subscription Agreements, then the Parties shall cooperate in good faith to resolve any such conflict in such a manner so that none of PubCo and its Affiliates shall incur any liability in respect of such conflict. Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of shall survive any such termination with respect to such Holder. ARTICLE IV LOCK-UP Lock-Up. (a) Each of the Partners and the Rollover Seller agrees with PubCo, not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by the each of the Partners and Rollover Seller during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to . For the avoidance of doubt, each of the Partners and the Rollover Seller agrees with PubCo not to effect a Distribution during the Lock-Up Period. The “Lock-Up Shares” means the Registrable Securities held by the Partners as of the Closing Date and the Rollover Consideration Shares held by the Rollover Seller as of the Closing Date. (b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares not in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose. (c) The Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Investor Rights Agreement, the Lock-Up Shares Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC. Permitted Transfers. (a) Notwithstanding anything to the contrary contained in this Investor Rights Agreement, during the Lock-Up Period, each of the Partners and the Rollover Seller may, without the consent of PubCo: (i) Transfer any of such Person’s Lock-Up Shares: (A) to any of such Person’s Permitted Transferees, upon written notice to PubCo, the Partners, the Seller and the Sponsor, as applicable; (B) ) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; ) in the case of an individual, pursuant to a qualified domestic relations order; or ) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the New Business Combination; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to this Section , (x) the restrictions and obligations contained in and this will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and such Transferee shall agree to be bound by such restrictions and obligations in writing and acknowledged by PubCo, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement; or (C) to a charitable organization through a Charitable Distribution; or (ii) enter into any swap, forward exchange or other contract, transaction or series of transactions that hedges or Transfers to another Person, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of such Person’s Lock-Up Shares; provided, that no such swap, forward exchange, contract, transaction or series of transactions may be settled by delivery of any of such Person’s Lock-Up Shares without the consent of PubCo except as otherwise provided pursuant to this . (b) Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement. Notwithstanding the foregoing provisions of this , a Holder may not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the underlying Lock-Up Shares, or (B) followed by a change in the relationship between the Holder and the Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that the Holder has indirectly made a Transfer of Lock-Up Shares by using a Permitted Transferee, which Transfer would not have been directly permitted under this Article IV had such change in such relationship occurred prior to such Transfer). ARTICLE V GENERAL PROVISIONS Assignment; Successors and Assigns; No Third Party Beneficiaries. (a) Except as otherwise permitted pursuant to this Investor Rights Agreement, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of the Partners, the Sponsor and the Rollover Seller; provided that the Sponsor is only entitled to such consent on the Original Closing Date. Any such assignee may not again assign those rights, other than in accordance with this Article V. Any attempted assignment of rights or obligations in violation of this Article V shall be null and void. (b) Notwithstanding anything to the contrary contained in this Investor Rights Agreement (other than the succeeding sentence of this ), (i) prior to the expiration of the Lock-Up Period to the extent applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to ; and (ii) after the expiration of the Lock-up Period to the extent applicable to such Holder, a Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, (x) to any of such Holder’s Permitted Transferees (other than any charitable organization), (y) pursuant to a Distribution or (z) to any Person with the prior written consent of PubCo. In no event can the Partners or Rollover Seller assign any of such Person’s rights under . Any Transferee of Registrable Securities (other than pursuant to an effective registration In-Kind Distribution) shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of the Transferor Holder under this Investor Rights Agreement and shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Investor Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Investor Rights Agreement.

(c) All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Investor Rights Agreement. (d) Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Investor Rights Agreement or otherwise create any third party beneficiary hereto. Termination. Except for (which section shall terminate at such time as the Partners or the Rollover Seller and their Permitted Transferees, as applicable, are no longer entitled to any rights pursuant to such section), Article II shall terminate automatically (without any action by any Party) as to the Partners or the Rollover Seller at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement. Except for (which section shall terminate at such time as the Partners, the Sponsor, the Rollover Seller and their Permitted Transferees, as applicable, are no longer entitled to any rights pursuant to such section), Article III of this Investor Rights Agreement shall terminate as set forth in . The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder, following the Closing Date, ceases to Beneficially Own any Registrable Securities; provided, that the provisions of , and shall survive any such termination with respect to such Holder. Notwithstanding anything herein to the contrary, in the event the New Merger Agreement terminates in accordance with its terms prior to the Closing, this Investor Rights Agreement shall automatically terminate and be of no further force or effect, without any further action required by the Parties. Severability. If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law shall remain in full force and effect. Entire Agreement; Amendments; No Waiver. (a) This Investor Rights Agreement, together with Exhibit A to this Investor Rights Agreement, the Original Merger Agreement, the New Merger Agreement and all Transaction Agreements and Ancillary Agreements (as each term is defined in the Original Merger Agreement or the New Merger Agreement, as applicable), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way (including, for the avoidance of doubt, the Original IRA) and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Investor Rights Agreement and therein. (b) No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) collectively Bene or more of the Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) on the Closing Date, the Partners, (iii) for so long as the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date, the Rollover Seller, and (iv) in any event, at least the Holders holding in the Registrable Securities Beneficially Owned by the Holders; provided, that any such amendment or modification that adversely and disproportionately affects any Holder or Holders, as compared to any other Holder or Holders, shall require the prior written consent of such Holders who Beneficially Own a majority of the Registrable Securities Beneficially Owned by all such Holders so adversely and disproportionately affected; provided, further that any amendment or modification to Article II, Article III, Article IV or this Article V that adversely affects any right granted to the Partners, the Sponsor or the Rollover Seller shall require the consent of the Partners, the Sponsor or the Rollover Seller, as applicable; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Common Stock shall not be considered in computing any percentages) with respect to amending or modifying such provision. (c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided. Counterparts; Electronic Delivery. This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Investor Rights Agreement or any document to be signed in connection with this Investor Rights Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic means. Notices. All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received Eastern Time on a Business Day sending by mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this , notices, demands and other communications shall be sent to the addresses indicated below if to PubCo, to: Redwire Corporation Attn: Aaron Futch E-mail: aaron.futch@redwirespace.com with a copy (which shall not constitute notice) to: Holland & Knight LLP Attn: David Barkus, Ira Rosner and Ivan Colao Email: david.barkus@hklaw.com ira.rosner@hklaw.com ivan.colao@hklaw.com and: Kirkland & Ellis LLP Three Brickell City Centre Attn: Jeremy S. Liss, P.C., Matthew S. Arenson, P.C., and Jeffrey P. Swatzell, P.C. E-mail: jeremy.liss@kirkland.com matthew.arenson@kirkland.com jeffrey.swatzell@kirkland.com and: Kirkland & Ellis LLP Attn: Alexander M. Schwartz E-mail: alexander.schwartz@kirkland.com if to the Partners, to: AE Industrial Partners, LP Attn: Michael Greene and Kirk Konert E-mail: mgreene@aeroequity.com kkonert@aeroequity.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP Three Brickell City Centre Attn: Jeremy S. Liss, P.C., Matthew S. Arenson, P.C., and Jeffrey P. Swatzell, P.C. E-mail: jeremy.liss@kirkland.com matthew.arenson@kirkland.com jeffrey.swatzell@kirkland.com and: Kirkland & Ellis LLP Attn: Alexander M. Schwartz E-mail: alexander.schwartz@kirkland.com if to the Sponsor, to: Genesis Park Holdings Attn: Jonathan Baliff E-mail: jbaliff@genesis-park.com with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher, LLP 7 7 Seventh Avenue Attn: William H. Gump Jesse P. Myers E-mail: wgump@willkie.com jmyers@willkie.com if to the Rollover Seller, to: Edge Autonomy Ultimate Holdings, LP c/o AE Industrial Partners, LP Pkwy NW Attn: Jeffrey Hart E-mail: jhart@aeroequity.com with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP Three Brickell City Centre Attn: Jeremy S. Liss, P.C., Matthew S. Arenson, P.C., and Jeffrey P. Swatzell, P.C. E-mail: jeremy.liss@kirkland.com matthew.arenson@kirkland.com jeffrey.swatzell@kirkland.com and: Kirkland & Ellis LLP Attn: Alexander M. Schwartz E-mail: alexander.schwartz@kirkland.com Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Investor Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Investor Rights Agreement, and the performance of the obligations imposed by this Investor Rights Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS INVESTOR RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS INVESTOR RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS INVESTOR RIGHTS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS INVESTOR RIGHTS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Investor Rights Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Investor Rights Agreement in any other courts. Each Party irrevocably consents to the service of process in any such Action by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices as provided in of this Investor Rights Agreement, waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Action commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Nothing in this , however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity; provided, that each of the Parties hereby waives any right it may have under the Laws of any jurisdiction to commence by publication any Action with respect to this Investor Rights Agreement. To the fullest extent permitted by applicable Law, each of the Parties hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Investor Rights Agreement in any of the courts referred to in this and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such Action. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity, in any jurisdiction. Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Investor Rights Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Investor Rights Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law. Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement. Consents, Approvals and Actions. If any consent, approval or action of the Partners or Sponsor is required or permitted at any time pursuant to this Investor Rights Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Equity Securities of PubCo held by the Partners or Sponsor, as applicable, at such time provide such consent, approval or action in writing at such time. Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and PubCo agree that the arrangements contemplated by this Investor Rights Agreement Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Investor Rights Agreement of PubCo’s Equity Securities owned by the other Holders, and PubCo agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Investor Rights Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Investor Rights Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and PubCo acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Investor Rights Agreement, and PubCo acknowledges that the Holders are not acting in concert or as a group, and PubCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Investor Rights Agreement. The decision of each Holder to enter into this Investor Rights Agreement has been made by such Holder independently of any other Holder. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in PubCo and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Common Stock or enforcing its rights under this Investor Rights Agreement. PubCo and each Holder confirms that each Holder has had the opportunity to independently participate with PubCo and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Investor Rights Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of PubCo, not the action or decision of any Holder, and was done solely for the convenience of PubCo and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Investor Rights Agreement is between PubCo and a Holder, solely, and not between PubCo and the Holders collectively and not between and among the Holders. Other Business Opportunities. (a) The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable Law: (i) each of the Institutional Partners and the Sponsor (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) and (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Partner Directors and the Rollover Directors has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its subsidiaries or deemed to be competing with PubCo or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to PubCo or any of its subsidiaries, or any other Holder the right to participate therein; (ii) each of the Institutional Partners and the Sponsor (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) and (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Partner Directors and the Rollover Directors may invest in, or provide services to, any Person that directly or indirectly competes with PubCo or any of its subsidiaries; and (iii) in the event that any of the Institutional Partners or the Sponsor (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) and (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any Partner Director or Rollover Director, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for PubCo or any of its subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to PubCo or any of its subsidiaries or any other Holder, as the case may be, and, notwithstanding any provision of this Investor Rights Agreement to the contrary, shall not be liable to PubCo or any of its subsidiaries or any other Holder (or its Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to PubCo or any of its subsidiaries or any other Holder (or its Affiliates). For the avoidance of doubt, the Parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of PubCo or any of its subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by Law. (b) Each of the Parties hereby, to the fullest extent permitted by applicable Law: (i) confirms that none of the Institutional Partners or the Sponsor or any of their respective Affiliates have any duty to PubCo or any of its subsidiaries or to any other Holder other than the specific covenants and agreements set forth in this Investor Rights Agreement; (ii) acknowledges and agrees that (A) in the event of any conflict of interest between PubCo or any of its subsidiaries, on the one hand, and any of the Institutional Partners or any of their respective Affiliates (or any Partner Director or Rollover Director acting in his or her capacity as such), on the other hand, the Institutional Partners or Sponsor or applicable Affiliates (or any Partner Director or Rollover Director acting in his or her capacity as a director) may act in its best interest and (B) none of the Partners, the Sponsor or the Rollover Seller or any of their respective Affiliates or any Partner Director or Rollover Director acting in his PubCo or any of its subsidiaries confidential information belonging to or relating to the business of capacity as a direct or indirect stockholder or director, as the case may be, that prefers the interest of PubCo or its subsidiaries over the interest of such Person; and

(iii) waives any claim or cause of action against any of the Institutional Partners or the Sponsor and any of their respective Affiliates, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under or . (c) Each of the Parties agrees that the waivers, limitations, acknowledgments and agreements set forth in this shall not apply to any alleged claim or cause of action against any of the Institutional Partners or the Sponsor based upon the breach or nonperformance by such Person of this Investor Rights Agreement or any other agreement to which such Person is a party. (d) The provisions of this , to the extent that they restrict the duties and liabilities of any of the Institutional Partners, the Sponsor or any of their respective Affiliates or any Partner Director or Rollover Director otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of the Institutional Partners, the Sponsor or any of their respective Affiliates or any such Partner Director to the fullest extent permitted by applicable Law. Indemnification; Exculpation. (a) PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify, exonerate and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, managers, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of- pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them before or after the date of this Investor Rights Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Investor Rights Agreement by such Holder Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Holder Indemnitee to its direct or indirect equity holders, creditors or Affiliates, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of PubCo or any of its subsidiaries or (iii) any services provided prior to, on or after the date of this Investor Rights Agreement by any Holder or its Affiliates to PubCo or any of their respective subsidiaries; provided, however, that if and to the extent that the foregoing undertaking 44 may be unavailable or unenforceable for any reason, PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this , none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non- appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its subsidiaries. (b) PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this , or any action or proceeding arising therefrom, whether or not such Holder Indemnitee is a party thereto. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this , may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee, and provided, that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its subsidiaries. (c) PubCo acknowledges and agrees that PubCo shall, and to the extent applicable shall cause its subsidiaries to, be fully and primarily responsible for the payment to any Holder Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law and the Organizational Documents, each as amended, (ii) any director indemnification agreement, (iii) this Investor Rights Agreement, any other agreement between PubCo or any of its subsidiaries and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any subsidiary of PubCo and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any subsidiary of PubCo ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Holder Indemnitee (or its Affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than PubCo, any of its subsidiaries or the insurer under and pursuant to an insurance policy of PubCo or any of its subsidiaries) from whom such Holder Indemnitee may be entitled to indemnification with respect to which, in whole or in part, PubCo or any of its subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall PubCo or any of its subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee- Related Entities and no right of advancement or recovery any Holder Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Holder Indemnitee or the obligations of PubCo or any of its subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Holder Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) PubCo shall, and to the extent applicable shall cause its subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by PubCo and/or any of its subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Holder Indemnitee against PubCo and/or any of its subsidiaries, as applicable, and (z) such Holder Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Parties agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this , entitled to enforce this as though each such Indemnitee- Related Entity were a party to this Investor Rights Agreement. PubCo shall cause each of its subsidiaries to perform the terms and obligations of this as though each such subsidiary were a party to this Investor Rights Agreement. For purposes of this , the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which any Holder subsidiaries pursuant to the Indemnification Sources, Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee- Related Entity and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand. (d) In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction. (e) Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this , the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer or director of PubCo or any of its subsidiaries in such capacity as officer or director. Such officers and directors are or will be subject to separate indemnification in such capacity through this Investor Rights Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries. (f) The rights of any Holder Indemnitee to indemnification pursuant to this will be in addition to any other rights any such Person may have under any other section of this Investor Rights Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries. Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows: (a) Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite organizational power and authority to conduct its business as it is now being conducted and is proposed to be conducted. (b) Such Party has the full organizational power, authority and legal right to execute, deliver and perform this Investor Rights Agreement. The execution, delivery and performance of this Investor Rights Agreement have been duly authorized by all necessary organizational action, corporate or otherwise, of such Party. This Investor Rights Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally. (c) The execution and delivery by such Party of this Investor Rights Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any Law to which it, he or she is subject. (d) Such Party is not currently in violation of any Law, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.

47 (e) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder. No Third Party Liabilities. This Investor Rights Agreement may only be enforced against the named Parties. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as Parties, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement). Legends. Without limiting the obligations of PubCo set forth in Section , each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities Laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries. Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Stock as so changed. [Signature Pages Follow] Signature Page to Amended & Restated Investor Rights Agreement IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date. PUBCO: REDWIRE CORPORATION By: Name: Title: [SPONSOR: By: Name: Title: Signature Page to Amended & Restated Investor Rights Agreement PARTNERS: AE RED HOLDINGS, LLC By: Name: Title: AE Industrial Partners Fund II GP, LP By: AeroEquity GP, LLC Its: General Partner By: Name: Title: AeroEquity GP, LLC By: Name: Title: AE Industrial Partners Fund II, LP By: AE Industrial Partners Fund II GP, LP Its: General Partner By: AeroEquity GP, LLC Its: General Partner By: Name: Title: Signature Page to Amended & Restated Investor Rights Agreement AE Industrial Partners Fund II-A, LP By: AE Industrial Partners Fund II GP, LP Its: General Partner By: AeroEquity GP, LLC Its: General Partner By: Name: Title: AE Industrial Partners Fund II-B, LP By: AE Industrial Partners Fund II GP, LP Its: General Partner By: AeroEquity GP, LLC Its: General Partner By: Name: Title: By: Name: Title: By: Name: Title:

Signature Page to Amended & Restated Investor Rights Agreement AE Industrial Partners Structured Solutions I, L.P. By: AE Industrial Partners Structured Solutions I GP, LP Its: General Partner By: AeroEquity GP, LLC Its: General Partner By: Name: Title: AE Industrial Partners Structured Solutions I GP, L.P. By: AeroEquity GP, LLC Its: General Partner By: Name: Title: ROLLOVER SELLER: EDGE AUTONOMY ULTIMATE HOLDINGS, LP By: Name: Title: Exhibit A Form of Joinder This Joinder (this “Joinder”) to the Amended & Restated Investor Rights Agreement, made as of , is between (“Transferor”) and (“Transferee”). WHEREAS, as of the date hereof, Transferee is acquiring Registrable Securities (the “Acquired Interests”) from Transferor; WHEREAS, Transferor is a party to that certain Amended & Restated Investor Rights (“PubCo”), and the other persons party thereto (the “Investor Rights Agreement”); and WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement. NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows: Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement. Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests. Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement. Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with of the Investor Rights Agreement. Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware. Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. [Signature Pages Follow] Signature Page to Joinder to Amended & Restated Investor Rights Agreement IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written. By: Name: Title: By: Name: Title: Address for notices:

Exhibit J Form of Restrictive Covenant Agreement (See attached.)